UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )
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Willis Group Holdings Limited

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N/A

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November 2, 2009

Dear Shareholder:

On December 11, 2009, at 9:00 a.m. Eastern Time, we will hold a special court-ordered meeting of the holders of our common shares at our New York office, located at One World Financial Center, 200 Liberty Street, New York, New York 10281-1003.

Our board of directors has approved, and is submitting to the holders of our common shares for their approval, a proposal that would result in your holding shares in an Irish company rather than a Bermuda company. The proposed scheme of arrangement under Bermuda law will effectively change our place of incorporation from Bermuda to Ireland. Following our move to Ireland, the number of shares you will own in Willis Group Holdings Public Limited Company, the Irish company, will be the same as the number of common shares you held in Willis Group Holdings Limited, the Bermuda company, immediately prior to the completion of the transaction, and your relative economic interest in Willis will remain unchanged. The special court-ordered meeting to approve the scheme of arrangement is being held in accordance with an order of the Supreme Court of Bermuda issued on October 23, 2009, which Bermuda law required us to obtain prior to holding the meeting. If the holders of our common shares approve the scheme of arrangement at the meeting, we will be required to make a subsequent application to the Supreme Court of Bermuda seeking sanction of the scheme of arrangement. This application is expected to be heard on December 18, 2009.

After the completion of the transaction, the Irish company will continue to conduct the same business operations as conducted by the Bermuda company before the transaction. We expect the shares of the Irish company to be listed on the New York Stock Exchange (“NYSE”) under the symbol “WSH,” the same symbol under which your common shares are currently listed. Upon completion of the transaction, we will remain subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. generally accepted accounting principles. We will also comply with any additional reporting requirements of Irish law.

If the scheme of arrangement is approved, we will also ask you at the meeting to approve a proposal to create “distributable reserves,” which are required under Irish law in order to permit us to continue to pay quarterly dividends following the transaction. Approval of the “distributable reserves” proposal is not a condition to proceeding with the scheme of arrangement.

Under U.S. federal income tax law, the holders of our common shares generally should not recognize any gain or loss on the transaction.

This proxy statement provides you with detailed information regarding the transaction. We encourage you to read this entire document carefully. You should carefully consider “Risk Factors” beginning on page 25 for a discussion of risks before voting at the meeting.

The transaction cannot be completed without (1) the affirmative vote of a majority in number of the holders of our common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the common shares present and voting on the proposal, whether in person or by proxy and (2) the approval of the Supreme Court of Bermuda. Your board of directors recommends that you vote to approve all of the proposals on the agenda.

Please mark, date, sign and return the enclosed proxy card in the enclosed, postage-paid envelope as promptly as possible, or appoint a proxy to vote your shares by using the Internet or by telephone, as described in the attached proxy statement, so that your shares may be represented at the special court-ordered meeting and voted in accordance with your wishes.

If you have any questions about the meeting, or if you require assistance, please call Mellon Investor Services LLC, our proxy solicitor, at 1 (866) 281-4492 (toll-free in the U.S.) or 1 (201) 680-6897 (call collect).

Sincerely,

Joseph J. Plumeri
Chairman and Chief Executive Officer

Willis Group Holdings Limited
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the transaction or determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

The proxy statement is dated November 2, 2009 and is first being mailed to shareholders on or about November 4, 2009.

NOTICE OF SPECIAL COURT-ORDERED MEETING OF COMMON SHAREHOLDERS
IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION (COMMERCIAL COURT)
2009: NO. 347

IN THE MATTER OF WILLIS GROUP HOLDINGS LIMITED
AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

NOTICE OF MEETING OF WILLIS GROUP HOLDINGS LIMITED
COMMON SHAREHOLDERS TO BE HELD ON DECEMBER 11, 2009

To the holders of common shares of Willis Group Holdings Limited:

Willis Group Holdings Limited, a company organized under the laws of Bermuda (“Willis-Bermuda”), will hold a special court-ordered meeting of the holders of its common shares at One World Financial Center, 200 Liberty Street, New York, New York 10281-1003, commencing at 9:00 a.m. Eastern Time, on December 11, 2009 to vote:

1. to approve a scheme of arrangement substantially in the form attached as Annex A to the accompanying proxy statement (the “Scheme of Arrangement”). If the Scheme of Arrangement is approved and becomes effective, it will effect a transaction (the “Transaction”) pursuant to which your common shares of Willis-Bermuda will be cancelled and you will receive, on a one-for-one basis, new ordinary shares of an Irish company named Willis Group Holdings Public Limited Company (“Willis-Ireland”); and

2. if the Scheme of Arrangement is approved, to approve the creation of distributable reserves of Willis-Ireland (through the reduction of the entire share premium account of Willis-Ireland or such lesser amount as may be determined by the board of directors of Willis-Ireland) that was previously approved by Willis-Bermuda and the other current shareholders of Willis-Ireland (as described in the accompanying proxy statement). We refer to this proposal as the “distributable reserves proposal.”

If any other matters properly come before the meeting or any adjournments or postponements of the meeting occur, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

All registered holders of Willis-Bermuda common shares at the close of business on October 30, 2009 are entitled to notice of, and to vote at, the special court-ordered meeting and any adjournments or postponements thereof.

The accompanying proxy statement and the accompanying proxy card are first being sent to Willis-Bermuda common shareholders on or about November 4, 2009.

Either an admission ticket or proof of ownership of common shares, as well as a form of personal identification and proof of address, must be presented in order to be admitted to the meeting. If you are a shareholder of record, your admission ticket is attached to the accompanying proxy card. If you plan to attend the meeting, please vote your proxy, but keep the admission ticket and bring it to the meeting together with a form of personal identification and proof of address. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the special court-ordered meeting of Willis-Bermuda common shareholders, you must present proof of your ownership of common shares, such as a bank or brokerage account statement, together with a form of personal identification and proof of address, to be admitted to the meeting. If you would rather have an admission ticket, you can obtain one by following the instructions in the accompanying proxy statement. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the meeting.

The special court-ordered meeting of Willis-Bermuda common shareholders is being held in accordance with an order of the Supreme Court of Bermuda issued on October 23, 2009, which Bermuda law required us to obtain prior to holding the meeting. If Willis-Bermuda common shareholders approve the Scheme of Arrangement at the meeting, we will make a subsequent application to the Supreme Court of Bermuda seeking sanction of the Scheme of Arrangement, which must be obtained as a condition to the Scheme of Arrangement becoming effective. We expect the sanction hearing to be held on December 18, 2009 at the Supreme Court of

Bermuda in Hamilton, Bermuda. If you are a Willis-Bermuda common shareholder who wishes to appear in person or by counsel at the sanction hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Supreme Court has wide discretion to hear from interested parties. Willis-Bermuda will not object to the participation in the sanction hearing by any Willis-Bermuda common shareholder who holds shares through a broker.

This notice incorporates the accompanying proxy statement.

By Order of the Board of Directors
Adam G. Ciongoli
Secretary

Dated: November 2, 2009

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL COURT-ORDERED MEETING, PLEASE PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED ENVELOPE OR DIRECT THE VOTING OF YOUR COMMON SHARES BY INTERNET OR BY TELEPHONE AS DESCRIBED ON YOUR PROXY CARD.

The accompanying proxy statement incorporates documents by reference. Please see “Where You Can Find More Information” beginning on page 113 for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner, upon request from the Company Secretary, c/o Office of the General Counsel, Willis Group Holdings Limited, One World Financial Center, 200 Liberty Street, New York, New York 10281-1003. To ensure timely delivery of these documents, any request should be made by December 1, 2009. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in the accompanying proxy statement.

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WILLIS GROUP HOLDINGS LIMITED
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

PROXY STATEMENT

For the Special Court-Ordered Meeting of Common Shareholders
to be held on December 11, 2009

This proxy statement is furnished to the common shareholders of Willis Group Holdings Limited (sometimes referred to herein as “Willis-Bermuda”) in connection with the solicitation of proxies on behalf of the board of directors of Willis-Bermuda to be voted at Willis-Bermuda’s special court-ordered meeting of common shareholders (the “meeting” or “special court-ordered meeting”) to be held on December 11, 2009, and any adjournments or postponements thereof, at the times and places and for the purposes set forth in the accompanying Notice of Special Court-Ordered Meeting of Common Shareholders. This proxy statement and the accompanying proxy card are first being sent to Willis-Bermuda common shareholders on or about November 4, 2009. Please mark, date, sign and return the enclosed proxy card to ensure that all of your shares are represented at the special court-ordered meeting.

Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, at the proxy’s discretion. You may revoke your proxy at any time before it is exercised at the special-court ordered meeting by voting in person at the meeting. You may also submit another properly signed, later-dated proxy (including an Internet or telephone proxy) or notify our Secretary in writing before the special court-ordered meeting that you are revoking your proxy, which proxy or notice must be received no later than 5:00 p.m. Eastern Time on December 9, 2009. If you hold your shares beneficially, please follow the procedures required by your broker to revoke a proxy. You should contact your broker directly for more information on these procedures.

The board of directors has fixed the close of business on October 30, 2009 as the record date for determination of common shareholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. As of the record date, there were 168,339,157 common shares of Willis-Bermuda issued and outstanding.

All shareholders are invited to attend the special court-ordered meeting of Willis-Bermuda common shareholders. Either an admission ticket or proof of ownership of common shares, as well as a form of personal identification and proof of address, must be presented in order to be admitted to the meeting. If you are a shareholder of record, your admission ticket is attached to the enclosed proxy card. If you plan to attend the meeting, please vote your proxy, but keep the admission ticket and bring it to the meeting together with a form of personal identification and proof of address.

If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the special court-ordered meeting of Willis-Bermuda common shareholders, you must present proof of your ownership of common shares, such as a bank or brokerage account statement, together with a form of personal identification and proof of address, to be admitted to the meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of common shares, to:

Company Secretary
c/o Office of the General Counsel
Willis Group Holdings Limited
One World Financial Center
200 Liberty Street
New York, New York 10281-1003

TRANSACTION STRUCTURE

We are seeking your approval at the special court-ordered meeting of a scheme of arrangement (the “Scheme of Arrangement”) under Bermuda law that will result in you owning ordinary shares of Willis Group Holdings Public Limited Company, a company incorporated in Ireland and currently a subsidiary of Willis Group Holdings Limited (“Willis-Ireland”), instead of common shares of Willis-Bermuda.

As explained in more detail below, the Scheme of Arrangement will effect a transaction (the “Transaction”), pursuant to which your common shares of Willis-Bermuda will be cancelled and you will receive, on a one-for-one basis, new ordinary shares of Willis-Ireland.

The Transaction involves several steps. Willis-Bermuda, the Bermuda company whose common shares you currently own, formed Willis-Ireland as a direct subsidiary on September 24, 2009. On October 20, 2009, we petitioned the Supreme Court of Bermuda to order the calling of the meeting of Willis-Bermuda common shareholders to approve the Scheme of Arrangement. On October 23, 2009, the Supreme Court of Bermuda ordered us to seek your approval of the Scheme of Arrangement. We will hold the special court-ordered meeting to approve the Scheme of Arrangement on December 11, 2009. If we obtain the necessary approval from Willis-Bermuda’s common shareholders, the Supreme Court of Bermuda will hold a second hearing expected to be held on December 18, 2009, to sanction the Scheme of Arrangement (the “Sanction Hearing”). Assuming we receive the necessary approvals from Willis-Bermuda’s common shareholders and the Supreme Court of Bermuda and the conditions to consummation of the Transaction are satisfied (and we do not abandon the Transaction), we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will become effective.

Various steps of the Transaction will effectively occur simultaneously at the “Transaction Time.” We currently expect the Scheme of Arrangement to become effective at 6:59 p.m. Eastern Time on December 31, 2009, which we refer to as the “Transaction Time” and which we anticipate will be after the close of trading on the New York Stock Exchange (“NYSE”) on the day the Scheme of Arrangement becomes effective and before the opening of trading on the NYSE on the next business day.

At the Transaction Time, the following steps of the Transaction will effectively occur simultaneously:

1. All Willis-Bermuda common shares in issue shall be cancelled and shall cease to exist.

2. Willis-Ireland will issue ordinary shares on a one-for-one basis to the holders of Willis-Bermuda common shares that have been cancelled; provided, however, we will not issue Willis-Ireland ordinary shares in substitution for common shares held by Willis-Bermuda (other than shares held by Willis-Bermuda by or for the benefit of certain equity incentive plans).

3. In consideration for the issuance by Willis-Ireland of its ordinary shares to the Willis-Bermuda common shareholders as set forth in paragraph 2 above, Willis-Bermuda will allot and issue a number of fully-paid Willis-Bermuda common shares to Willis-Ireland that is equal to the number of Willis-Ireland ordinary shares issued to the holders of Willis-Bermuda common shares that were cancelled as set forth in paragraph 2 above.

4. All previously outstanding ordinary shares of Willis-Ireland, which prior to the Transaction Time will be held by Willis-Bermuda and its nominees, will be acquired by Willis-Ireland and cancelled for no consideration in accordance with a resolution passed by Willis-Bermuda and the other current shareholders of Willis-Ireland.

As a result of the Transaction, the common shareholders of Willis-Bermuda will become shareholders of Willis-Ireland, and Willis-Bermuda will become a wholly-owned subsidiary of Willis-Ireland.

In connection with the completion of the Transaction, Willis-Ireland will assume, on a one-for-one basis, Willis-Bermuda’s existing obligations to deliver shares under our equity incentive and other similar equity awards. Willis-Ireland will also assume the obligations of Willis-Bermuda as a guarantor under the indentures governing our outstanding notes and will assume the obligations of a parent entity under the indentures. Please see “Proposal Number One: The Transaction — Supplemental Indentures.” In addition, any securities issued by

Willis-Bermuda or its subsidiaries that are convertible, exchangeable or exercisable into common shares of Willis-Bermuda will become convertible, exchangeable or exercisable, as the case may be, into ordinary shares of Willis-Ireland. Further, after the Transaction we expect to transfer the assets of Willis-Bermuda to Willis-Ireland and/or a subsidiary of Willis-Ireland and thereafter liquidate or dissolve Willis-Bermuda, as required by Willis-Bermuda’s bye-laws. We refer to the foregoing transactions, together with the steps of the Transaction, as the “Reorganization.”

At October 30, 2009, 168,339,157 common shares of Willis-Bermuda were issued and outstanding and an additional 7,342 common shares were held in treasury.

There currently are no fractional shares held of record and we do not expect there to be any such fractional shares held of record immediately prior to the Transaction Time.

The following diagram depicts our organizational structure immediately before and after the Transaction. The diagram does not depict any legal entities owned by Willis-Bermuda nor any aspects of the Reorganization that take place immediately after the Transaction Time.

In this Proxy Statement, we sometimes refer to Willis-Bermuda before the Transaction and Willis-Ireland after the Transaction as “Willis,” “we,” “us,” or “our.”

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

Q:	What am I being asked to vote on at the meeting?

A:	You are being asked to vote on a Scheme of Arrangement under Bermuda law that will effect the Transaction, pursuant to which your common shares of Willis-Bermuda will be cancelled and you will receive, on a one-for-one basis, new ordinary shares of Willis-Ireland for the purpose of changing our place of incorporation from Bermuda to Ireland. As a result of the Transaction, common shareholders of Willis-Bermuda will become shareholders of Willis-Ireland. Many of the principal attributes of Willis-Bermuda’s common shares and Willis-Ireland’s ordinary shares will be similar. However, there are differences between what your rights will be under Irish law and what they currently are under Bermuda law. In addition, there are differences between Willis-Bermuda’s memorandum of association and bye-laws and Willis-Ireland’s memorandum and articles of association as they will be in effect after the Transaction. We discuss these differences in detail under “Description of Willis Group Holdings Public Limited Company Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.” Willis-Ireland’s memorandum and articles of association substantially in the form they will be in effect after the Transaction are attached as Annex B to this proxy statement.

If the Scheme of Arrangement is approved, you will also be asked at the special court-ordered meeting to vote on a proposal to approve the creation of distributable reserves of Willis-Ireland (through the reduction of the entire share premium account of Willis-Ireland or such lesser amount as may be determined by the board of directors of Willis-Ireland) that was previously approved by Willis-Bermuda and the other current shareholders of Willis-Ireland (as described in this proxy statement). Approval of the distributable reserves proposal is not a condition to the Transaction, but is required under Irish law to continue our existing dividend payments. Please see “Proposal Number Two: Creation of Distributable Reserves.”

Q:	Why do you want to change Willis’ place of incorporation from Bermuda to Ireland?

A:	We are currently incorporated in Bermuda, where we have been incorporated since February 8, 2001. While our tenure in Bermuda has served Willis-Bermuda and its shareholders well, the board of directors has had cause to revisit the decision regarding the location of our place of incorporation and determined that it no longer remained appropriate to be located in Bermuda because proposals have from time to time been made and/or legislation has been introduced to change the United States (“U.S.”) tax laws that, if enacted, could increase our tax burden. In addition, the Organisation for Economic Co-operation and Development (“OECD”) has issued a statement whereby they are expected to use tax policy to address certain tax haven issues. Also, there continues to be negative publicity regarding, and criticism of, companies that are domiciled in countries that do not have a substantial network of commercial, tax and other treaties and trade agreements.

After considering various factors and reviewing a number of different countries, our board of directors determined that it was advisable to change the jurisdiction of incorporation of the parent company of Willis to Ireland.

Our board of directors’ determination that Ireland is the preferred choice for the domicile of the Willis parent company followed a study by management and outside advisors, and was reached based on many factors, including the following, in addition to those described above:

• As we continue to grow our business internationally, we believe that moving to Ireland will facilitate future business expansion. We have had company operations serving a wide range of clients in Ireland since 1903. Currently, we have approximately 300 employees in Ireland and we are one of the largest insurance brokers in Ireland. If the Transaction becomes effective, we intend to hire additional employees in Ireland to assist with board meetings and other head office functions.

• Ireland has strong international relationships as a member of the European Union (“EU”) and a long history of international investment and long-established commercial relationships, trade agreements and tax treaties with the other EU member states, the U.S. and other countries around the world where we do business. Ireland is also a founding member of the OECD. As a result, we believe Ireland offers a stable long-term legal and regulatory environment with the financial and legal infrastructure to meet our needs, and that changing our jurisdiction of incorporation to Ireland may:

• improve our position with respect to various OECD and EU withholding and other tax proposals that could adversely affect companies incorporated in certain jurisdictions outside the OECD or the EU;

• improve our position with respect to certain U.S. federal and state legislative and regulatory proposals;

• permit favorable EU tax directives to apply to us; and

• permit us to maintain a competitive worldwide effective corporate tax rate.

• Ireland, like Bermuda, the UK and the U.S., is an English-speaking common law jurisdiction. As such, we believe its legal system is less prescriptive and more flexible than those of civil law jurisdictions and also more familiar to us and our shareholders.

• Ireland permits the payment of dividends in U.S. dollars.

• Ireland is the only English-speaking member of the eurozone.

We cannot assure you that the anticipated benefits of the Reorganization will be realized. In addition to the potential benefits described above, the Reorganization will expose you and us to some risks. These risks include the following:

• your rights as a shareholder will change due to differences between Bermuda and Irish law and between the governing documents of Willis-Bermuda and Willis-Ireland;

• our effective tax rate may increase whether we effect the Reorganization or not;

• legislative and regulatory action could materially and adversely affect us regardless of whether we complete the Reorganization;

• the Reorganization may result in additional costs even if it is not completed;

• potential changes may be required to the terms of our indentures in connection with obtaining any appropriate consents, waivers and/or supplemental indentures required or necessary in connection with the Reorganization;

• we may choose to abandon the Transaction;

• if the distributable reserves proposal is not approved, Willis-Ireland may not be able to pay dividends or repurchase shares following the Transaction;

• increased shareholder voting requirements in Ireland will reduce our flexibility in some aspects of capital management and our ability to amend the articles of association;

• the board of directors may be subject to takeover regulation under Irish law not necessarily applicable in Bermuda;

• the transfer of Willis-Ireland shares after the Transaction may be subject to Irish stamp duty;

• dividends paid following the Transaction may be subject to Irish dividend withholding tax or Irish income tax; and

• the market for Willis-Ireland shares may differ from the market for Willis-Bermuda shares.

Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Transaction and the associated risks and has approved the Scheme of Arrangement and recommends that the shareholders vote for the Scheme of Arrangement. Please see “Proposal Number One: The Transaction — Background and Reasons for the Transaction” for more information.

Q:	Will the Transaction affect Willis’ current or future operations?

A:	We believe that the Transaction will have no material impact on how we conduct our day-to-day operations. The location of our future operations will depend on the needs of our business, independent of our legal domicile.

Q:	How will the Transaction affect Willis’ presence in Ireland and around the world?

A:	Except for our increased presence in Ireland, there are no changes planned for our operations or workforce in the U.S. or elsewhere as a result of the Transaction.

Q:	What will be Willis’ corporate presence in Ireland?

A:	Willis-Ireland has been incorporated in Ireland and is subject to Irish law. Our intention is that we will hold all of our regularly scheduled board of directors meetings and annual general meetings of shareholders in Ireland. We have ongoing operations with approximately 300 employees in Ireland and we are currently one of the largest insurance brokers in Ireland. If the Transaction becomes effective, we intend to hire additional employees in Ireland to assist with board meetings and other head office functions.

Q:	Will the Transaction dilute my economic interest?

A:	No, your relative economic ownership in Willis will not change as a result of the Transaction.

Q:	How will the Transaction affect Willis’ financial reporting and the information Willis provides to its shareholders?

A:	Upon completion of the transaction, we will remain subject to the U.S. Securities and Exchange Commission (the “SEC”) reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We will continue to file reports on Forms 10-K, 10-Q and 8-K with the SEC, as we currently do. We will also comply with any additional reporting requirements of Irish law.

Q:	What impact will the Reorganization have on our current debt arrangements?

A:	We expect no material impact on our senior notes or our credit agreement.

In connection with the Reorganization, Willis-Ireland expects to seek consents or waivers and/or enter into supplemental indentures to the indentures governing our outstanding notes, including pursuant to which supplemental indentures Willis-Ireland or its subsidiaries will guarantee the obligations of the issuers of the notes and assume the obligations of a parent entity under the indentures. We have obtained consents and executed an amendment to our five-year credit agreement in order to avoid any technical defaults that would otherwise result in connection with the Reorganization.

One of the conditions to consummation of the Reorganization is that we obtain consents or waivers and/or enter into supplemental indentures on terms acceptable to us, although we may waive this condition. Please see “Proposal Number One: The Transaction — Conditions to Consummation of the Transaction.”

Q:	Will the Transaction impact Willis’ ability to access the capital and bank markets in the future?

A:	We do not expect that the Transaction will have any significant effect on our ability to access the capital and bank markets. We expect to be able to access the capital and bank markets as efficiently and on similar terms as we can today, subject to any changes in market conditions applicable in general to all companies.

Q:	What effect would the failure to complete the Transaction have on Willis?

A:	We have incurred and will incur certain costs whether or not the Transaction is completed. We will consider all possible alternatives in the event that the Transaction is not completed. However, we may experience adverse tax consequences if the Transaction is not completed as currently contemplated. For more information, please see “Risk Factors.”

Q:	What are the material tax consequences of the Transaction?

A:	Please read the following questions and answers regarding some of the potential tax consequences of the Transaction. Please refer to “Material Tax Considerations” for a description of the material U.S. federal income tax, Irish tax, UK tax and Bermuda tax consequences of the Transaction to Willis-Bermuda common shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Transaction to you.

Q:	Is the Transaction taxable to me?

A:	Under U.S. federal income tax law, holders of common shares of Willis-Bermuda generally should not recognize any gain or loss in the Transaction. Under Irish tax law, no tax should be due for Willis-Bermuda’s shareholders in the Transaction. Under UK tax law, holders of common shares of Willis-Bermuda generally should not recognize any gain or loss in the Transaction. Please see “Material Tax Considerations.”

Q:	Is the Transaction a taxable transaction for Willis-Bermuda or Willis-Ireland?

A:	No. The Transaction should not be a taxable transaction for Willis-Bermuda or Willis-Ireland.

Q:	Will the Transaction impact Willis’ underlying effective tax rate in 2009 — or expectations for later years?

A:	The Transaction is not anticipated to have any material impact on our underlying effective tax rate. However, see “Risk Factors — Our effective tax rate may increase whether we effect the Reorganization or not.”

Q:	Does it matter, for tax or other reasons, whether I hold my shares “beneficially” or “of record?”

A:	Yes. In general, Willis shareholders hold their shares in one of two ways. Some shareholders are directly registered in their own names on Willis’ shareholder records, as maintained by our transfer agent (currently The Bank of New York Mellon (“BNY Mellon”)). In this proxy statement, we generally refer to these shareholders as holding their shares “directly” or “of record.” However, most of our shareholders hold their shares through banks, brokers, trustees, custodians or other nominees, which in turn hold those shares through The Depository Trust Company (“DTC”). We generally refer to these shareholders as holding their shares “beneficially,” and to these banks, brokers, trustees, custodians or other nominees as “brokers.”

Under Irish tax law, you may be treated differently depending on whether you hold your shares “beneficially” or “of record.” In particular, holders of record will generally be treated less favorably under Irish stamp duty and withholding tax requirements, so we are recommending that holders of record change the nature of their ownership to beneficial ownership through a brokerage or other nominee account prior to the Transaction Time. Please see “Material Tax Considerations — Irish Tax Considerations.” In addition, there are different procedures for voting and attending the meeting, depending on how you hold your shares. Please see “The Special Court-Ordered Meeting — Record Date; Voting Rights; Vote Required for Approval” and ‘‘— How You Can Vote.”

Q:	Will there be an Irish withholding tax on dividends on Willis-Ireland shares?

A:	For the majority of our shareholders, there should not be any Irish withholding tax on dividends.

Irish withholding tax (if any) would arise in respect of dividends paid by Willis-Ireland, as it is tax resident in Ireland. This will not include any dividend declared by Willis-Bermuda with a record date prior to the Transaction Time. Whether Willis-Ireland is required to deduct Irish dividend withholding tax from such dividends paid to a shareholder will depend largely on whether that shareholder is resident for tax purposes in a “relevant territory.” A list of the “relevant territories” is included as Annex C to this proxy statement.

Shares held by U.S. resident shareholders

Dividends paid on Willis-Ireland shares that are owned by residents of the U.S. generally will not be subject to Irish withholding tax, subject to the completion and delivery of the relevant forms.

Residents of the U.S. who hold their shares through DTC and who have a U.S. address should be entitled to receive dividends without incurring Irish dividend withholding tax. To provide proof of a U.S. address, U.S. Willis-Ireland shareholders should have a Form W-9 on file with their broker. Residents of the U.S. who held their shares directly on September 21, 2009, and who continue to hold their shares directly can rely on the Form W-9 they have submitted to the company. Other residents of the U.S. who acquired all of their shares after September 21, 2009 and who are holders of record will need to file an Irish dividend withholding tax form with our transfer agent to receive dividends without Irish withholding tax.

Shares held by residents of “relevant territories” other than the U.S.

Dividends paid to Willis-Ireland shareholders who are residents of countries that are EU member states (other than Ireland) or other countries with which Ireland has signed a tax treaty whether that treaty has been ratified or not (other than the U.S.) should generally not be subject to Irish withholding tax, as long as such shareholders have provided Irish dividend withholding tax forms to our current qualifying intermediary (for shares held through DTC) or our transfer agent (for shares held directly). We refer to these countries, together with the U.S., as “relevant territories,” a list of which is included as Annex C to this proxy statement.

In addition, these shareholders who held shares on September 21, 2009 should generally receive dividends paid on or before September 30, 2010 without any Irish withholding tax if they have submitted a Form W-8 confirming their residence in a “relevant territory” to our current qualifying intermediary (for shares held through DTC) or our transfer agent (for shares held directly).

Shares held by residents of countries that are not “relevant territories”

Willis-Ireland shareholders who do not reside in “relevant territories” will be subject to Irish withholding tax (currently at the rate of 20%), but there are a number of other exemptions that could apply on a case-by-case basis. Such shareholders should seek their own advice as to whether and how they may claim such exemptions.

Important information for all shareholders about Irish withholding tax

We and our qualifying intermediary will rely on information received directly or indirectly from brokers and our transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax forms, as described above. We recommend that shareholders who will need to complete Irish forms as described above do so and provide them to our current qualifying intermediary or our transfer agent, as the case may be, as soon as possible. Shareholders who do not need to complete Irish forms should ensure that their residence or required U.S. tax information has been properly recorded by their brokers or provided to our transfer agent, as the case may be, as described above. If any shareholder who is exempt from withholding receives a dividend subject to Irish dividend withholding tax, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Links to the various Irish Revenue Commissioners’ forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html.

Please contact your broker or your tax advisor if you have any questions regarding Irish dividend withholding tax. Please see “Material Tax Considerations — Irish Tax Considerations — Withholding Tax on Dividends” for a more detailed description of the Irish withholding tax on dividends.

Q:	Will there be Irish income tax on dividends on Willis shares?

A:	For the majority of our shareholders, we do not expect there to be any Irish income tax on dividends.

Dividends paid on Willis-Ireland shares owned by residents of “relevant territories” or by other shareholders that are otherwise exempt from Irish dividend withholding tax will generally not be subject to Irish income tax unless these Willis-Ireland shareholders have some connection to Ireland other than merely holding Willis-Ireland ordinary shares. Residents of “relevant territories” and other shareholders that are otherwise exempt from Irish dividend withholding tax who receive dividends subject to Irish withholding tax should be able to make a reclaim of the withholding tax from the Irish Revenue Commissioners unless they have some connection to Ireland other than merely holding Willis-Ireland ordinary shares. Willis-Ireland shareholders who receive their dividends subject to Irish dividend withholding tax will have no further liability for Irish income tax on the dividend unless they have some connection to Ireland other than merely holding Willis-Ireland ordinary shares.

This answer does not address shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes. Such shareholders should seek their own advice.

Please see “Material Tax Considerations — Irish Tax Considerations — Income Tax on Dividends Paid on Willis Shares” for a more detailed description of the Irish income tax on dividends.

Q:	Will there be Irish stamp duty on the transfer of Willis-Ireland shares?

A:	For the majority of transfers of Willis-Ireland ordinary shares, we do not expect there to be any Irish stamp duty.

Transfers of book-entry interests in DTC representing Willis-Ireland shares should not be subject to Irish stamp duty. Accordingly, transfers by shareholders who hold their Willis-Ireland shares beneficially through brokers, which in turn hold those shares through DTC, should not be subject to Irish stamp duty on transfers to holders who also hold through DTC.

Transfers by shareholders who hold their shares other than beneficially through DTC, will be subject to Irish stamp duty, which is a legal obligation of the buyer.

Irish stamp duty is currently 1% of the price paid or the market value of the shares acquired, if higher.

Accordingly, we recommend that all directly registered shareholders open broker accounts so they can transfer their Willis-Bermuda shares into a broker account to be held through DTC as soon as possible, and in any event, prior to the Transaction Time. This will cause their Willis-Ireland shares to be held through DTC from the Transaction Time. We also recommend that any person who wishes to acquire Willis-Ireland shares after completion of the Transaction acquires such Willis-Ireland shares beneficially through a broker account to be held through DTC.

Any transfer of Willis-Ireland shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Willis-Ireland’s articles of association allow Willis-Ireland, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty payable by a buyer. In the event of any such payment, Willis-Ireland is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion), and (iii) claim a lien against the Willis-Ireland shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Willis-Ireland shares has been paid unless one or both of such parties is otherwise notified by us.

Please see “Material Tax Considerations — Irish Tax Considerations — Stamp Duty” for a more detailed description of the Irish stamp duty.

Q:	Will the Transaction have any impact on Willis’ ability to pay dividends or buy back shares?

A:	Under Irish law, dividends must be paid and share repurchases must generally be funded out of “distributable reserves,” which Willis-Ireland will not have immediately following the Transaction Time. Please see “Description of Willis Group Holdings Public Limited Company Share Capital — Dividends” and “— Share Repurchases, Redemptions and Conversions.” The common shareholders of Willis-Bermuda are being asked at the special court-ordered meeting, pending the approval of the Scheme of Arrangement, to approve the creation of distributable reserves of Willis-Ireland (through the reduction of the entire share premium account of Willis-Ireland or such lesser amount as may be determined by the board of directors of Willis-Ireland), in order to permit us to continue to pay quarterly dividends and repurchase shares following the Transaction. Approval of the distributable reserves proposal is not a condition to the Transaction, but is required under Irish law to continue our existing dividend payments. Accordingly, if the common shareholders of Willis-Bermuda approve the Scheme of Arrangement, but do not approve the distributable reserves proposal, and the Transaction is consummated, Willis-Ireland may not have sufficient distributable reserves to pay dividends or to repurchase shares following the Transaction.

The creation of distributable reserves also requires the approval of the Irish High Court. Although we are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court and there is no guarantee that such approval will be forthcoming. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.”

Q:	Will the Transaction have any material impact on another company’s ability to acquire Willis?

A:	The Transaction should not materially affect the ability of another company to acquire Willis. However, after the Transaction Willis-Ireland will be subject to the Irish Takeover Panel Act of 1997 and the Takeover Rules promulgated thereunder which require review of certain acquisitions by the Irish Takeover Panel. Bermuda does not have similar laws, rules or regulations that currently apply to us as a Bermuda company. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Shareholder Approval of Business Combinations,” “— Appraisal Rights,” and “— Other Anti-Takeover Measures.”

Q:	When do you expect the Transaction to be completed?

A:	We are working towards completing the Transaction as quickly as possible and, assuming the Scheme of Arrangement is approved by the requisite vote of Willis-Bermuda’s shareholders and by the Supreme Court of Bermuda and the other conditions to the consummation of the Transaction are satisfied (and we do not abandon the Transaction), we expect to do so as soon as practicable following the receipt of the necessary approvals. We currently expect to complete the Transaction on December 31, 2009. Please see Annex E to this proxy statement for an expected timetable. However, the Transaction may be abandoned or delayed by our board of directors at any time prior to the Scheme of Arrangement becoming effective without obtaining the approval of Willis-Bermuda’s shareholders, even though the Scheme of Arrangement may have been approved by Willis-Bermuda’s shareholders and sanctioned by the Supreme Court of Bermuda and all other conditions to the Transaction may have been satisfied. Please see “Proposal Number One: The Transaction — Amendment, Termination or Delay.”

Q:	What will I receive for my Willis-Bermuda common shares?

A:	You will receive one ordinary share of Willis-Ireland for each common share of Willis-Bermuda you held immediately prior to the completion of the Transaction.

Q:	If the Scheme of Arrangement is approved, do I have to take any action to cancel my Willis-Bermuda common shares and receive Willis-Ireland ordinary shares?

A:	No. Assuming the Transaction becomes effective, your Willis-Bermuda common shares will be cancelled and Willis-Ireland ordinary shares will be issued without any action on your part, regardless of whether you currently hold Willis-Bermuda common shares in certificated form or uncertificated book-entry form. All of Willis-Ireland’s shares will be issued in uncertificated book-entry form. Consequently, if you currently hold Willis-Bermuda common shares in certificated form, following the Transaction your Willis-Bermuda share certificates will cease to have effect as documents or evidence of title and you may disregard such certificates. The transfer agent will make an electronic book-entry in your name and will mail you a statement evidencing your ownership of Willis-Ireland shares. Please see “Proposal Number

One: The Transaction — No Action Required to Cancel Willis-Bermuda Shares and Receive Willis-Ireland Shares.”

Q:	Can I trade Willis-Bermuda common shares between the date of this proxy statement and the Transaction Time?

A:	Yes. The Willis-Bermuda common shares will continue to trade during this period.

Q:	How will the Transaction affect the stock exchange listing of Willis shares?

A:	We intend to file an application with the NYSE and expect that, immediately following the Transaction Time, the Willis-Ireland ordinary shares will be listed on the NYSE under the symbol “WSH,” the same symbol under which your Willis-Bermuda common shares are currently listed. We do not plan for Willis-Ireland’s ordinary shares to be listed on the Irish Stock Exchange.

Q:	Who can vote?

A:	Holders of Willis-Bermuda common shares as recorded in our share register as of the October 30, 2009 record date for the special court-ordered meeting are entitled to vote. A list of shareholders will be available for inspection at least 10 days prior to the meeting at our New York office located at One World Financial Center, 200 Liberty Street, New York, New York 10281-1003.

Q:	How many shares can vote?

A:	As of the October 30, 2009 record date, there were 168,339,157 common shares of Willis-Bermuda held by our shareholders and common shares held in treasury by us. Each holder of Willis-Bermuda common shares, except Willis-Bermuda with respect to its treasury shares, is entitled to one vote for each share held.

Q:	What quorum is required for action at the meeting?

A:	The presence, in person or by proxy, of holders of at least 50% of Willis-Bermuda common shares outstanding and entitled to vote at the meeting constitutes a quorum for the conduct of business. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. Please see “The Special Court-Ordered Meeting — Record Date; Voting Rights; Vote Required for Approval.”

Q:	What vote of Willis-Bermuda common shareholders is required to approve the proposals?

A:	The Scheme of Arrangement must be approved by a majority in number of the holders of the Willis-Bermuda common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the Willis-Bermuda common shares present and voting on the proposal, whether in person or by proxy. Please see “The Special Court-Ordered Meeting — Record Date; Voting Rights; Vote Required for Approval.”

The affirmative vote of holders of Willis-Bermuda common shares representing a simple majority of the Willis-Bermuda common shares present in person or by proxy at the meeting and voting on the proposal is required to approve the distributable reserves proposal. Please see “The Special Court-Ordered Meeting — Record Date; Voting Rights; Vote Required for Approval.”

An abstention or broker non-vote on either proposal has the effect of a vote not being cast with respect to the relevant shares in relation to the proposals. As a consequence, such shares will not be considered when determining whether the proposals have received the required approvals.

Q:	What vote does the board of directors recommend?

A:	The Willis-Bermuda board of directors recommends that you vote “FOR” the proposal to approve the Scheme of Arrangement and “FOR” the distributable reserves proposal.

Q:	How do I attend the special court-ordered meeting?

A:	All common shareholders of Willis-Bermuda are invited to attend the meeting at our New York office, located at One World Financial Center, 200 Liberty Street, New York, New York 10281-1003 commencing at 9:00 a.m. Eastern Time on December 11, 2009. Either an admission ticket or proof of ownership of common shares, as well as a form of personal identification and proof of address, must be presented in order to be admitted to the meeting.

If you are a common shareholder of record, your admission ticket is attached to the enclosed proxy card. If you plan to attend the meeting, please vote your proxy, but keep the admission ticket and bring it to the meeting together with a form of personal identification.

If your common shares are held in the name of a bank, broker or other holder of record and you plan to attend the meeting, you must present proof of your beneficial ownership of common shares, such as a bank or brokerage account statement or letter from your bank, broker or other nominee showing that you owned Willis common shares as of the record date, together with a form of personal identification and proof of address to be admitted to the meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your beneficial ownership of common shares, to:

Company Secretary
c/o Office of the General Counsel
Willis Group Holdings Limited
One World Financial Center
200 Liberty Street
New York, New York 10281-1003

Only shareholders, their proxy holders and Willis’ guests may attend the meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the meeting.

Q:	How do I vote?

A:	You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you expect to attend the meeting. You will be able to revoke your proxy by voting in person at the meeting. Giving us your proxy means you authorize us to vote your shares at the meeting or at any adjournments or postponement thereof in the manner you direct. You may vote for or against the proposals or abstain from voting. You may also vote for both, either, or none of the two proposals. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of all proposals, pursuant to the recommendation of the board of directors. You can cast your votes by proxy by:

• using the Internet or telephone to appoint proxies to cast your vote by following the instructions on the enclosed proxy card; or

• completing, signing, dating and returning the enclosed proxy card.

Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated.

The procedures for Internet appointment of a proxy are designed to authenticate the appointment of a proxy to cast your vote by use of a personal identification number. The procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you are a shareholder of record and you would like to appoint your proxy to vote by Internet, please refer to the specific instructions contained on the enclosed proxy card. If you appoint your proxy to vote by Internet, you do not need to return the enclosed proxy card. In order to be timely processed, an Internet appointment must be received by 5:00 p.m. Eastern Time on December 9, 2009. For more details about Internet proxies, please see “The Special Court-Ordered Meeting — How You Can Vote.”

Q:	What if I hold shares through a broker?

A:	We recommend that you contact your broker, as shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker. Your broker can give you directions on how to instruct the broker to vote your common shares.

Your broker may not be able to vote your common shares unless the broker receives appropriate instructions from you. Brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as “broker non-votes.” We believe the proposal to approve the Scheme of Arrangement and the distributable reserves proposal are proposals for non-routine matters, so it is important you follow your broker’s instructions and vote.

Q:	What if I hold certificated shares?

A:	Assuming the Transaction becomes effective, your Willis-Bermuda common shares will be cancelled and Willis-Ireland ordinary shares will be issued to you without any action on your part, regardless of whether you currently hold Willis-Bermuda common shares in certificated form. All of Willis-Ireland’s shares will be issued in uncertificated book-entry form. Consequently, if you currently hold Willis-Bermuda common shares in certificated form, following the Transaction your share certificates will cease to have effect as documents or evidence of title and you may disregard such certificates. The transfer agent will make an electronic book-entry in your name and will mail you a statement evidencing your ownership of Willis-Ireland shares.

Q:	How may employees vote under our employee plans?

A:	If you participate in our 401(k) plan, then you may be receiving these materials because of the Willis-Bermuda common shares held for you in the plan. If you beneficially own Willis-Bermuda common shares through this plan, you can vote those shares as part of the general shareholder class and not as a separate class by using the enclosed proxy card to instruct the plan trustees of the plan how to vote your common shares, or appointing your proxy over the Internet or by telephone. They will vote such shares in accordance with your instructions and the terms of the plan.

If you do not provide voting instructions for the common shares held for you in the plan, then the plan trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.

Q:	May I revoke my proxy?

A:	Yes. You may revoke your proxy at any time before it is exercised at the special court-ordered meeting in any of the following ways:

• by notifying Willis-Bermuda’s Secretary in writing: Company Secretary, c/o Office of the General Counsel, Willis Group Holdings Limited, One World Financial Center, 200 Liberty Street, New York, New York 10281-1003 or by email to shareholder@willis.com, which notice must be received no later than 5:00 p.m. Eastern Time on December 9, 2009;

• by submitting another properly signed proxy card with a later date or another telephone or Internet proxy at a later date, which proxy must be received no later than 5:00 p.m. Eastern Time on December 9, 2009; or

• by voting in person at the meeting.

You do not revoke a proxy merely by attending the meeting. To revoke a proxy, you must take one of the actions described above.

If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf, follow the instructions provided to you by your broker in order to revoke your proxy.

Q:	How will the votes be counted and the results certified?

A:	BNY Mellon has been appointed as our U.S. branch registrar and the independent Inspector of Election and will count the votes, determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting.

Q:	Is my vote confidential?

A:	Proxy cards, proxies delivered by Internet or telephone, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to the independent Inspector of Election, BNY Mellon, and handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Willis or to third parties, except:

• as necessary to meet applicable legal requirements;

• to allow for the tabulation and certification of votes; and

• to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy card, which may be forwarded to management and the board of directors.

Q:	Why am I receiving paper copies of these proxy materials when previously I received only a “Notice of Internet Availability of Proxy Materials” for the Company’s annual general meeting?

A:	Due to the expected timing of the Transaction, we chose to distribute paper copies of these proxy materials instead of distributing these materials via the Internet. We expect to return to the Internet distribution approach in connection with our next annual general meeting.

Q:	Who is making and paying for this proxy solicitation?

A:	The proxy is being solicited on behalf of the board of directors of Willis-Bermuda. We have hired Mellon Investor Services LLC to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $10,000.00, plus out-of-pocket expenses. We will bear the cost of soliciting proxies. We will also reimburse brokers for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of common shares or other persons for whom they hold Willis-Bermuda common shares. To the extent necessary in order to ensure sufficient representation at its meeting, Willis or its proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Q:	How will my proxy get voted?

A:	If you properly complete, sign and date the enclosed proxy card and send it to us or properly appoint your proxy by telephone or over the Internet, your proxy holder (one of the individuals named on the enclosed proxy card) will vote your common shares as you have directed.

If you do not wish to vote all of your common shares in the same manner on any particular proposal(s), you may split your vote by clearly hand-marking the reverse side of the proxy card to indicate how you want to vote your common shares. You may not split your vote if you are voting by the Internet.

If you do not specify on the enclosed proxy card that is submitted (or when providing your proxy over the Internet or by telephone) how you want to vote your common shares, the proxy holders will vote them “FOR” each of the proposals set forth in this proxy statement.

Q:	Whom should I call if I have questions about the special court-ordered meeting or the Transaction?

A:	You should contact our proxy solicitor:

Mellon Investor Services LLC
480 Washington Boulevard
Jersey City, New Jersey 07310-1900
Phone: 1 (866) 281-4492 (toll-free in the U.S.)
Phone: 1 (201) 680-6897 (call collect)

SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. To understand the Reorganization more fully, and for a more complete legal description of the Transaction, you should read carefully the entire proxy statement, including the Annexes. The Scheme of Arrangement, substantially in the form attached as Annex A to this proxy statement, is the legal document that governs the Transaction. The memorandum and articles of association of Willis-Ireland, substantially in the form attached as Annex B to this proxy statement, will govern Willis-Ireland after the completion of the Transaction. We encourage you to read those documents carefully.

Parties to the Transaction

Willis-Bermuda.  Willis-Bermuda, together with its consolidated subsidiaries, is a diversified, global company that provides a broad range of insurance brokerage, reinsurance and risk management consulting services to our worldwide clients. In our capacity as an advisor and insurance broker, we act as an intermediary between our clients and insurance carriers by advising our clients on their risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance risk with insurance carriers through our global distribution network.

Willis-Ireland.  Willis-Ireland is a newly formed Irish company and is currently wholly-owned by Willis-Bermuda, except for six shares that are held in trust for Willis-Bermuda by six nominees to satisfy Irish legal requirements with respect to the shareholding structure of an Irish public limited company. Willis-Ireland has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Transaction. Immediately following the Transaction, Willis-Ireland will become the parent holding company of Willis-Bermuda and our other subsidiaries. The principal executive offices of Willis-Ireland are located at Grand Mill Quay, Barrow Street, Dublin 4, Ireland, and the telephone number at that address is + 353 1799 6507.

The Transaction

The Transaction will effectively change our place of incorporation from Bermuda to Ireland.

The Transaction involves several steps. On September 24, 2009, Willis-Bermuda, the Bermuda company whose common shares you currently own, formed Willis-Ireland as a direct subsidiary. On October 20, 2009, we petitioned the Supreme Court of Bermuda to order the calling of a meeting of Willis-Bermuda common shareholders to approve the Scheme of Arrangement. On October 23, 2009, the Supreme Court of Bermuda ordered us to seek your approval of the Scheme of Arrangement. We will hold the special court-ordered meeting to approve the Scheme of Arrangement on December 11, 2009. If we obtain the necessary shareholder approval, the Supreme Court of Bermuda will hold the Sanction Hearing, which is expected to be held on December 18, 2009, to sanction the Scheme of Arrangement. Assuming we receive the necessary approvals from Willis-Bermuda’s shareholders and the Supreme Court of Bermuda and the conditions to consummate the Transaction are satisfied (and we do not abandon the Transaction), we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will be effective. Various steps of the Transaction will effectively occur simultaneously at the Transaction Time, which we anticipate will be after the close of trading on the NYSE on the day the Scheme of Arrangement becomes effective and before the opening of trading on the NYSE on the next business day.

At the Transaction Time, the following steps of the Transaction will effectively occur simultaneously:

1. All Willis-Bermuda common shares in issue shall be cancelled and shall cease to exist.

2. Willis-Ireland will issue ordinary shares on a one-for-one basis to the holders of Willis-Bermuda common shares that have been cancelled; provided, however, we will not issue Willis-Ireland ordinary shares in substitution for common shares held by Willis-Bermuda (other than shares held by Willis-Bermuda by or for the benefit of certain equity incentive plans).

3. In consideration for the issuance by Willis-Ireland of its ordinary shares to the Willis-Bermuda common shareholders as set forth in paragraph 2 above, Willis-Bermuda will allot and issue a number of fully-paid Willis-Bermuda common shares to Willis-Ireland that is equal to the number of Willis-Ireland ordinary shares issued to the holders of Willis-Bermuda common shares that were cancelled as set forth in paragraph 2 above.

4. All previously outstanding ordinary shares of Willis-Ireland, which prior to the Transaction Time will be held by Willis-Bermuda and its nominees, will be acquired by Willis-Ireland and cancelled for no consideration in accordance with a resolution passed by Willis-Bermuda and the other current shareholders of Willis-Ireland.

As a result of the Transaction, the common shareholders of Willis-Bermuda will become shareholders of Willis-Ireland, and Willis-Bermuda will become a wholly-owned subsidiary of Willis-Ireland.

In connection with the completion of the Transaction, Willis-Ireland will assume, on a one-for-one basis, Willis-Bermuda’s existing obligations in connection with awards granted under Willis-Bermuda’s equity incentive plans and other similar equity awards. Willis-Ireland will also assume the obligations of Willis-Bermuda as a guarantor under the indentures governing our outstanding notes and will assume the obligations of a parent entity under the indentures. Please see “Proposal Number One: The Transaction — Supplemental Indentures.” In addition, any securities issued by Willis-Bermuda or its subsidiaries that are convertible, exchangeable or exercisable into common shares of Willis-Bermuda will become convertible, exchangeable or exercisable, as the case may be, into ordinary shares of Willis-Ireland. Further, after the Transaction we expect to transfer the assets of Willis-Bermuda to Willis-Ireland and/or a subsidiary of Willis-Ireland and thereafter liquidate or dissolve Willis-Bermuda, as required by Willis-Bermuda’s bye-laws.

At October 30, 2009, 168,339,157 common shares of Willis-Bermuda were issued and outstanding and an additional 7,342 common shares were held in treasury.

There currently are no fractional shares held of record and we do not expect there to be any such fractional shares held of record immediately prior to the Transaction Time.

After the Transaction, you will continue to own an interest in a parent company that will continue to conduct the same business operations as conducted by Willis-Bermuda before the Transaction. The number of ordinary shares you will own in Willis-Ireland will be the same as the number of common shares you owned in Willis-Bermuda immediately prior to the Transaction, and your relative economic interest in Willis will remain unchanged. Please see “Proposal Number One: The Transaction — No Action Required to Cancel Willis-Bermuda Shares and Receive Willis-Ireland Shares.”

The completion of the Transaction will change the governing companies law that applies to us from Bermuda law to Irish law. There are differences between Bermuda law and Irish law and between Willis-Bermuda’s memorandum of association and bye-laws, on the one hand, and Willis-Ireland’s memorandum and articles of association, as they will be in effect after the Transaction, on the other hand. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors” for a summary of certain of these differences.

Upon completion of the Transaction, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. We will also comply with any additional reporting requirements of Irish law.

Reasons for the Transaction

We are currently incorporated in Bermuda, where we have been incorporated since February 8, 2001. While our tenure in Bermuda has served Willis-Bermuda and its shareholders well, the board of directors has had cause to revisit the decision regarding the location of our place of incorporation and determined that it no longer remained appropriate to be located in Bermuda because proposals have from time to time been made and/or legislation has been introduced to change the U.S. tax laws that, if enacted, could increase our tax burden.

In addition, the OECD has issued a statement whereby they are expected to use tax policy to address certain tax haven issues. Also, there continues to be negative publicity regarding, and criticism of, companies that are domiciled in countries that do not have a substantial network of commercial, tax and other treaties and trade agreements.

After considering various factors and reviewing a number of different countries, our board of directors determined that it was advisable to change the jurisdiction of incorporation of the parent company of Willis to Ireland.

Our board of directors’ determination that Ireland is the preferred choice for the domicile of the Willis parent company followed a study by management and outside advisors, and was reached based on many factors, including the following, in addition to those described above:

•	As we continue to grow our business internationally, we believe that moving to Ireland will facilitate future business expansion. We have had company operations serving a wide range of clients in Ireland since 1903. Currently, we have approximately 300 employees in Ireland and we are one of the largest insurance brokers in Ireland. If the Transaction becomes effective, we intend to hire additional employees in Ireland to assist with board meetings and other head office functions.

•	Ireland has strong international relationships as a member of the EU and a long history of international investment and long-established commercial relationships, trade agreements and tax treaties with the other EU member states, the U.S. and other countries around the world where we do business. Ireland is also a founding member of the OECD. As a result, we believe Ireland offers a stable long-term legal and regulatory environment with the financial and legal infrastructure to meet our needs, and that changing our jurisdiction of incorporation to Ireland may:

•	improve our position with respect to various OECD and EU withholding and other tax proposals that could adversely affect companies incorporated in certain jurisdictions outside the OECD or the EU;

•	improve our position with respect to certain U.S. federal and state legislative and regulatory proposals;

•	permit favorable EU tax directives to apply to us; and

•	permit us to maintain a competitive worldwide effective corporate tax rate.

•	Ireland, like Bermuda, the UK and the U.S., is an English-speaking common law jurisdiction. As such, we believe its legal system is less prescriptive and more flexible than those of civil law jurisdictions and also more familiar to us and our shareholders.

•	Ireland permits the payment of dividends in U.S. dollars.

•	Ireland is the only English-speaking member of the eurozone.

We cannot assure you that the anticipated benefits of the Reorganization will be realized. In addition to the potential benefits described above, the Reorganization will expose you and us to some risks. These risks include the following:

•	your rights as a shareholder will change due to differences between Bermuda and Irish law and between the governing documents of Willis-Bermuda and Willis-Ireland;

•	our effective tax rate may increase whether we effect the Reorganization or not;

•	legislative and regulatory action could materially and adversely affect us regardless of whether we complete the Reorganization;

•	the Reorganization may result in additional costs even if it is not completed;

•	potential changes may be required to the terms of our indentures in connection with obtaining any appropriate consents, waivers and/or supplemental indentures required or necessary in connection with the Reorganization;

•	we may choose to abandon the Transaction;

•	if the distributable reserves proposal is not approved, Willis-Ireland may not be able to pay dividends or repurchase shares following the Transaction;

•	increased shareholder voting requirements in Ireland will reduce our flexibility in some aspects of capital management and our ability to amend the articles of association;

•	the board of directors may be subject to takeover regulation under Irish law not necessarily applicable in Bermuda;

•	the transfer of Willis-Ireland shares after the Transaction may be subject to Irish stamp duty;

•	dividends paid following the Transaction may be subject to Irish dividend withholding tax or Irish income tax; and

•	the market for Willis-Ireland shares may differ from the market for Willis-Bermuda shares.

Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Transaction and the associated risks and has approved the Scheme of Arrangement and recommends that the shareholders vote for the Scheme of Arrangement. Please see “Proposal Number One: The Transaction — Background and Reasons for the Transaction” for more information.

Tax Considerations

Under U.S. federal income tax law, holders of common shares of Willis-Bermuda generally should not recognize any gain or loss in the Transaction. Under Irish tax law, no tax should be due for Willis-Bermuda common shareholders in the Transaction unless such shareholders have some connection with Ireland other than holding Willis-Ireland shares. Under UK tax law, UK resident holders of common shares of Willis-Bermuda generally should not recognize any capital gain on the Transaction, subject to certain conditions being satisfied. Please refer to “Material Tax Considerations” for a description of the material U.S. federal income tax, Irish tax, UK tax and Bermuda tax consequences of the Transaction to Willis-Bermuda common shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Transaction to you.

Rights of Shareholders

Many of the principal attributes of Willis-Bermuda’s common shares and Willis-Ireland’s ordinary shares will be similar. However, there are differences between what your rights will be under Irish law and what they currently are under Bermuda law. In addition, there are differences between Willis-Bermuda’s memorandum of association and bye-laws and Willis-Ireland’s memorandum and articles of association as they will be in effect after the Transaction. We discuss these differences in detail under “Description of Willis Group Holdings Public Limited Company Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.” Willis-Ireland’s memorandum and articles of association in the form substantially as they will be in effect after the Transaction are attached as Annex B to this proxy statement.

Stock Exchange Listing

We intend to file an application with the NYSE and expect that, immediately following the Transaction Time, the Willis-Ireland ordinary shares will be listed on the NYSE under the symbol “WSH,” the same symbol under which your Willis-Bermuda common shares are currently listed.

Court Sanction of the Scheme of Arrangement

We cannot complete the Transaction without the sanction of the Scheme of Arrangement by the Supreme Court of Bermuda. Subject to the common shareholders of Willis-Bermuda approving the Scheme of Arrangement, the Supreme Court of Bermuda will hold the Sanction Hearing, which is expected to be held on December 18, 2009, to sanction of the Scheme of Arrangement. At the Sanction Hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement, but may not impose any material changes without the joint consent of Willis-Bermuda and Willis-Ireland. Willis-Bermuda may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the shareholders which the Supreme Court of Bermuda may think fit to approve or impose. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Supreme Court of Bermuda will determine, among other things, whether the Scheme of Arrangement is fair to Willis-Bermuda’s shareholders.

Creation of Distributable Reserves

Under Irish law, Willis-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts 1963-2009 (the “Irish Companies Acts”) to enable it to make distributions (including the payment of cash dividends) to its shareholders or to redeem or buy back shares. Please see “Description of Willis Group Holdings Public Limited Company Share Capital — Dividends” and “— Share Repurchases, Redemptions and Conversions.” Immediately following implementation of the Transaction, the unconsolidated balance sheet of Willis-Ireland will not contain any distributable reserves. The current shareholders of Willis-Ireland (which are Willis-Bermuda and its nominees) have passed a resolution that would create distributable reserves following the Transaction by reducing the entire share premium account of Willis-Ireland (or such lesser amount as may be determined by the board of directors of Willis-Ireland). If the Scheme of Arrangement is approved, common shareholders of Willis-Bermuda will also be asked at the special court-ordered meeting to approve the creation of distributable reserves of Willis-Ireland that was previously approved by Willis-Bermuda and the other current shareholders of Willis-Ireland. If the common shareholders of Willis-Bermuda approve the creation of distributable reserves and the Transaction is completed, we will seek to obtain the approval of the Irish High Court, which is required for the creation of distributable reserves to be effective, as soon as practicable following implementation of the Transaction. The approval of the Irish High Court is expected to be obtained within three to six weeks of the consummation of the Transaction. Although we are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court and there is no guarantee that such approval will be forthcoming. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.”

Market Price and Dividend Information

On September 18, 2009, the last trading day before the public announcement of the Transaction, the closing price of the Willis-Bermuda common shares on the NYSE was $28.15 per share. On October 30, 2009, the most recent practicable date before the date of this proxy statement, the closing price of the Willis-Bermuda common shares on the NYSE was $27.00 per share. Willis-Bermuda paid dividends totaling $1.03 per share on its common shares in the fiscal year 2008. Willis normally pays dividends on a quarterly basis to shareholders of record on March 31, June 30, September 30 and December 31. For the quarter ended June 30, 2009 the board of directors declared a regular quarterly cash dividend on our common shares of $0.26 per share, or an annual rate of $1.04 per share. The dividend was paid on October 12, 2009 to shareholders of record on September 30, 2009.

No Appraisal Rights

Under Bermuda law, the common shareholders of Willis-Bermuda do not have any dissenters’ rights or right to an appraisal of the value of their shares or receive payment for them in connection with the Transaction.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents a transaction between entities under common control. Assets and liabilities are transferred at carrying value between entities under common control. Accordingly, the assets and liabilities of Willis-Ireland will be reflected at their carrying amounts in the accounts of Willis-Bermuda at the Transaction Time.

Special Court-Ordered Meeting

Time, Place, Date and Purpose.  The special court-ordered meeting will be held on December 11, 2009 at 9:00 a.m. Eastern Time at our New York office, located at One World Financial Center, 200 Liberty Street, New York, New York 10281-1003. At the meeting, Willis-Bermuda’s board of directors will ask the common shareholders of Willis-Bermuda to vote:

1. to approve the Scheme of Arrangement. If the Scheme of Arrangement is approved and becomes effective, it will effect the Transaction, pursuant to which your common shares of Willis-Bermuda will be cancelled and you will receive, on a one-for-one basis, new ordinary shares of Willis-Ireland; and

2. if the Scheme of Arrangement is approved, to approve the creation of distributable reserves of Willis-Ireland (through the reduction of the entire share premium account of Willis-Ireland or such lesser amount as may be determined by the board of directors of Willis-Ireland) that was previously approved by Willis-Bermuda and the other current shareholders of Willis-Ireland (as described in this proxy statement).

If any other routine matters properly come before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Record Date.  Only holders of record of Willis-Bermuda common shares on October 30, 2009 are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

Quorum.  Shareholders present in person or by proxy holding at least 50% of the Willis-Bermuda common shares outstanding and entitled to vote at the meeting constitutes a quorum for the conduct of business. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

Recommendation of the Board of Directors

The Willis-Bermuda board of directors recommends that Willis-Bermuda’s shareholders vote “FOR” the proposal to approve the Scheme of Arrangement and “FOR” the distributable reserves proposal. Approval of the distributable reserves proposal is not a condition to the Transaction, but is required under Irish law to continue our existing dividend payments.

Required Vote

The Scheme of Arrangement must be approved by a majority in number of the holders of the Willis-Bermuda common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the Willis-Bermuda common shares present and voting on the proposal, whether in person or by proxy. The affirmative vote of holders of a simple majority of the Willis-Bermuda common shares present in person or by proxy at the meeting and voting on the proposal is required to approve the distributable reserves proposal. Please see “The Special Court-Ordered Meeting — Record Date; Voting Rights; Vote Required for Approval.”

Proxies

General.  A proxy card is being sent to each Willis-Bermuda common shareholder as of the record date. Shareholders of record can cast their votes by proxy by:

•	using the Internet or telephone to appoint proxies to cast their vote by following the instructions on the enclosed proxy card; or

•	completing, signing and returning the enclosed proxy card.

The procedures for Internet appointment of a proxy are designed to authenticate the appointment of a proxy to cast shareholders’ vote by use of a personal identification number. The procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you are a shareholder of record and you would like to appoint your proxy to vote by Internet, please refer to the specific instructions contained on the enclosed proxy card. If you appoint your proxy to vote by Internet, you do not need to return the enclosed proxy card. In order to be timely processed, an Internet appointment must be received by 5:00 p.m. Eastern Time on December 9, 2009. For more details about Internet proxies, please see “The Special Court-Ordered Meeting — How You Can Vote.”

To vote your common shares directly, you may attend the meeting and cast your vote in person. If you hold your Willis-Bermuda common shares in the name of a broker, the broker may generally vote your shares it holds in accordance with instructions received. Shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker. Therefore, please follow the instructions provided by your broker when voting your Willis-Bermuda common shares.

Your broker may not be able to vote your common shares unless the broker receives appropriate instructions from you. Brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as “broker non-votes.” We believe the proposal to approve the Scheme of Arrangement and the distributable reserves proposal are proposals for non-routine matters, so it is important you follow your broker’s instructions and vote.

Revocation.  You may revoke your proxy at any time before it is exercised at the special court-ordered meeting in any of the following ways:

•	by notifying Willis-Bermuda’s Secretary in writing at: Company Secretary, c/o Office of the General Counsel, Willis Group Holdings Limited, One World Financial Center, 200 Liberty Street, New York, New York 10281-1003 or by email to shareholder@willis.com, which notice must be received no later than 5:00 p.m. Eastern Time on December 9, 2009;

•	by submitting another properly signed proxy card with a later date or another Internet or telephone proxy at a later date, which proxy must be received no later than 5:00 p.m. Eastern Time on December 9, 2009; or

•	by voting in person at the meeting.

You may not revoke a proxy merely by attending the meeting. To revoke a proxy, you must take one of the actions described above. If you hold your Willis-Bermuda common shares in the name of a broker, you should follow the instructions provided by your broker in revoking your previously granted instructions.

Selected Historical Financial and Other Data

The following table presents selected historical financial and other data for Willis-Bermuda. The statement of income data for fiscal years 2004, 2005, 2006, 2007 and 2008, and the first and second fiscal quarters of 2009, and the balance sheet data as of December 31, 2004, 2005, 2006, 2007 and 2008, and the first and second fiscal quarters of 2009, are derived from our consolidated financial statements. The selected historical financial and other data presented below should be read in conjunction with the financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” included in Willis-Bermuda’s Annual Report on Form 10-K for the year ended December 31, 2008, and the accompanying notes included in Form 10-Q for the quarter ended March 31, 2009 and Form 10-Q for the quarter ended June 30, 2009, and other financial information incorporated by reference in this proxy statement. Historical financial information may not be indicative of Willis-Ireland’s future performance.

We have included no data for Willis-Ireland because this entity was not in existence during any of the periods shown below.

	Period Ended December 31, March 31, and June 30,
						At and for the Quarters
	At and for the Years Ended,					Ended,
	2004	2005	2006	2007	2008	1st Q 2009	2nd Q 2009
			(In millions, except per share amounts)

Statement of Operations Data
Total revenues	$2,275	$2,267	$2,428	$2,578	$2,834	$930	$784
Salaries and benefits (including share-based compensation of $20, $18 $18, $33, $40)	(1,218)	(1,384)	(1,457)	(1,448)	(1,642)	(480)	(443)
Other operating expenses	(391)	(405)	(454)	(460)	(605)	(138)	(139)
Regulatory settlements	—	(51)	—	—	—	—	—
Depreciation expense	(41)	(43)	(49)	(52)	(54)	(14)	(14)
Amortization of intangible assets	(6)	(11)	(14)	(14)	(36)	(24)	(23)
Gain on disposal of London headquarters	—	—	102	14	7	—	—
Net gain (loss) on disposal of operations	11	78	(4)	2	—	—	—

Operating income	630	451	552	620	504	274	165
Interest expense	(22)	(30)	(38)	(66)	(105)	(38)	(43)
Premium on redemption of subordinated notes	(17)	—	—	—	—	—	—

Income from continuing operations before income taxes, interests in earnings of associates	591	421	514	554	399	236	122
Income taxes	(197)	(143)	(63)	(144)	(97)	(62)	(31)
Interest in earnings of associates, net of tax	15	14	16	16	22	26	—
Discontinued Operations, net of tax	—	—	—	—	—	1	—
Non-controlling interest, net of tax	(7)	(11)	(18)	(17)	(21)	(8)	(4)

Net income attributable to Willis-Bermuda	$402	$281	$449	$409	$303	$193	$87

Earnings per Share — Basic	$2.56	$1.75	$2.86	$2.82	$2.05	$1.16	$0.52
Continuing Operations	2.56	1.75	2.86	2.82	2.05	1.15	0.52
Discontinued Operations	—	—	—	—	—	0.01	—
Earnings per Share — Diluted	$2.42	$1.72	$2.84	$2.78	$2.05	$1.16	$0.52
Continuing Operations	2.42	1.72	2.84	2.78	2.05	1.15	0.52
Discontinued Operations	—	—	—	—	—	0.01	—
Average number of shares outstanding
— basic	157	161	157	145	148	167	168
— diluted	166	163	158	147	148	167	168

	Period Ended December 31, March 31, and June 30,
						At and for the Quarters
	At and for the Years Ended,					Ended,
	2004	2005	2006	2007	2008	1st Q 2009	2nd Q 2009
			(In millions, except per share amounts)

Balance Sheet Data (as of period end)
Goodwill	$1,491	$1,507	$1,569	$1,648	$3,275	$3,272	$3,267
Other intangible assets	60	77	87	78	682	652	637
Total assets	11,641	12,194	13,378	12,969	16,402	17,103	17,867
Net assets(1)	1,432	1,281	1,496	1,395	1,895	2,080	2,158
Total long-term debt	450	600	800	1,250	1,865	2,480	2,390
Common shares and additional paid-in capital	817	557	388	41	886	893	907
Total Willis-Bermuda stockholders’ equity	1,412	1,256	1,454	1,347	1,845	2,027	2,114
Other Financial Data
Capital expenditures	$49	$32	$55	$185	$94	$17	$21
Cash dividends declared per common share	$0.75	$0.86	$0.94	$1.00	$1.04	$0.26	$0.26

(1)	As an intermediary, we hold funds in a fiduciary capacity for the account of third parties, typically as a result of premiums received from clients that are in transit to insurance carriers and claims due to clients that are in transit from insurance carriers. We report premiums, which are held on account of, or due from policyholders, as assets with a corresponding liability due to the insurance carriers. Claims held by, or due to, us which are due to clients are also shown as both assets and liabilities of ours. All those balances due or payable are included in accounts receivable and payable on the balance sheet. Investment income is earned on those funds during the time between the receipt of the cash and the time the cash is paid out. Fiduciary cash must be kept in certain regulated bank accounts subject to guidelines, which vary according to legal jurisdiction. These guidelines generally emphasize capital protection and liquidity. Fiduciary cash is not available to service our debt or for other corporate purposes.

Unaudited Summary Pro Forma Financial Information

Pro forma financial statements for Willis-Ireland are not presented in this proxy statement because no significant pro forma adjustments are required to be made to the historical statement of income and balance sheet of Willis-Bermuda as of and for the year ended December 31, 2008. Those financial statements are included in Willis-Bermuda’s Annual Report on Form 10-K for the year ended December 31, 2008.

RISK FACTORS

Before you decide how to vote, you should consider carefully the following risk factors in addition to the other information contained in this proxy statement and the documents incorporated by reference, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and our subsequent filings with the SEC.

Your rights as a shareholder will change as a result of the Transaction.

Because of differences between Irish law and Bermuda law and differences between the governing documents of Willis-Ireland and Willis-Bermuda, your rights as a shareholder will change if the Transaction is completed. For a description of these differences, please see the comparison chart of your rights as a common shareholder of Willis-Bermuda against your rights as an ordinary shareholder of Willis-Ireland, located in “Comparison of Rights of Shareholders and Powers of the Board of Directors.”

Our effective tax rate may increase whether we effect the Reorganization or not.

While the Reorganization is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate (which include the potential legislative actions described below), and our effective tax rate may increase and any such increase may be material. Additionally, the tax laws of Ireland and other jurisdictions could change in the future, and such changes could cause a material change in our effective tax rate.

Legislative and regulatory action could materially and adversely affect us.

If the transaction is not completed, our tax position could be adversely impacted by changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by any tax authority following the Transaction. For example, legislative action may be taken by the U.S. Congress which, if ultimately enacted, could override tax treaties upon which we rely or could broaden the circumstances under which we would be considered a U.S. resident regardless of whether we complete the Transaction, each of which could materially and adversely affect our effective tax rate and cash tax position. We cannot predict the outcome of any specific legislative proposals. However, if proposals were enacted that had the effect of disregarding all or some of the Transaction or limiting our ability to take advantage of tax treaties between Ireland and other jurisdictions (including the U.S.), we could be subjected to increased taxation. In addition, any future amendments to the current income tax treaties between Ireland and other jurisdictions could subject us to increased taxation.

As an Irish company following the Transaction, we will be required to comply with numerous Irish and EU legal requirements. Compliance with Irish and EU laws and regulations may incur additional costs and have a material and adverse effect on Willis’ financial condition and results of operations.

There continues to be negative publicity regarding, and criticism of, companies that conduct business in the U.S. and in other countries but are domiciled in countries that do not have a substantial network of commercial, tax and other treaties and trade agreements. We may become subject to criticism in connection with our proposed move to Ireland.

The Transaction will result in additional direct and indirect costs, even if it is not completed.

We will incur additional costs as a result of the Transaction, although we do not expect these costs to be material. Willis-Ireland has been incorporated in Ireland and is subject to Irish law. Our intention is that we will hold all of our regularly scheduled board of directors meetings and annual general meetings of shareholders in Ireland. We also expect to incur costs and expenses, including professional fees, to comply with Irish corporate and tax laws and financial reporting requirements. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses and financial printing expenses in connection with the Transaction, even if the Scheme of Arrangement is not approved or completed. The Transaction also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

We cannot guarantee that changes would not be made to the terms of our indentures in connection with obtaining the supplemental indentures required or necessary for the Reorganization.

We expect to seek consents or waivers and/or enter into supplemental indentures with respect to our existing indentures under which Willis-Ireland and/or certain of its subsidiaries will guarantee the obligations of the issuers of our notes and assume the obligations of a parent entity under the indentures. One of the conditions to consummation of the Transaction is that Willis-Ireland enter into the supplemental indentures on terms acceptable to us, although we may waive this condition. Please see “Proposal Number One: The Transaction — Conditions to Consummation of the Transaction.” Although we expect that no material change would be made to the terms of our indentures in connection with obtaining the supplemental indentures, we cannot guarantee that there would not be any such change. Please see “Proposal Number One: The Transaction — Supplemental Indentures.”

We may choose to abandon or delay the Transaction.

We may abandon or delay the Transaction at any time prior to the Scheme of Arrangement becoming effective by action of our board of directors, even after the special court-ordered meeting and the sanction of the Supreme Court of Bermuda. While we currently expect to complete the Transaction as soon as practicable after obtaining shareholder approval of the Scheme of Arrangement at the meeting, our board of directors may delay the Transaction for a significant time or may abandon the Transaction after the meeting because, among other reasons, the Transaction is no longer in our best interest or the best interests of our shareholders or may not result in the benefits we expect, or our estimated cost of the Transaction increases. Additionally, we may not be able to obtain the requisite shareholder or court approvals. Please see “Proposal Number One: The Transaction — Amendment, Termination or Delay.”

If the common shareholders of Willis-Bermuda do not approve the distributable reserves proposal, Willis-Ireland may not be able to pay dividends or repurchase shares following the Transaction. In addition, there is no guarantee that Irish High Court approval of the creation of distributable reserves will be forthcoming.

Under Irish law, dividends must be paid and share repurchases must generally be funded out of “distributable reserves,” which Willis-Ireland will not have immediately following the Transaction Time. Please see “Description of Willis Group Holdings Public Limited Company Share Capital — Dividends” and ‘‘— Share Repurchases, Redemptions and Conversions.” If the Scheme of Arrangement is approved, the common shareholders of Willis-Bermuda will also be asked at the special court-ordered meeting to approve the creation of distributable reserves of Willis-Ireland (through the reduction of the entire share premium account of Willis-Ireland or such lesser amount as may be determined by the board of directors of Willis-Ireland), in order to permit us to continue to pay quarterly dividends and repurchase shares following the Transaction. Approval of the distributable reserves proposal is not a condition to the Transaction, but is required under Irish law to continue our existing dividend payments. Accordingly, if the common shareholders of Willis-Bermuda approve the Scheme of Arrangement but do not approve the distributable reserves proposal, and the Transaction is consummated, Willis-Ireland may not have sufficient distributable reserves to pay dividends or to repurchase shares following the Transaction.

In addition, the creation of distributable reserves requires the approval of the Irish High Court. Although we are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court and there is no guarantee that such approval will be forthcoming. Even if the Irish High Court does approve the creation of distributable reserves, it may take substantially longer than we anticipate and the Irish High Court may not approve the reduction of the entire share premium amount of Willis-Ireland. Please see “Proposal Number Two: Creation of Distributable Reserves.”

As a result of different shareholder voting requirements in Ireland relative to Bermuda, we will have less flexibility with respect to certain aspects of capital management than we now have.

Under Bermuda law, our directors may issue, without shareholder approval, any common shares authorized in our memorandum of association that are not already issued. Irish law allows shareholders to authorize a board of directors to subsequently issue shares without shareholder approval for a period of five years. Additionally, subject to specified exceptions, Irish law grants statutory pre-emption rights to existing shareholders to subscribe for new issuances of shares for cash, but allows shareholders to authorize the waiver of such statutory pre-emption rights. In advance of the Transaction, the current shareholders of Willis-Ireland will have provided such authority to issue shares and waived these statutory pre-emption rights for a period of five years in each case. These authorizations must be renewed by the shareholders every five years and we cannot guarantee that these authorizations will always be approved, which could limit our ability to issue equity and thereby adversely affect the holders of our debt securities. As a result of these Irish law requirements, situations may arise where the flexibility we now have in Bermuda would have provided benefits to our shareholders that will not be available in Ireland.

As a result of different shareholder voting requirements in Ireland relative to Bermuda, we will have less flexibility with respect to our ability to amend our constituent documents than we now have.

Under Bermuda law and our current bye-laws, our bye-laws may be amended by the vote of the holders of a majority of the outstanding shares, except for certain enumerated provisions. Irish law requires a special resolution of 75% of the shareholder votes cast at a general meeting for any amendment to the articles of association of Willis-Ireland. As a result of this Irish law requirement, situations may arise where the flexibility we now have in Bermuda would have provided benefits to our shareholders that will not be available in Ireland. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Amendment of Governing Documents.”

After the Transaction, attempted takeovers of Willis-Ireland will be subject to the Irish Takeover Rules and subject to review by the Irish Takeover Panel.

We will become subject to the Irish Takeover Rules, under which the board of directors of Willis-Ireland will not be permitted to take any action which might frustrate an offer for Willis-Ireland ordinary shares once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent. Further, it could be more difficult for Willis-Ireland to obtain shareholder approval for a merger or negotiated transaction after the Transaction because the shareholder approval requirements for certain types of transactions differ, and in some cases are greater, under Irish law than under Bermuda law. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Capitalization,” ‘‘— Pre-emption Rights, Share Warrants and Share Options” and “— Distributions and Dividends; Repurchases and Redemptions.”

After the Transaction, a future transfer of your Willis-Ireland ordinary shares may be subject to Irish stamp duty.

In certain circumstances, the transfer of shares in an Irish incorporated company will be subject to Irish stamp duty which is a legal obligation of the buyer. This duty is currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher. However, transfers of book-entry interests in DTC representing Willis-Ireland shares should not be subject to Irish stamp duty. Accordingly, transfers by shareholders who hold their Willis-Ireland ordinary shares beneficially through brokers which in turn hold those shares through DTC, should not be subject to Irish stamp duty on transfers to holders who also hold through DTC. This exemption is available because our shares are traded on a recognized stock exchange in the U.S. Any transfer of Willis-Ireland ordinary shares which is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is executed by or on behalf of the seller, is duly stamped and is provided to our transfer agent. Although in the majority of transactions there should be no stamp duty because the transaction is effected by transfer of book-entry interest through DTC, this additional risk for the buyer could adversely affect the price of our shares.

Any transfer of Willis-Ireland shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Willis-Ireland’s articles of association allow Willis-Ireland, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty payable by a buyer. In the event of any such payment, Willis-Ireland is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion), and (iii) claim a lien against the Willis-Ireland shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Willis-Ireland shares has been paid unless one or both of such parties is otherwise notified by us.

After the Transaction, dividends received by you may be subject to Irish dividend withholding tax.

In certain circumstances, as an Irish tax resident company, Willis-Ireland may be required to deduct Irish dividend withholding tax (currently at the rate of 20%) from dividends paid to its shareholders. Shareholders resident in “relevant territories” (including countries that are EU member states (other than Ireland), the U.S. and other countries with which Ireland has signed a tax treaty whether that treaty has been ratified or not) should not be subject to Irish withholding tax provided that, in each case, they complete certain tax forms. However, some shareholders may be subject to withholding tax, which could adversely affect the price of Willis-Ireland’s shares. Please see “Material Tax Considerations — Irish Tax Considerations — Withholding Tax on Dividends.”

After the Transaction, dividends received by you could be subject to Irish income tax.

Dividends paid in respect of Willis-Ireland shares will generally not be subject to Irish income tax where the beneficial owner of these dividends is exempt from dividend withholding tax, unless the beneficial owner of the dividend has some connection with Ireland other than his or her shareholding in Willis-Ireland. Willis-Ireland shareholders who receive their dividends subject to Irish dividend withholding tax will generally have no further liability to Irish income tax on the dividend unless the beneficial owner of the dividend has some connection with Ireland other than his or her shareholding in Willis-Ireland. Please see “Material Tax Considerations — Irish Tax Considerations — Income Tax on Dividends Paid on Willis Shares.”

Willis recommends that each shareholder consult his or her own tax advisor as to the tax consequences of holding shares in and receiving dividends from Willis.

The market for the Willis-Ireland shares may differ from the market for the Willis-Bermuda shares.

We intend to list the Willis-Ireland ordinary shares on the NYSE under the symbol “WSH,” the same trading symbol as the Willis-Bermuda common shares. The market price, trading volume or volatility of the Willis-Ireland ordinary shares could be different than those of the Willis-Bermuda shares.

FORWARD-LOOKING STATEMENTS

We have included in this document and in the documents incorporated by reference in this proxy statement, “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect or anticipate may occur in the future, including such things as business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes are forward-looking statements. Political, economic, climatic, currency, tax, regulatory, competitive, and other factors could cause actual results to differ materially from those anticipated in the forward-looking statements. Also, when we use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “probably,” or similar expressions, we are making forward-looking statements.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For additional factors see also those factors discussed under “Risk Factors” and “Proposal Number One: The Transaction — Background and Reasons for the Transaction” and elsewhere in this proxy statement, as well as those in the documents that we incorporate by reference into this proxy statement (including, without limitation, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, and subsequent SEC filings, all of which are available online at www.sec.gov or on our website at www.willis.com). There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

PROPOSAL NUMBER ONE: THE TRANSACTION

Overview

The Transaction will effectively change our place of incorporation from Bermuda to Ireland.

As explained in more detail below, the Scheme of Arrangement on which we are asking you to vote will effect the Transaction, which is part of a broader Reorganization.

The Transaction involves several steps. On September 24, 2009, Willis-Bermuda, the Bermuda company whose common shares you currently own, formed Willis-Ireland as a direct subsidiary. On October 20, 2009, we petitioned the Supreme Court of Bermuda to order the calling of a meeting of Willis-Bermuda common shareholders to approve the Scheme of Arrangement. On October 23, 2009, the Supreme Court of Bermuda ordered us to seek your approval of the Scheme of Arrangement. We will hold the special court-ordered meeting to approve the Scheme of Arrangement on December 11, 2009. If we obtain the necessary shareholder approval, the Supreme Court of Bermuda will hold the Sanction Hearing, which is expected to be held on December 18, 2009, to sanction the Scheme of Arrangement. Assuming we receive the necessary approvals from Willis-Bermuda’s shareholders and the Supreme Court of Bermuda and the conditions to consummation of the Transaction are satisfied (and we do not abandon the Transaction), we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will be effective. Various steps of the Transaction will effectively occur simultaneously at the Transaction Time, which we anticipate will be after the close of trading on the NYSE on the day the Scheme of Arrangement becomes effective, and before the opening of trading on the NYSE on the next business day.

At the Transaction Time, the following steps of the Transaction will effectively occur simultaneously:

1. All Willis-Bermuda common shares in issue shall be cancelled and shall cease to exist.

2. Willis-Ireland will issue ordinary shares on a one-for-one basis to the holders of Willis-Bermuda common shares that have been cancelled; provided, however, we will not issue Willis-Ireland ordinary shares in substitution for common shares held by Willis-Bermuda (other than shares held by Willis-Bermuda by or for the benefit of certain equity incentive plans).

3. In consideration for the issuance by Willis-Ireland of its ordinary shares to the Willis-Bermuda common shareholders as set forth in paragraph 2 above, Willis-Bermuda will allot and issue a number of fully-paid Willis-Bermuda common shares to Willis-Ireland that is equal to the number of Willis-Ireland ordinary shares issued to the holders of Willis-Bermuda common shares that were cancelled as set forth in paragraph 2 above.

4. All previously outstanding ordinary shares of Willis-Ireland, which prior to the Transaction Time will be held by Willis-Bermuda and its nominees, will be acquired by Willis-Ireland and cancelled for no consideration in accordance with a resolution passed by Willis-Bermuda and the other current shareholders of Willis-Ireland.

As a result of the Transaction, the common shareholders of Willis-Bermuda will become shareholders of Willis-Ireland, and Willis-Bermuda will become a wholly-owned subsidiary of Willis-Ireland.

In connection with the completion of the Transaction, Willis-Ireland will assume, on a one-for-one basis, Willis-Bermuda’s existing obligations in connection with awards granted under Willis-Bermuda’s equity incentive plans and other similar equity awards. Willis-Ireland will also assume the obligations of Willis-Bermuda as a guarantor under the indentures governing our outstanding notes and will assume the obligations of a parent entity under the indentures. In addition, any securities issued by Willis-Bermuda or its subsidiaries that are convertible, exchangeable or exercisable into common shares of Willis-Bermuda will become convertible, exchangeable or exercisable, as the case may be, into ordinary shares of Willis-Ireland. Further, after the Transaction we expect to transfer the assets of Willis-Bermuda to Willis-Ireland and/or a subsidiary of Willis-Ireland and thereafter liquidate or dissolve Willis-Bermuda, as required by Willis-Bermuda’s bye-laws.

At October 30, 2009, 168,339,157 common shares of Willis-Bermuda were issued and outstanding and an additional 7,342 common shares were held in treasury.

There currently are no fractional shares held of record and we do not expect there to be any such fractional shares held of record immediately prior to the Transaction Time.

Background and Reasons for the Transaction

We are currently incorporated in Bermuda, where we have been incorporated since February 8, 2001. While our tenure in Bermuda has served Willis-Bermuda and its shareholders well, the board of directors has had cause to revisit the decision regarding the location of our place of incorporation and determined that it no longer remained appropriate to be located in Bermuda because proposals have from time to time been made and/or legislation has been introduced to change the U.S. tax laws that, if enacted, could increase our tax burden. In addition, the OECD has issued a statement whereby they are expected to use tax policy to address certain tax haven issues. Also, there continues to be negative publicity regarding, and criticism of, companies that are domiciled in countries that do not have a substantial network of commercial, tax and other treaties and trade agreements.

After considering various factors and reviewing a number of different countries, our board of directors determined that it was advisable to change the jurisdiction of incorporation of the parent company of Willis to Ireland.

Our board of directors’ determination that Ireland is the preferred choice for the domicile of the Willis parent company followed a study by management and outside advisors, and was reached based on many factors, including the following, in addition to those described above:

•	As we continue to grow our business internationally, we believe that moving to Ireland will facilitate future business expansion. We have had company operations serving a wide range of clients in Ireland since 1903. Currently, we have approximately 300 employees in Ireland and we are one of the largest insurance brokers in Ireland. If the Transaction becomes effective, we intend to hire additional employees in Ireland to assist with board meetings and other head office functions.

•	Ireland has strong international relationships as a member of the EU and a long history of international investment and long-established commercial relationships, trade agreements and tax treaties with the other EU member states, the U.S. and other countries around the world where we do business. Ireland is also a founding member of the OECD. As a result, we believe Ireland offers a stable long-term legal and regulatory environment with the financial and legal infrastructure to meet our needs, and that changing our jurisdiction of incorporation to Ireland may:

•	improve our position with respect to various OECD and EU withholding and other tax proposals that could adversely affect companies incorporated in certain jurisdictions outside the OECD or the EU;

•	improve our position with respect to certain U.S. federal and state legislative and regulatory proposals;

•	permit favorable EU tax directives to apply to us; and

•	permit us to maintain a competitive worldwide effective corporate tax rate.

•	Ireland, like Bermuda, the UK and the U.S., is an English-speaking common law jurisdiction. As such, we believe its legal system is less prescriptive and more flexible than those of civil law jurisdictions and also more familiar to us and our shareholders.

•	Ireland permits the payment of dividends in U.S. dollars.

•	Ireland is the only English-speaking member of the eurozone.

We cannot assure you that the anticipated benefits of the Reorganization will be realized. In addition to the potential benefits described above, the Reorganization will expose you and us to some risks. These risks include the following:

•	your rights as a shareholder will change due to differences between Bermuda and Irish law and between the governing documents of Willis-Bermuda and Willis-Ireland;

•	our effective tax rate may increase whether we effect the Reorganization or not;

•	legislative and regulatory action could materially and adversely affect us regardless of whether we complete the Reorganization;

•	the Reorganization may result in additional costs even if it is not completed;

•	potential changes may be required to the terms of our indentures in connection with obtaining any appropriate consents, waivers and/or supplemental indentures required or necessary in connection with the Reorganization;

•	we may choose to abandon the Transaction;

•	if the distributable reserves proposal is not approved, Willis-Ireland may not be able to pay dividends or repurchase shares following the Transaction;

•	increased shareholder voting requirements in Ireland will reduce our flexibility in some aspects of capital management and our ability to amend the articles of association;

•	the board of directors may be subject to takeover regulation under Irish law not necessarily applicable in Bermuda;

•	the transfer of Willis-Ireland shares after the Transaction may be subject to Irish stamp duty;

•	dividends paid following the Transaction may be subject to Irish dividend withholding tax or Irish income tax; and

•	the market for Willis-Ireland shares may differ from the market for Willis-Bermuda shares.

Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Transaction and the associated risks and has approved the Scheme of Arrangement and recommends that the shareholders vote for the Scheme of Arrangement.

Amendment, Termination or Delay

The Scheme of Arrangement may be amended, modified or supplemented at any time before or after its adoption by the common shareholders of Willis-Bermuda at the special court-ordered meeting. However, after adoption, no amendment, modification or supplement may be made or effected that legally requires further approval by Willis-Bermuda’s shareholders without obtaining that approval.

At the Sanction Hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement, but may not impose any material changes without the joint consent of Willis-Bermuda and Willis-Ireland. Willis-Bermuda may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the shareholders which the Supreme Court of Bermuda may think fit to approve or impose.

The board of directors of Willis-Bermuda may terminate the Scheme of Arrangement and abandon the Transaction, or delay the Transaction, at any time prior to the effectiveness of the Scheme of Arrangement, without obtaining the approval of Willis-Bermuda’s shareholders, even though the Scheme of Arrangement may have been approved by such shareholders and sanctioned by the Supreme Court of Bermuda and all other conditions to the Transaction may have been satisfied, if the board of directors determines that such course is in our best interests.

Unless the Scheme of Arrangement has become effective on or before March 31, 2010, or such later date, if any, as Willis-Bermuda may agree and the Supreme Court of Bermuda may allow, the Scheme of Arrangement will lapse by its terms and not come into effect.

Conditions to Consummation of the Transaction

The Transaction will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	a definitive version of this proxy statement has been filed with the SEC;

•	the Scheme of Arrangement is approved by the requisite vote of the common shareholders of Willis-Bermuda;

•	the requisite court order sanctioning the Scheme of Arrangement is obtained from the Supreme Court of Bermuda;

•	at the Transaction Time, there is no threatened, pending or effective decree, order, injunction or other legal restraint prohibiting the consummation of the Scheme of Arrangement or related transactions;

•	the Willis-Ireland shares to be issued pursuant to the Transaction are authorized for listing on the NYSE, subject to official notice of issuance;

•	all consents and governmental authorizations that are necessary, desirable or appropriate in connection with the Scheme of Arrangement and related transactions (including, without limitation, consents or waivers and/or the entering into of supplemental indentures with respect to the indentures) are obtained on terms acceptable to Willis-Bermuda and are in full force and effect; and

•	Willis-Bermuda receives an opinion from Ernst & Young LLP, in form and substance reasonably satisfactory to it, confirming, as of the Transaction Time, the matters discussed under “Material Tax Considerations — U.S. Federal Income Tax Considerations,” and the matters discussed under “Material Tax Considerations — Irish Tax Considerations.”

Court Sanction of the Scheme of Arrangement

Pursuant to Section 99 of the Bermuda Companies Act 1981 (the “Bermuda Companies Act”), the Scheme of Arrangement must be sanctioned by the court in Bermuda. This requires Willis-Bermuda to file a petition (the “Petition”) for the Scheme of Arrangement with the Supreme Court of Bermuda. Prior to the mailing of this proxy statement, Willis-Bermuda obtained directions from the Supreme Court of Bermuda providing for the convening of a meeting of Willis-Bermuda’s shareholders and other procedural matters regarding the meeting and the Supreme Court of Bermuda proceeding, including a date upon which the Supreme Court of Bermuda will hear the Petition. A copy of the Supreme Court of Bermuda’s directions is attached as Annex D to this proxy statement. Subject to the common shareholders of Willis-Bermuda approving the Scheme of Arrangement with the vote required by the Bermuda Companies Act, a Sanction Hearing will be required to hear the Petition and sanction the Scheme of Arrangement. At the Sanction Hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement, but may not impose any material changes without the joint consent of Willis-Bermuda and Willis-Ireland. Willis-Bermuda may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the shareholders which the Supreme Court of Bermuda may think fit to approve or impose. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Supreme Court of Bermuda will determine, among other things, whether the Scheme of Arrangement is fair to Willis-Bermuda’s shareholders. We expect the Sanction Hearing to be held on December 18, 2009 at the Supreme Court of Bermuda in Hamilton, Bermuda. If you are a common shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Supreme Court of Bermuda has wide discretion to hear from interested parties. Willis-Bermuda will not object to the participation in the Sanction Hearing by any common shareholder who holds shares through a broker. In accordance with its terms, the Scheme of Arrangement will become effective as soon as a copy of the Order of the Supreme Court of Bermuda sanctioning the Scheme of Arrangement has been delivered to the Registrar of Companies of Bermuda for registration as required by Section 99 of the Bermuda Companies Act. Please see “— Conditions to Consummation of the Transaction” for more information on the conditions to the Transaction.

At the special court-ordered meeting, Willis-Bermuda’s shareholders will be asked to approve the Scheme of Arrangement, substantially in the form attached as Annex A to this proxy statement. If the shareholders approve the Scheme of Arrangement, then Willis-Bermuda will apply for sanction of the Scheme of Arrangement at the Sanction Hearing. We encourage you to read the Scheme of Arrangement in its entirety for a complete description of its terms and conditions.

Once the Scheme of Arrangement is effective, the Supreme Court of Bermuda will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme of Arrangement or its implementation or out of any action taken or omitted to be taken under the Scheme of Arrangement or in connection with the administration of the Scheme of Arrangement. A common shareholder who wishes to enforce any rights under the Scheme of Arrangement after such time must notify Willis-Bermuda in writing of its intention at least five business days prior to commencing a new proceeding. After the Transaction Time, no shareholder may commence a proceeding against Willis-Ireland or Willis-Bermuda in respect of or arising from the Scheme of Arrangement except to enforce its rights under the Scheme of Arrangement where a party has failed to perform its obligations under the Scheme of Arrangement.

When under any provision of the Scheme of Arrangement a matter is to be determined by Willis-Bermuda, then Willis-Bermuda will have discretion to interpret those matters under the Scheme of Arrangement in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

Federal Securities Law Consequences; Resale Restrictions

The issuance of Willis-Ireland shares to Willis-Bermuda’s shareholders in connection with the Transaction will not be registered under the Securities Act. Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. In determining whether it is appropriate to sanction the Scheme of Arrangement, the Supreme Court of Bermuda will consider at the Sanction Hearing whether the terms and conditions of the Scheme of Arrangement are fair to Willis-Bermuda’s shareholders. The Supreme Court of Bermuda has fixed the date and time for the Sanction Hearing, which is expected to be held at the Supreme Court of Bermuda in Hamilton, Bermuda, on December 18, 2009. The Willis-Ireland shares issued to Willis-Bermuda common shareholders in connection with the Transaction will be freely transferable, except for restrictions applicable to certain “affiliates” of Willis-Bermuda under the Securities Act, as follows:

•	Persons who were not affiliates of Willis-Bermuda at the Transaction Time and have not been affiliates within 90 days prior to such time will be permitted to sell any Willis-Ireland shares received in the Transaction without regard to Rule 144 under the Securities Act.

•	Persons who were affiliates of Willis-Bermuda at the Transaction Time or were affiliates within 90 days prior to such time will be permitted to resell any Willis-Ireland shares they receive pursuant to the Transaction in the manner permitted by Rule 144. In computing the holding period of the Willis-Ireland shares for the purposes of Rule 144(d), such persons should be permitted to “tack” the holding period of their Willis-Bermuda shares held prior to the Transaction Time.

•	Persons whose shares of Willis-Bermuda bear a legend restricting transfer will receive shares of Willis-Ireland that are subject to the same restrictions.

Persons who may be deemed to be affiliates of Willis-Bermuda and Willis-Ireland for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, Willis-Bermuda and Willis-Ireland and would generally not be expected to include shareholders who are not executive officers, directors or significant shareholders of Willis-Bermuda and Willis-Ireland.

We have not filed a registration statement with the SEC covering any resales of the Willis-Ireland shares to be received by Willis-Bermuda’s shareholders in connection with the Transaction. Willis-Ireland intends to file certain post-effective amendments to existing effective registration statements of Willis-Bermuda concurrently with the completion of the Transaction.

Upon consummation of the Transaction, the ordinary shares of Willis-Ireland will be deemed to be registered under Section 12(b) of the Exchange Act, by virtue of Rule 12g-3 under the Exchange Act, without the filing of any Exchange Act registration statement.

Effective Date and Transaction Time

If the Scheme of Arrangement is approved by the requisite shareholder vote and sanctioned by the Supreme Court of Bermuda and the other conditions to the consummation of the Transaction are satisfied (and we do not abandon the Transaction), the Scheme of Arrangement will become effective upon our filing of the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies. Various steps of the Transaction will occur effectively simultaneously at the Transaction Time, which we anticipate will be 6:59 p.m. Eastern Time on December 31, 2009. The expected timetable for the Transaction is set forth in Annex E to this proxy statement.

In the event the conditions to the Transaction are not satisfied, the Transaction may be abandoned or delayed, even after approval by Willis-Bermuda’s shareholders and the sanction of the Supreme Court of Bermuda. In addition, the Transaction may be abandoned or delayed by our board of directors at any time prior to the Scheme of Arrangement becoming effective, without obtaining the approval of Willis-Bermuda’s shareholders, even though the Scheme of Arrangement may have been approved by Willis-Bermuda’s shareholders and sanctioned by the Supreme Court of Bermuda and all other conditions to the Transaction may have been satisfied. Please see “— Amendment, Termination or Delay.”

Management of Willis-Ireland

When the Transaction is completed, the executives and directors of Willis-Bermuda immediately prior to the completion of the Transaction will be the executives and directors of Willis-Ireland. Willis-Ireland’s memorandum and articles of association, as they will be in effect after the Transaction, provide for a single class of directors, just as Willis-Bermuda currently has, and Willis-Ireland’s directors will be subject to re-election at the 2010 annual general meeting of Willis-Ireland.

Deeds of Indemnification

Willis-Bermuda’s bye-laws require it to indemnify any director, alternate director, officer and member of a committee constituted under the bye-laws and any resident representative against all liabilities incurred or suffered by such person as a director, alternate director, officer and committee member or resident representative. The bye-laws further provide that such indemnified persons shall be indemnified out of Willis-Bermuda’s funds against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he or she is acquitted, or in connection with any application under the Bermuda Companies Act in which relief from liability is granted to him by the court. The Willis-Bermuda bye-laws also require Willis-Bermuda to pay reasonable expenses incurred in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay Willis-Bermuda if it is ultimately determined that such person was not entitled to indemnification.

Willis-Ireland’s articles of association contain similar indemnification and expense advancement provisions, although the scope of the indemnification provided to Willis-Ireland’s directors and Secretary is limited in accordance with the Irish Companies Acts. For information on the limitations on the ability of an Irish company to indemnify its directors or its Secretary, please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Indemnification of Directors and Officers; Insurance.”

In addition, due to the difference between Irish and Bermuda law and in connection with the Transaction, we expect that each of Willis-Ireland and Willis North America Inc., or such other subsidiary of Willis-Ireland as the board of directors deem appropriate, will enter into indemnification agreements (or deed poll indemnities) with or as to each of Willis-Ireland’s directors and certain officers, as well as with individuals serving as directors or officers of our subsidiaries, providing for the indemnification of, and advancement of expenses to, these persons. We expect and intend that the indemnification and expense advancement provided under these indemnification agreements (or deed poll indemnities) will be substantially similar to that currently afforded by Willis-Bermuda under its bye-laws to its directors and officers and those serving at its request in other capacities as described above.

Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Indemnification of Directors and Officers; Insurance.”

Interests of Certain Persons in the Transaction

Except for the indemnification arrangements described above, no person who has been a director or executive officer of Willis-Bermuda at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Transaction, except for any interest arising from his or her ownership of securities of Willis. No such person is receiving any extra or special benefit not shared on a pro rata basis by all other holders of common shares of Willis-Bermuda.

Required Vote; Board Recommendation

The special court-ordered meeting will be conducted in accordance with the directions of the Supreme Court of Bermuda. The presence in person or by proxy of the holders of at least 50% of the Willis-Bermuda common shares outstanding and entitled to vote at the meeting constitutes a quorum for the conduct of business. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. Assuming the presence of a quorum at the meeting, the Scheme of Arrangement must be approved by a majority in number of the holders of the Willis-Bermuda common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the Willis-Bermuda common shares present and voting on the proposal, whether in person or by proxy. Please see “The Special Court-Ordered Meeting — Record Date; Voting Rights; Vote Required for Approval.” Our board of directors has approved the Scheme of Arrangement and recommends that shareholders vote “FOR” approval of all of the proposals.

Regulatory Matters

Other than the Scheme of Arrangement, we are not aware of any other governmental approvals or actions that are required to complete the Transaction other than compliance with U.S. federal and state securities laws and Bermuda and Irish corporate law. We do not believe that any significant regulatory approvals will be required to effect the Transaction.

No Appraisal Rights

Under Bermuda law, none of the common shareholders of Willis-Bermuda has any dissenters’ rights or right to an appraisal of the value of their shares or receive payment for them in connection with the Transaction.

No Action Required to Cancel Willis-Bermuda Shares and Receive Willis-Ireland Shares

Assuming the Transaction becomes effective, your Willis-Bermuda common shares will be cancelled and Willis-Ireland ordinary shares will be issued to you without any action on your part, regardless of whether you currently hold Willis-Bermuda common shares in certificated form. All of Willis-Ireland’s shares will be issued in uncertificated book-entry form. Consequently, if you currently hold Willis-Bermuda common shares in certificated form, following the Transaction, your share certificates will cease to have effect as documents or evidence of title and you may disregard such certificates. The transfer agent will make an electronic book-entry in your name and will mail you a statement evidencing your ownership of Willis-Ireland shares.

Dividend Policy

Willis-Bermuda paid dividends totaling $1.03 per share on its common shares in the fiscal year 2008. Willis normally pays dividends on a quarterly basis to shareholders of record on March 31, June 30, September 30 and December 31. For the quarter ended June 30, 2009, the board of directors declared a regular quarterly cash dividend on Willis’ common stock of $0.26 per share, or an annual rate of $1.04 per share. The dividend was paid on October 12, 2009 to shareholders of record on September 30, 2009. Please see “Market Price and Dividend Information.” Future dividends, if any, on the Willis-Bermuda common shares and/or Willis-Ireland ordinary shares will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the board of directors may deem relevant, as well as our ability to pay dividends in compliance with the Bermuda Companies Act or Irish law, as applicable.

Under Irish law, dividends must be paid out of “distributable reserves,” which Willis-Ireland will not have immediately following the Transaction Time but which we are taking steps to create. Please see “Risk Factors,” “Description of Willis Group Holdings Public Limited Company Share Capital — Dividends” and “Proposal Number Two: Creation of Distributable Reserves.”

For a description of the Irish tax rules relating to dividends, please see “Material Tax Considerations — Irish Tax Considerations.”

Share Compensation Plans

We have a variety of equity incentive plans, deferred compensation plans, and other plans, agreements, awards and arrangements outstanding that provide for options, restricted shares or other rights to purchase or receive shares of Willis-Bermuda (or the right to receive benefits or amounts by reference to those shares). We refer to these plans, agreements, awards and arrangements as our equity incentive plans. Some of our equity incentive plans are sponsored by Willis-Bermuda, and others are sponsored by some of our subsidiaries or affiliates.

In furtherance of the Transaction, our equity incentive plans require amendments or other modifications. For instance, if the Transaction is completed, Willis-Ireland will assume, on a one-for-one basis, Willis-Bermuda’s existing obligations to deliver shares under our equity incentive plans (as they may be amended or modified to take into account the Transaction and, if applicable, subject to any necessary governmental approvals for tax purposes in specified jurisdictions). To the extent Willis-Bermuda currently sponsors those equity incentive plans, Willis-Ireland will assume or adopt those equity incentive plans. At the same time, equity incentive plans sponsored by subsidiaries or other affiliates are expected to continue to be sponsored by those subsidiaries or other affiliates, even though Willis-Ireland will assume some obligations under those equity incentive plans. The amendments or other modifications will be necessary, among other things, to: (i) facilitate the assumption or adoption by Willis-Ireland of the various equity incentive plans it will sponsor or various rights, duties or obligations under the equity incentive plans; (ii) provide that shares of Willis-Ireland will be issued, acquired, purchased, held, available or used to measure benefits or calculate amounts as appropriate under the equity incentive plans, instead of shares of Willis-Bermuda; and (iii) provide for the appropriate substitution of Willis-Ireland in place of references to Willis-Bermuda under the equity incentive plans. Shareholder approval of the Scheme of Arrangement will also constitute shareholder approval of these amendments or modifications and the relevant adoption and assumption of the equity incentive plans by Willis-Ireland.

Stock Exchange Listing

Willis-Bermuda’s common shares are currently listed on the NYSE. There is currently no established public trading market for the ordinary shares of Willis-Ireland. We intend to file an application so that, immediately following the Transaction Time, the ordinary shares of Willis-Ireland will be listed on the NYSE under the symbol “WSH,” the same symbol under which the Willis-Bermuda common shares are currently listed. We do not plan for Willis-Ireland’s ordinary shares to be listed on the Irish Stock Exchange at the present time.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents a transaction between entities under common control. Assets and liabilities are transferred at carrying value between entities under common control. Accordingly, the assets and liabilities of Willis-Ireland will be reflected at their carrying amounts in the accounts of Willis-Bermuda at the Transaction Time.

Supplemental Indentures

In connection with the Reorganization, we expect Willis-Ireland to seek consents or waivers and/or enter into supplemental indentures to the indentures governing the following notes issued by current subsidiaries of Willis-Bermuda: (i) the 5.125% senior notes, 5.625% senior notes, 6.20% senior notes and 7.00% senior notes issued by Willis North America Inc. and (ii) the 12.875% senior notes issued by Trinity Acquisition PLC. We expect the supplemental indentures will provide that Willis-Ireland and/or certain of its subsidiaries will guarantee the obligations of the issuer and assume the obligations of a parent entity under the indentures. One of the conditions to consummation of the Transaction is that we obtain consents or waivers and/or enter into supplemental indentures on terms acceptable to us, although we may waive this condition. Please see “— Conditions to Consummation of the Transaction.” Although we expect that no material change would be made to the terms of the indentures in connection with entering into the supplemental indentures, we cannot guarantee that there would not be any such change.

Effect of the Transaction on Potential Future Status as a Foreign Private Issuer

Upon completion of the Transaction, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. We will also comply with any additional reporting requirements of Irish law.

Willis-Bermuda currently is not a “foreign private issuer” within the meaning of the rules promulgated under the Exchange Act, and we do not currently believe that Willis-Ireland will qualify as a “foreign private issuer” upon completion of the Transaction. The definition of a “foreign private issuer” has two parts — one based on a company’s percentage of U.S. resident shareholders and the other on its business contacts with the U.S. An organization incorporated under the laws of a foreign country qualifies as a foreign private issuer unless both parts of the definition are satisfied as of the last business day of its most recently completed second fiscal quarter. We believe Willis-Bermuda currently satisfies the shareholder test because more than 50% of our outstanding voting securities are held by U.S. residents, and we currently expect that Willis-Ireland will meet the shareholder test upon the completion of the Transaction. The business contacts test requires that any of the following be true with respect to the organization incorporated under the laws of a foreign country: (i) the majority of its executive officers or directors are U.S. citizens or residents; (ii) more than 50% of its assets are located in the U.S.; or (iii) its business is administered principally in the U.S. Willis-Bermuda currently meets the business contacts test, and we currently expect that Willis-Ireland will meet the business contacts test upon the completion of the Transaction. However, Willis-Ireland could fail to satisfy the shareholder test and/or the business contacts test at some time in the future and, as a result, qualify for status as a foreign private issuer. If that occurs, Willis-Ireland would be exempt from certain requirements applicable to U.S. public companies, including:

•	the rules requiring the filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC;

•	the SEC’s rules regulating proxy solicitations;

•	the provisions of Regulation FD;

•	the filing of reports of beneficial ownership under Section 16 of the Exchange Act (although beneficial ownership reports may be required under Section 13 of the Exchange Act); and

•	“short-swing” trading liability imposed on insiders who purchase and sell securities within a six-month period.

In addition, Willis-Ireland would then be allowed to:

•	file annual reports within six months after the end of a fiscal year, and within four months after the end of a fiscal year beginning with fiscal years ending on or after December 15, 2011;

•	include more limited compensation disclosure in its filings with the SEC;

•	apply accounting principles other than U.S. GAAP to its financial statements, although reconciliation to U.S. GAAP would be required if International Financial Reporting Standards are not used; and

•	choose which reporting currency to use in presenting its financial statements.

PROPOSAL NUMBER TWO: CREATION OF DISTRIBUTABLE RESERVES

Under Irish law, Willis-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts to enable it to make distributions (including the payment of cash dividends) to its shareholders or to buy back shares. Distributable reserves generally means the accumulated realized profits of Willis-Ireland less accumulated realized losses of Willis-Ireland and includes reserves created by way of capital reduction. Please see “Description of Willis Group Holdings Public Limited Company Share Capital — Dividends” and “— Share Repurchases, Redemptions and Conversions.” Immediately following implementation of the Transaction, the unconsolidated balance sheet of Willis-Ireland will not contain any distributable reserves, and “shareholders’ equity” in such balance sheet will be comprised entirely of “share capital” (equal to the aggregate par value of the Willis-Ireland shares issued in the Transaction) and “share premium” (resulting from the issuance of Willis-Ireland shares in the Transaction). The current shareholders of Willis-Ireland (which are Willis-Bermuda and its nominees) have passed a resolution that would create distributable reserves following the Transaction by converting to distributable reserves all of the share premium of Willis-Ireland (or such lesser amount as may be determined by the board of directors of Willis-Ireland). We expect that the distributable reserves of Willis-Ireland created in this manner will be approximately $4 billion.

The common shareholders of Willis-Bermuda are being asked at the special court-ordered meeting, pending the approval of the Scheme of Arrangement, to approve the creation of distributable reserves of Willis-Ireland (through the reduction of the entire share premium account of Willis-Ireland or such lesser amount as may be determined by the board of directors of Willis-Ireland) that was previously approved by Willis-Bermuda and the other current shareholders of Willis-Ireland. The distributable reserves proposal requires the affirmative vote of holders of a simple majority of the Willis-Bermuda common shares present in person or by proxy at the meeting and voting on the proposal. Please see “The Special Court-Ordered Meeting — Record Date; Voting Rights; Vote Required for Approval.” Our board of directors has approved the distributable reserves proposal and recommends that shareholders vote “FOR” approval of all of the proposals.

If the common shareholders of Willis-Bermuda approve the creation of distributable reserves and the Transaction is completed, we will seek to obtain the approval of the Irish High Court, which is required for the creation of distributable reserves to be effective, as soon as practicable following implementation of the Transaction. The approval of the Irish High Court is expected to be obtained within three to six weeks of the consummation of the Transaction.

Approval of the distributable reserves proposal is not a condition to the Transaction, but is required under Irish law to continue our existing dividend payments. Accordingly, if the common shareholders of Willis-Bermuda approve the Scheme of Arrangement but do not approve the distributable reserves proposal, and the Transaction is consummated, Willis-Ireland may not have sufficient distributable reserves to pay dividends or to repurchase shares following the Transaction. In addition, although we are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, there is no guarantee that such approval will be forthcoming. Even if the Irish High Court does approve the creation of distributable reserves, it may take substantially longer than we anticipate and the Irish High Court may not approve the reduction of the entire share premium amount of Willis-Ireland. Please see “Risk Factors.”

MATERIAL TAX CONSIDERATIONS

The information presented under the caption “— U.S. Federal Income Tax Considerations” below is a discussion of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (as defined below) of the Transaction and of investing in the Willis-Ireland shares received in the Transaction. The information presented under the caption “— Irish Tax Considerations” is a discussion of the material Irish tax consequences of the Transaction and of investing in the Willis-Ireland shares. The information presented under the caption “— UK Tax Considerations” is a discussion of the material UK tax consequences of the Transaction and of investing in the Willis-Ireland shares. The information presented under the caption “— Bermuda Tax Considerations” is a discussion of the material Bermuda tax consequences of the Transaction.

You should consult your tax advisor regarding the applicable tax consequences to you of the Transaction and investing in the Willis-Ireland shares under the laws of the U.S. (federal, state and local), Ireland, UK, Bermuda and any other applicable foreign jurisdiction in light of your particular circumstances, including the effects of any changes in tax laws or regulations after the date of this proxy statement.

U.S. Federal Income Tax Considerations

In General

The following discussion sets forth the material U.S. federal income tax consequences of the Transaction to Willis-Bermuda shareholders as of the date hereof. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax.

This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

This discussion addresses only those holders that hold their Willis-Bermuda shares solely as capital assets within the meaning of Section 1221 of the Code. It does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances or if you are subject to special treatment under U.S. federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation, partnership, or other pass-through entity (or an investor in an S corporation, partnership, or other pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a dealer in stocks and securities, or foreign currencies;

•	a trader in securities who elects the mark-to-market method of accounting for your securities;

•	a holder of Willis-Bermuda stock who is subject to the alternative minimum tax provisions of the Code;

•	a holder of Willis-Bermuda stock who received such stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation;

•	a person who has been, but is no longer, a citizen or resident of the U.S.;

•	a corporation that has been, but is no longer, organized in or under the laws of the U.S. or any political subdivision thereof;

•	a U.S. holder (as defined below) who has a functional currency other than the U.S. dollar;

•	a holder of Willis-Bermuda stock who holds such stock as part of a hedge, straddle, a constructive sale or conversion transaction; or

•	a holder of Willis-Ireland shares who, immediately after the Transaction, actually or constructively owns 10% or more of the total combined voting power of all classes of stock entitled to vote of Willis-Ireland.

This discussion assumes that neither Willis-Bermuda nor Willis-Ireland is currently, or was in the years preceding the Transaction (or will become), a “passive foreign investment company” under the Code (a “PFIC”). Neither Willis-Bermuda nor Willis-Ireland will request a ruling from the Internal Revenue Service (“IRS”) as to the U.S. federal income tax consequences of the Transaction, post-Transaction ownership and disposition of Willis-Ireland shares or any other matter. There can be no assurance that the IRS will not challenge any of the U.S. federal income tax consequences described below and that a court would not uphold such challenge.

As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of Willis-Bermuda shares (or record owner that does not hold such shares on behalf of another person), or, after the completion of the Transaction, Willis-Ireland shares, that is, for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation (other than an S corporation) created or organized in or under the laws of the U.S. or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is any beneficial owner of Willis-Bermuda shares (or record owner that does not hold such shares on behalf of another person), or after the completion of the Transaction, Willis-Ireland shares, that is not a partnership for U.S. federal income tax purposes and is not a U.S. holder. For purposes of this summary, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Willis-Bermuda or Willis-Ireland shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Willis-Bermuda shares, you should consult your tax advisors.

THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE TRANSACTION TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTION IN LIGHT OF YOUR OWN PARTICULAR SITUATION.

Material Tax Consequences to U.S. Holders

The Transaction

The U.S. holders who own shares of Willis-Ireland immediately after the Transaction and who received such shares in cancellation of their shares of Willis-Bermuda should generally recognize no gain or loss in the Transaction pursuant to Section 354 of the Code. The tax basis of the Willis-Ireland shares received by the U.S. holders in the Transaction should be equal to the adjusted tax basis of their Willis-Bermuda shares held prior to the Transaction. The holding period for the Willis-Ireland shares received by U.S. holders should include the period those holders held their Willis-Bermuda shares. U.S. holders who hold their Willis-Bermuda shares with differing tax bases or holding periods are urged to consult their tax advisors with regard to identifying the tax bases and holding periods of the particular Willis-Ireland shares received in the Transaction. Additionally, under applicable Treasury regulations, no U.S. holder should be required to file a “gain recognition agreement” with the IRS solely as a result of the Transaction.

Ownership of Willis-Ireland Shares following the Transaction

Distributions on Willis-Ireland Shares.  The gross amount of distributions on Willis-Ireland shares (including any amounts withheld to reflect Irish withholding tax) should be taxable as dividends to the extent paid out of Willis-Ireland’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles). Such income (including withheld taxes) should be includable in a U.S. holder’s gross income as ordinary income on the day it is actually or constructively received under U.S. federal income tax principles. Note that non-corporate holders of shares of Willis-Ireland who receive such dividends are not eligible for the dividends-received deduction allowed to corporations under the Code.

With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2011 from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the U.S. which the U.S. Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The U.S. Treasury Department has determined that the current income tax treaty between the U.S. and Ireland meets these requirements, and Willis-Ireland believes it is eligible for the benefits of that treaty. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the U.S. U.S. Treasury Department guidance indicates that Willis-Ireland shares, which are expected to be listed on the NYSE immediately following the Transaction, are readily tradable on an established securities market in the U.S. There can be no assurance that Willis-Ireland shares will be considered readily tradable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of Willis-Ireland’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Subject to certain conditions and limitations, Irish withholding taxes on dividends may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability. For purposes of calculating the foreign tax credit, distributions paid on Willis-Ireland shares that are treated as dividends for U.S. federal income tax purposes may be treated as income from sources outside the U.S., in which case such income would generally constitute passive category income. Further, in certain circumstances, if a U.S. holder:

•	has held Willis-Ireland shares for less than a specified minimum period during which such holder is not protected from risk of loss; or

•	is obligated to make payments related to the dividends;

such U.S. holder will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on the Willis-Ireland shares. The rules governing the foreign tax credit are complex. U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that the amount of any distribution exceeds Willis-Ireland’s current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution should first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the Willis-Ireland shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized on a subsequent disposition of the shares), and the balance in excess of adjusted basis should be taxed as capital gain recognized on a sale or exchange. Consequently, such distributions in excess of Willis-Ireland’s current and accumulated earnings and profits would generally not give rise to foreign source income and a U.S. holder would generally not be able to use the foreign tax credit arising from any Irish withholding tax imposed on such distributions unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes. U.S. holders who hold their Willis-Ireland shares with differing tax bases are urged to consult their tax advisors in determining the consequences of distributions which exceed Willis-Ireland’s current and accumulated earnings and profits.

Sale, Exchange or Other Taxable Disposition of Willis-Ireland Shares.  For U.S. federal income tax purposes, a U.S. holder should recognize gain or loss on any sale or exchange of Willis-Ireland shares in an amount equal to the difference between the amount realized for the shares and the U.S. holder’s tax basis in such shares. Such gain or loss should generally be capital gain or loss. Capital gains of individuals, but not corporations, derived with respect to capital assets held for more than one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized should generally be treated as U.S. source gain or loss.

Passive Foreign Investment Company Rules

Willis-Bermuda believes that it was not a PFIC (generally, a foreign corporation that has a specified percentage of “passive” income or assets, after the application of certain “look-through” rules) for U.S. federal income tax purposes for its 2009 taxable year and it does not expect Willis-Ireland to become a PFIC in the foreseeable future. However, because PFIC status depends on the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that Willis-Ireland will not be a PFIC for any taxable year. If Willis-Bermuda was or Willis-Ireland is a PFIC for any taxable year during which a U.S. holder held Willis-Bermuda shares or holds Willis-Ireland shares, certain adverse tax consequences could apply to such U.S. holder.

Treatment of Certain Irish Taxes

Any stamp duty or Irish capital acquisitions tax imposed on a U.S. holder as described below under the heading “— Irish Tax Considerations” should not be creditable against U.S. federal income taxes, although a U.S. holder may be entitled to deduct such taxes, subject to applicable limitations under the Code. U.S. holders should consult their tax advisors regarding the tax treatment of these Irish taxes.

Material Tax Consequences to Non-U.S. Holders

The Transaction

For U.S. federal income tax purposes, the non-U.S. holders who own shares of Willis-Ireland immediately after the Transaction, and who received such shares in cancellation of their shares of Willis-Bermuda, should generally recognize no gain or loss in the Transaction pursuant to Section 354 of the Code. In addition, such non-U.S. holders should not be subject to withholding tax on any realized gain with respect to the Transaction.

Ownership of Willis-Ireland Shares

Non-U.S. holders of Willis-Ireland shares generally should not be subject to U.S. federal income or withholding tax on dividend income from Willis-Ireland and should not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of Willis-Ireland shares, unless:

•	such gain or dividend income is effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S. or, if a treaty applies, is attributable to a permanent establishment or fixed place of business maintained by such holder in the U.S.; or

•	in the case of capital gain of a non-U.S. holder who is an individual that is treated as a tax resident in the U.S.

Information Reporting and Backup Withholding

U.S. holders that own at least five percent by vote or value of Willis-Bermuda shares immediately before the Transaction should be required to file certain section 368 reorganization statements.

In general, information reporting should apply to any subsequently declared dividend payments in respect of Willis-Ireland shares and the proceeds from the sale, exchange or redemption of such shares that are paid within the U.S. (and in certain cases, outside the U.S.), unless the holder is an exempt recipient such as a corporation. Backup withholding tax may apply to such payments if the holder fails to certify its U.S. status and taxpayer identification number or other exempt status on Form W-9 (or conforming substitute statement) or fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules should be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

In order not to be subject to backup withholding imposition on a subsequent disposition of Willis-Ireland shares, or dividends paid on those shares, a non-U.S. holder may be required to certify such person’s foreign status (on an applicable W-8, or conforming substitute statement) or otherwise establish an exemption.

Irish Tax Considerations

Scope of Discussion

The following is a general summary of the main Irish tax considerations applicable to certain investors who are the beneficial owners of Willis-Ireland shares. It is based on existing Irish law and practices in effect on the date of this proxy statement and on discussions and correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below.

The statements do not constitute tax advice and are intended only as a general guide. Furthermore, this information applies only to Willis-Ireland shares held as capital assets and does not apply to all categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired their Willis-Ireland shares by virtue of an office or employment. This summary is not exhaustive and shareholders should consult their own tax advisors as to the tax consequences in Ireland, or other relevant jurisdictions of the Transaction, including the acquisition, ownership and disposition of the Willis-Ireland shares.

Irish Tax on Chargeable Gains

The receipt by Willis-Bermuda common shareholders of Willis-Ireland shares as consideration for the cancellation of their Willis-Bermuda shares in the Transaction should not give rise to a liability to Irish tax on chargeable gains for persons that are not resident or ordinarily resident in Ireland for Irish tax purposes and do not hold such shares in connection with a trade carried on by such holder in Ireland through a branch or agency.

The issuance, pursuant to the Transaction, of Willis-Ireland shares to holders of Willis-Bermuda shares who are resident or ordinarily resident for tax purposes in Ireland, or who hold their shares in connection with a trade carried on by such holder in Ireland through a branch or agency, should be treated as falling within the relief for a reorganization for the purposes of taxation of chargeable gains. Accordingly, the Willis-Ireland shares issued to holders of Willis-Bermuda shares in accordance with their entitlements as holders of Willis-Bermuda shares should be treated as the same asset and as acquired at the same time as the Willis-Bermuda shares. Shareholders should consult their own tax advisor if they believe they may be subject to Irish tax.

Withholding Tax on Dividends

Distributions made by Willis-Ireland will generally be subject to dividend withholding tax (“DWT”) at the standard rate of income tax (currently 20%) unless one of the exemptions described below applies, which we believe should be the case for the majority of our shareholders. DWT (if any) arises in respect of dividends paid by Willis-Ireland, as it is tax resident in Ireland. For DWT purposes, a dividend includes any distribution made by Willis-Ireland to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. Willis-Ireland is responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

Certain shareholders (both individual and corporate) are also entitled to an exemption from DWT. In particular, a non-Irish resident shareholder is not subject to DWT on dividends received from Willis if the shareholder is:

•	an individual shareholder resident for tax purposes in a “relevant territory,” and the individual is neither resident nor ordinarily resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a “relevant territory;”

•	a corporate shareholder resident for tax purposes in a “relevant territory” provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75% parent) is substantially and regularly traded on a recognized stock exchange either in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance; or

•	a corporate shareholder that is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above but subject to the matters described below, the shareholder has provided the appropriate forms to his or her broker (and the relevant information is further transmitted to Willis-Ireland or any qualifying intermediary appointed by Willis-Ireland) (in the case of shares held beneficially), or to Willis’ transfer agent (in the case of shares held directly).

Prior to paying any dividend, Willis-Ireland will put in place an agreement with an entity which is recognized by the Irish Revenue Commissioners as a “qualifying intermediary” which satisfies one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their shares through DTC, as described below. The agreement will generally provide for certain arrangements relating to cash distributions in respect of those shares of Willis-Ireland that are held through DTC (the “Deposited Securities”). The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the Deposited Securities, after Willis-Ireland delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

Willis-Ireland and its qualifying intermediary will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish DWT forms, as described below. Shareholders who are required to file Irish forms in order to receive their dividends free of DWT should note that such forms are valid for five years and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT. Links to the various Irish Revenue Commissioners’ forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html.

For a list of “relevant territories” as defined for the purposes of DWT, please see Annex C to this proxy statement.

Shares Held by U.S. Resident Shareholders

Dividends paid on Willis-Ireland shares that are owned by residents of the U.S. should not be subject to Irish withholding tax, subject to the completion and delivery of the relevant forms.

Residents of the U.S. who hold their shares through DTC and who have a U.S. address should be entitled to receive dividends without Irish dividend withholding tax. To provide proof of a U.S. address, U.S. Willis-Ireland shareholders should have a Form W-9 on file with their broker. Residents of the U.S. who held their shares directly on September 21, 2009, and who continue to hold their shares directly can rely on the Form W-9 they have submitted to the company. Other residents of the U.S. who acquired all of their shares after September 21, 2009 and who are holders of record will need to file an Irish DWT form with our transfer agent to receive dividends without Irish withholding tax.

Shares Held by Residents of “Relevant Territories” Other Than the U.S.

Dividends paid to Willis-Ireland shareholders who are residents of countries that are EU member states (other than Ireland) or other countries with which Ireland has signed a tax treaty whether that treaty has been ratified or not (other than the U.S.) should not be subject to Irish withholding tax, as long as such shareholders have provided Irish DWT forms to our current qualifying intermediary (for shares held through DTC) or our transfer agent (for shares held directly). We refer to these countries, together with the U.S., as “relevant territories,” a list of which is included as Annex C to this proxy statement.

In addition, these shareholders who held shares on September 21, 2009 should generally receive dividends paid on or before September 30, 2010 without any Irish withholding tax if they have submitted a Form W-8 confirming their residence in a “relevant territory” to our current qualifying intermediary (for shares held through DTC) or our transfer agent (for shares held directly).

If any shareholder who is resident in a “relevant territory” receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Please note that this exemption from DWT does not apply to a Willis-Ireland shareholder that is resident or ordinarily resident in Ireland or to a body corporate that is under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland, but other exemptions may apply.

However, it may be possible for such a shareholder to rely on a double tax treaty to limit the applicable DWT.

Shares Held by Residents of Ireland

Certain Irish tax resident corporate shareholders, pension schemes, and collective investment undertakings are entitled to an exemption from DWT in respect of dividend payments on their Willis-Ireland shares. Most other Irish tax resident or ordinarily resident shareholders will be subject to DWT in respect of dividend payments on their Willis-Ireland shares.

Shareholders that are residents of Ireland but are entitled to receive dividends without DWT must complete the appropriate Irish forms and provide them to our qualifying intermediary (for shares held through DTC) or our transfer agent (for shares held directly). Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisor.

Shares Held by Other Persons

Willis-Ireland shareholders who do not reside in “relevant territories” or in Ireland will usually be subject to DWT, but there are a number of other exemptions that could apply on a case-by-case basis. Dividends paid to such shareholders will be paid subject to DWT unless the relevant shareholder has provided the appropriate Irish DWT form to our qualifying intermediary (for shares held through DTC) or our transfer agent (for shares held directly). Willis recommends that such shareholders to whom an exemption applies complete the appropriate Irish forms and provide them to our qualifying intermediary or our transfer agent, as the case may be, as soon as possible.

If any shareholder who is not a resident of a “relevant territory” or Ireland but is exempt from withholding receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Income Tax on Dividends Paid on Willis Shares

Irish income tax (if any) arises in respect of dividends paid by Willis-Ireland, as it is tax resident in Ireland.

A shareholder who is not resident or ordinarily resident in Ireland and who is entitled to an exemption from DWT, generally has no Irish income tax liability on a dividend from Willis-Ireland unless he or she holds their Willis shares through a branch or agency in Ireland through which a trade is carried on.

Willis-Ireland shareholders that are not resident nor ordinarily resident in Ireland and do not hold their shares through a branch or agency in Ireland, are generally liable to Irish income tax on dividends received from Willis-Ireland unless they are entitled to exemption from DWT. However, the DWT deducted by Willis-Ireland discharges such liability to Irish income tax provided that the shareholder furnishes the statement of DWT imposed to the Irish Revenue Commissioners.

Irish resident or ordinarily resident shareholders may be subject to Irish tax and/or levies on dividends received from Willis-Ireland. Such shareholders should consult their own tax advisor.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) comprises principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of Willis-Ireland ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Willis-Ireland ordinary shares are regarded as property situated in Ireland as the share register of Willis must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 25% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT.

Stamp Duty

Irish stamp duty (if any) is only payable in respect of the transfer of Willis-Ireland shares and not Willis-Bermuda shares. Irish stamp duty is currently 1% of the price paid or the market value of the shares acquired, if higher.

No stamp duty should be payable on the cancellation of the common shares of Willis-Bermuda or the issue of Willis-Ireland ordinary shares under the Transaction.

For the majority of transfers of Willis-Ireland ordinary shares, we do not expect there to be any Irish stamp duty as transfers of book-entry interests in DTC representing Willis-Ireland shares should not be subject to Irish stamp duty. Accordingly, transfers by shareholders who hold their Willis-Ireland shares beneficially through brokers, which in turn hold those shares through DTC, should not be subject to Irish stamp duty on transfers to holders who also hold through DTC. Transfers by shareholders who hold their shares other than through DTC, will be subject to Irish stamp duty, which is a legal obligation of the buyer. Accordingly, we recommend that all directly registered shareholders open broker accounts so they can transfer their Willis-Bermuda shares into a broker account to be held through DTC as soon as possible, and in any event prior to the Transaction Time. This will cause their Willis-Ireland shares to be held through DTC from the Transaction Time. We also recommend that any person who wishes to acquire Willis-Ireland shares after completion of the Transaction acquires such Willis-Ireland shares beneficially through a broker account to be held through DTC.

Any transfer of Willis-Ireland shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Willis-Ireland’s articles of association allow Willis-Ireland, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty payable by a buyer. In the event of any such payment, Willis-Ireland is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion), and (iii) claim a lien against the Willis-Ireland shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Willis-Ireland shares has been paid unless one or both of such parties is otherwise notified by us.

UK Tax Considerations

In General

The following statements summarize certain UK tax implications of the Transaction. They are based on current UK legislation and an understanding of current Her Majesty’s Revenue and Customs (“HM Revenue & Customs”) published practice as at the date of this document. The paragraphs are intended as a general guide and, except where express reference is made to the position of non-residents, apply only to Willis-Bermuda shareholders who are resident and, if individuals, ordinarily resident and domiciled in the UK for tax purposes. They relate only to such Willis-Bermuda shareholders who hold their existing Willis-Bermuda shares, and who will hold their Willis-Ireland shares directly as an investment (other than under an individual savings account) and who are absolute beneficial owners of those Willis-Bermuda shares. These paragraphs do not deal with share owners, such as persons who hold or who have acquired Willis-Bermuda shares or Willis-Ireland shares in the course of trade or by reason of their, or another’s, employment, or collective investment schemes and insurance companies.

If you are in any doubt as to your taxation position or if you are resident or otherwise subject to taxation in any jurisdiction other than the UK, you should consult an appropriate professional advisor immediately.

Material Tax Consequences to UK Holders

Taxation of Income

The Transaction should not be treated as involving a distribution subject to UK tax as income.

Taxation of Chargeable Gains on the Scheme of Arrangement

The Transaction should be treated as a reconstruction for purposes of UK taxation of chargeable gains under certain specified conditions. Accordingly, a Willis-Bermuda shareholder holding five percent or less of the issued share capital of Willis-Bermuda who receives Willis-Ireland shares under the Transaction should be treated as not having made a disposal of his or her Willis-Bermuda shares. Instead “roll-over” treatment should apply, which means that the Willis-Ireland shares should be treated as the same asset as the Willis-Bermuda shares in respect of which they are issued and treated as acquired at the same time as those Willis-Bermuda shares, and for the same acquisition cost.

If a Willis-Ireland shareholder, alone or together with persons connected with him, holds more than five percent of the Willis-Bermuda shares, such a Willis shareholder should be eligible for the “roll-over” treatment described above only if the Transaction is effected for bona fide commercial reasons and does not form part of a scheme or arrangement of which the main purpose, or one of the main purposes, is avoidance of liability to capital gains tax or corporation tax. Clearance has not been sought by Willis from HM Revenue & Customs under section 138 Taxation of Chargeable Gains Act 1992 that HM Revenue & Customs is satisfied that the Transaction will be effected for bona fide commercial reasons and will not form part of such a scheme or arrangement. A Willis-Bermuda shareholder holding more than five percent of Willis-Bermuda shares is advised to consult his or her tax advisor with regard to their own specific circumstances.

Transaction in Securities

Willis-Bermuda shareholders should not suffer a counter-acting tax assessment under the transactions in securities rules in sections 703 et seq. of the Income and Corporation Taxes Act 1988 and sections 682 et seq. of the Income Tax Act 2007 by reference to the Transaction.

No application for clearance has been sought from HM Revenue & Customs under section 707 of the Income and Corporation Taxes Act 1988 or section 701 of the Income Tax Act 2007 in relation to the Transaction, in that the Transaction in securities legislation will not apply. If you are in any doubt on this aspect you should consult a professional advisor accordingly.

Your attention is drawn to section 720 Income Tax Act 2007 (transfer of assets abroad) which can impute income of a non-UK resident company to its ultimate owners. If you are in any doubt on these issues you are advised to seek appropriate professional advice.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

No stamp duty or SDRT should be payable by Willis-Bermuda shareholders as a result of the cancellation of Willis-Bermuda shares and the issue of Willis-Ireland shares under the Transaction.

Taxation of Chargeable Gains on Subsequent Disposal of Willis-Ireland Shares

Liability to UK tax on chargeable gains will depend on the individual circumstances of Willis-Ireland shareholders.

A disposal of Willis-Ireland shares by a Willis-Ireland shareholder who is resident in the UK may, depending on individual circumstances (including the availability of exemptions and relief(s)), give rise to a chargeable gain or allowable loss for the purposes of the UK taxation of chargeable gains.

On the basis that the Transaction should be treated as a reconstruction for purposes of UK taxation of chargeable gains, there should be no change to the basis of taxation and the calculation of any future gain or loss from holding a Willis-Ireland share compared to a Willis-Bermuda share.

Individuals

For individuals, there is a single rate of charge to capital gains tax at 18%. The principal factors which will determine the extent to which a capital gain arising from the disposal of Willis-Ireland shares will be subject to capital gains tax are the level of the annual exemption (£10,100 for the 2009/2010 tax year) of tax-free capital gains in the tax year in which the disposal takes place, the extent to which the Willis-Ireland shareholder realizes any other capital gains in that year and the extent to which the Willis-Ireland shareholder has incurred capital losses in that or any earlier tax year. All gains and losses are to be calculated in sterling terms using spot rates for acquisition and disposal.

Companies

For a corporate Willis-Ireland shareholder, any chargeable gain will be included in its profits chargeable to corporation tax and will be taxed at the appropriate rate of corporation tax (currently a maximum of 28%). For the purposes of calculating a chargeable gain but not an allowable loss arising on any disposal or part disposal of Willis-Ireland shares by a corporate Willis-Ireland shareholder, indexation allowance on the relevant proportion of the original allowable cost will continue to be available until the Willis-Ireland shares are disposed of. Broadly speaking, indexation allowance increases the acquisition cost of an asset for tax purposes in line with the rise in the retail prices index, except that indexation allowance cannot be used to create or increase a loss for tax purposes.

Certain chargeable gains can be exempt form corporation tax where the holder owns at least 10% of the ordinary share capital of Willis-Bermuda and other conditions are met. Each shareholder is advised to consult their tax advisor in relation to their specific circumstances.

The Willis-Ireland Reduction of Capital

The Willis-Ireland reduction of capital should not have any UK tax consequences for Willis-Ireland shareholders. It should be treated as a reorganization of the share capital of Willis-Ireland and, accordingly, will not result in a disposal by Willis-Ireland shareholders in any of their shares in Willis-Ireland.

Receipt of Dividends

Dividends received from Willis-Ireland

A Willis-Ireland shareholder who:

(a) is resident, ordinary resident and domiciled in the UK; or

(b) carries on a trade in the UK through a UK branch or agency or, in the case of a corporate share owner, a permanent establishment in connection with which their Willis — Ireland shares are held,

should generally be subject to UK income tax (at rate of 10%, in the case of those who are not higher rate taxpayers and 32.5%, in the case of higher rate taxpayers) or corporation tax (at the prevailing rates of corporation tax, currently a maximum of 28% — but see below for dividends exempt from corporation tax in certain circumstances), as the case may be, on the gross amount of any dividends paid by Willis-Ireland before deduction of Irish withholding tax (if any). UK-resident Willis-Ireland shareholders may be able to apply for an exemption from withholding taxes under Irish domestic law or the UK-Ireland double tax treaty. Please see “— Irish Tax Considerations — Withholding Tax on Dividends” for a description of Irish tax consequences of the payment of dividends by Willis-Ireland.

HM Revenue & Customs will generally give credit for any Irish dividend withholding tax withheld from the payment of a dividend (if any) and not recoverable from the Irish tax authorities against the income tax or corporation tax payable by the relevant Willis-Ireland shareholder in respect of the dividend (such credit being limited to the UK-Ireland double tax treaty rate). This is subject to the detailed rules of UK tax law and practice regarding the availability and calculation of any such credit.

Individuals

An individual Willis-Ireland shareholder who is resident for tax purposes in the UK and who owns a shareholding of less than 10% in Willis-Ireland should, for dividends received from Willis-Ireland, be entitled to a non-repayable tax credit. The value of the tax credit will be one-ninth of the amount of the dividends paid by Willis-Ireland and the tax credit is added to the amount paid to compute the gross amount of the dividend paid by Willis-Ireland. The gross amount of the dividend will be regarded as the top slice of the Willis-Ireland shareholder’s income and will be subject to UK income tax as set out above. The tax credit should be available to set against such holder’s liability (if any) to tax on the gross amount of the dividend.

A UK resident individual holder of Willis-Ireland shares who is not liable to income tax in respect of the gross dividend should not be entitled to reclaim any part of the tax credit referred to above. A UK resident shareholder who is liable to income tax at the finance year 2009/10 basics rate should be subject to income tax on the dividend at 10% of the gross dividend so that the tax credit will satisfy in full such shareholder’s liability to income tax on the dividend. A UK resident individual shareholder liable to income tax at the higher rate will generally be subject to income tax on the gross amount of the dividend before the deduction of Irish withholding tax at the finance year 2009/10 tax rate of 32.5%, but should be able to set off the Irish tax credit (if available) against this liability. The effect of that set off of the Irish tax credit is such that a holder should have to account for additional tax equal to one quarter of the net cash dividend received (as noted above, UK resident shareholders of Willis-Ireland shares may be able to apply for an exemption from withholding taxes under Irish domestic law).

Companies

Dividends received by UK corporate investors on overseas investments are generally subject to UK corporation tax at differing rates depending on the size of the corporate investor. The Finance Act 2009, includes legislation which in certain circumstances modifies this basic position and allows a UK tax resident company to receive (gross of any withholding tax suffered) overseas dividends free of any liability to UK corporation tax on the amount received. In this context, it is anticipated that a relevant circumstance could apply to exempt a UK resident corporate holder of Willis-Ireland shares from UK corporation tax on the receipt of any dividend. However, each shareholder is advised to consult their tax advisor in relation to their specific circumstances.

Bermuda Tax Considerations

The Transaction should not result in any income tax consequences under Bermuda law to Willis-Bermuda or Willis-Ireland or their respective shareholders.

DESCRIPTION OF WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY SHARE CAPITAL

The following description of Willis-Ireland’s share capital is a summary. This summary is subject to the Irish Companies Acts and the complete text of Willis-Ireland’s memorandum and articles of association substantially in the form attached as Annex B to this proxy statement. We encourage you to read those laws and documents carefully.

There are differences between Willis-Bermuda’s memorandum of association and bye-laws and Willis-Ireland’s memorandum and articles of association as they will be in effect after the Transaction, especially relating to changes (i) that are required by Irish law (i.e., certain provisions of the Willis-Bermuda bye-laws were not replicated in the Willis-Ireland articles of association because Irish law would not permit such replication, and certain provisions were included in the Willis-Ireland articles of association although they were not in the Willis-Bermuda bye-laws because Irish law requires such provisions to be included in the articles of association of an Irish public limited company), or (ii) that are necessary in order to preserve the current rights of shareholders and powers of the board of directors of Willis following the Transaction. See “Comparison of Rights of Shareholders and Powers of the Board of Directors.” Except where otherwise indicated, the description below reflects Willis-Ireland’s memorandum and articles of association as those documents will be in effect upon completion of the Transaction.

Capital Structure

Authorized Share Capital.  The authorized share capital of Willis-Ireland is €40,000 divided into 40,000 ordinary shares with a nominal value of €1 per share and US$575,000 divided into 4,000,000,000 ordinary shares with a nominal value of US$0.000115 per share and 1,000,000,000 preferred shares with a nominal value of US$0.000115 per share. The authorized share capital includes 40,000 ordinary shares with a nominal value of €1 per share in order to satisfy statutory requirements for all Irish public limited companies commencing operations.

Willis-Ireland may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum and articles of association. The authorized share capital may be increased or reduced by way of an ordinary resolution of Willis-Ireland’s shareholders. The shares comprising the authorized share capital of Willis-Ireland may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires the approval of over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, the articles of association of Willis-Ireland authorize the board of directors of Willis-Ireland to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of such articles of association, which is expected to be effective on December 31, 2009.

The rights and restrictions to which the ordinary shares will be subject will be prescribed in Willis-Ireland’s articles of association. Willis-Ireland’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Willis-Ireland. The Willis-Ireland board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of that class or series or shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record. Accordingly, Willis-Ireland’s articles of association do not provide for the issuance of fractional shares of Willis-Ireland, and the official Irish register of Willis-Ireland will not reflect any fractional shares.

Issued Share Capital.  Immediately prior to the Transaction, the issued share capital of Willis-Ireland will be €40,000, comprised of 40,000 ordinary shares, with nominal value of €1 per share (the “Euro Share Capital”). In connection with the consummation of the Transaction, the Euro Share Capital will be acquired by Willis-Ireland and will then be cancelled by Willis-Ireland. Willis-Ireland will simultaneously issue a number of ordinary shares with a nominal value of $0.000115 each that is equal to the number of Willis-Bermuda common shares that will be cancelled as part of the Transaction, including with respect to common shares held by Willis-Bermuda; provided however, common shares held by Willis-Bermuda (other than shares held by Willis-Bermuda by or for the benefit of certain equity incentive plans) shall not receive Willis-Ireland ordinary shares in substitution for them. All shares issued upon completion of the Transaction will be issued as fully-paid up.

Pre-emption Rights, Share Warrants and Share Options

Under Irish law certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Willis-Ireland has opted out of these pre-emption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, Willis-Ireland’s articles of association provide that this opt-out must be so renewed. A special resolution requires the approval of not less than 75% of the votes of Willis-Ireland’s shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Willis-Ireland pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The articles of association of Willis-Ireland provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Willis-Ireland is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The Willis-Ireland board may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit). In connection with the Transaction, Willis-Ireland will assume, on a one-for-one basis, Willis-Bermuda’s existing obligations to deliver shares under our equity incentive plans, warrants or other rights pursuant to the terms thereof.

The Irish Companies Acts prohibit an Irish company from allotting shares for “nil” or no consideration. Accordingly, the nominal value of the shares issued upon the lapse of restrictions or the vesting of any restricted stock unit, performance shares awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Acts.

Willis-Ireland will be subject to the rules of the NYSE and the Code that require shareholder approval of certain equity plan and share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means the accumulated realized profits of Willis-Ireland less accumulated realized losses of Willis-Ireland and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Willis-Ireland are equal to, or in excess of, the aggregate of Willis-Ireland’s called up share capital plus undistributable reserves and the distribution does not reduce Willis-Ireland’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Willis-Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Willis-Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Willis-Ireland has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Willis-Ireland. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of Willis-Ireland’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Although Willis-Ireland will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.”

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of Willis-Ireland. Willis-Ireland’s articles of association authorize the directors to declare such dividends as appear justified from the profits of Willis-Ireland without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of Willis-Ireland may deduct from any dividend payable to any member all sums of money (if any) payable by such member to Willis-Ireland in relation to the shares of Willis-Ireland.

The directors of Willis-Ireland are also entitled to issue shares with preferred rights to participate in dividends declared by Willis-Ireland. The holders of such preferred shares may, depending on their terms, rank senior to the Willis-Ireland ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see “Material Tax Considerations — Irish Tax Considerations.”

Share Repurchases, Redemptions and Conversions

Overview

Willis-Ireland’s articles of association provide that any ordinary share which Willis-Ireland has acquired or agreed to acquire shall be converted into a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Willis-Ireland can technically be effected as a redemption of those shares as described below under “— Repurchases and Redemptions by Willis-Ireland.” If the articles of association of Willis-Ireland did not contain such provision, repurchases by Willis-Ireland would be subject to many of the same rules that apply to purchases of Willis-Ireland shares by subsidiaries described below under “— Purchases by Subsidiaries of Willis-Ireland,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back ordinary shares of Willis-Ireland, we are referring to the redemption of ordinary shares by Willis-Ireland pursuant to such provision of the articles of association or the purchase of ordinary shares of Willis-Ireland by Willis-Ireland or a subsidiary of Willis-Ireland, in each case in accordance with the Willis-Ireland articles of association and Irish company law as described below.

Repurchases and Redemptions by Willis-Ireland

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Dividends”) or the proceeds of a new issue of shares for that purpose. Although Willis-Ireland will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and “Proposal Number

Two: Creation of Distributable Reserves.” The issue of redeemable shares may only be made by Willis-Ireland where the nominal value of the issued share capital that is not redeemable is at least 10% of the nominal value of the total issued share capital of Willis-Ireland. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of Willis-Ireland’s articles described above, shareholder approval will not be required to redeem Willis-Ireland shares.

Willis-Ireland may also be given an additional general authority to purchase its own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Willis-Ireland’s subsidiaries as described below.

The board of directors of Willis-Ireland will also be entitled to issue preferred shares which may be redeemed at the option of either Willis-Ireland or the shareholder, depending on the terms of such preferred shares. Please see “— Capital Structure — Authorized Share Capital” above for additional information on preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Willis-Ireland at any time must not exceed 10% of the nominal value of the issued share capital of Willis-Ireland. Willis-Ireland cannot exercise any voting rights in respect of shares held as treasury shares. Treasury shares may be cancelled by Willis-Ireland or re-issued subject to certain conditions.

Purchases by Subsidiaries of Willis-Ireland

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Willis-Ireland either on-market or off-market. A general authority of the shareholders of Willis-Ireland (by way of ordinary resolution) is required to allow a subsidiary of Willis-Ireland to make on-market purchases of Willis-Ireland shares. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Willis-Ireland shares is required. Prior to the Transaction Time, we expect Willis-Bermuda together with the nominee shareholders of Willis-Ireland to authorize the purchase of Willis-Ireland shares by subsidiaries of Willis-Ireland, such that Willis-Ireland’s subsidiaries will be authorized to purchase shares in an aggregate amount approximately equal to the then remaining authorization under the existing Willis-Bermuda share repurchase program. This authority will expire no later than 18 months after the date on which it takes effect.

In order for a subsidiary of Willis-Ireland to make an on-market purchase of Willis-Ireland’s shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the shares of Willis-Ireland will be listed following the Transaction, is not currently specified as a recognized stock exchange for this purpose by Irish company law. It is possible that the Irish authorities will take appropriate steps in the near future to add the NYSE to the list of recognized stock exchanges. For an off-market purchase by a subsidiary of Willis-Ireland, the proposed purchase contract must be authorized by special resolution of the shareholders of Willis-Ireland before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Willis-Ireland.

The number of shares held by the subsidiaries of Willis-Ireland at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Willis-Ireland. While a subsidiary holds shares of Willis-Ireland, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Willis-Ireland by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The board of directors of Willis-Bermuda has previously authorized a program to repurchase up to one billion of its common shares. Prior to the consummation of the Transaction, we expect (i) the board of directors of Willis-Ireland to authorize the repurchase of Willis-Ireland shares by Willis-Ireland and its subsidiaries and (ii) Willis-Bermuda and its nominee shareholders of Willis-Ireland to authorize the purchase of Willis-Ireland shares by subsidiaries of Willis-Ireland, such that Willis-Ireland and its subsidiaries will be authorized to purchase shares in an aggregate amount approximately equal to the then remaining authorization under the existing Willis-Bermuda share repurchase program.

As noted above, because repurchases of Willis-Ireland shares by Willis-Ireland can technically be effected as a redemption of those shares pursuant to the articles of association, such repurchases may be made whether or not the NYSE is a “recognized stock exchange” and shareholder approval for such repurchases will not be required.

However, because purchases of Willis-Ireland shares by subsidiaries of Willis-Ireland may be made only on a “recognized stock exchange” and only if the required shareholder approval has been obtained, we expect that the shareholder authorization for purchases by subsidiaries of Willis-Ireland described above will be effective as of the later of (i) the Transaction Time and (ii) the date on which the NYSE becomes a recognized stock exchange for this purpose. This authorization will expire no later than 18 months after the date on which it takes effect and we expect that we would seek shareholder approval to renew this authorization at future annual general meetings.

Bonus Shares

Under Willis-Ireland’s articles of association, the board may resolve to capitalize any amount for the time being standing to the credit of any of Willis-Ireland’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of profit and loss account for issuance and distribution to shareholders as fully-paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, Willis-Ireland may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

Willis-Ireland may, by ordinary resolution, reduce its authorized share capital in any way. Willis-Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way. The distributable reserves proposal discussed above in “Proposal Number Two: Creation of Distributable Reserves” involves a reduction of share capital, namely the share premium account of Willis-Ireland, for purposes of Irish law.

Annual Meetings of Shareholders

Willis-Ireland will be required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after Willis-Ireland’s fiscal year-end. Willis-Ireland plans to hold an annual general meeting in 2010 if the Transaction is consummated. Under Irish law, the first annual general meeting of Willis-Ireland is permitted to be held outside Ireland. Thereafter, any annual general meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. We intend to hold annual general meetings in Ireland if the Transaction is consummated. Because of the fifteen-month requirement described in this paragraph, Willis-Ireland’s articles of association include a provision reflecting this requirement of Irish law. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Annual Meetings of Shareholders” below.

Notice of an annual general meeting must be given to all shareholders of Willis-Ireland and to the auditors of Willis-Ireland. The articles of association of Willis-Ireland provide for a minimum notice period of 21 days, which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve until the next following general meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to the board.

Special Meetings of Shareholders

Extraordinary general meetings of Willis-Ireland may be convened by (i) the chairman of the board of directors, (ii) the board of directors, (iii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Willis-Ireland carrying voting rights or (iv) on requisition of Willis-Ireland’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Willis-Ireland as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to all shareholders of Willis-Ireland and to the auditors of Willis-Ireland. Under Irish law, the minimum notice periods are 21 days notice in writing for an extraordinary general meeting to approve a special resolution and 14 days notice in writing for any other extraordinary general meeting. Because of the 21 day and 14 day requirements described in this paragraph, Willis-Ireland’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of Willis-Ireland, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of Willis-Ireland’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21 day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

If the board of directors becomes aware that the net assets of Willis-Ireland are half or less of the amount of Willis-Ireland’s called-up share capital, the directors of Willis-Ireland must convene an extraordinary general meeting of Willis-Ireland’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of at least 50% of the Willis-Ireland ordinary shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting of Willis-Ireland if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of Willis-Ireland. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

Voting

Willis-Ireland’s articles provide that all resolutions shall be decided by a poll. Every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in Willis-Ireland’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Willis-Ireland’s articles of association. The articles of association of Willis-Ireland permit the appointment of proxies by the shareholders to be notified to Willis-Ireland electronically in such manner as may be approved by the board.

In accordance with the articles of association of Willis-Ireland, the directors of Willis-Ireland may from time to time cause Willis-Ireland to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to be voted at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires the approval of not less than 75% of the votes of Willis-Ireland’s shareholders cast at a general meeting where a quorum is present. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of Willis-Ireland’s shareholders cast at a general meeting.

Examples of matters requiring special resolutions include:

•	amending the objects of Willis-Ireland;

•	amending the articles of association of Willis-Ireland;

•	approving the change of name of Willis-Ireland;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of pre-emption rights on the issuance of new shares;

•	re-registration of Willis-Ireland from a public limited company as a private company;

•	variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise);

•	purchase of own shares off-market;

•	the reduction of share capital;

•	sanctioning a compromise/scheme of arrangement;

•	resolving that Willis-Ireland be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes; and

•	setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

Any variation of class or series rights attaching to the issued shares of Willis-Ireland is addressed in the articles of association of Willis-Ireland as well as the Irish Companies Acts and must be in accordance with the articles of association be approved by ordinary resolution of the class or series affected.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of Willis-Ireland and any act of the Irish Government which alters the memorandum of association of Willis-Ireland; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Willis-Ireland; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Willis-Ireland; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of Willis-Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years. The auditors of Willis-Ireland will also have the right to inspect all books, records and vouchers of Willis-Ireland. The auditors’ report must be circulated to the shareholders with Willis-Ireland’s financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at Willis-Ireland’s annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a) a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (i) 75% of the voting shareholders by value; and (ii) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

(b) through a tender offer by a third party for all of the shares of Willis-Ireland. Where the holders of 80% or more of Willis-Ireland’s shares have accepted an offer for their shares in Willis-Ireland, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Willis-Ireland were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

(c) it is also possible for Willis-Ireland to be acquired by way of a merger with an EU-incorporated public company under the EU Cross-Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If Willis-Ireland is being merged with another EU public company under the EU Cross-Border Merger Directive 2005/56 and the consideration payable to Willis-Ireland’s shareholders is not all in cash, Willis-Ireland’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in five percent of the shares of an Irish public limited company. A shareholder of Willis-Ireland must therefore make such a notification to Willis-Ireland if as a result of a transaction the shareholder will be interested in five percent or more of the shares of Willis-Ireland; or if as a result of a transaction a shareholder who was interested in more than five percent of the shares of Willis-Ireland ceases to be so interested. Where a shareholder is interested in more than five percent of the shares of Willis-Ireland, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Willis-Ireland. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of Willis-Ireland’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to Willis-Ireland within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in Willis-Ireland concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Willis-Ireland, under the Irish Companies Acts, may by notice in writing require a person whom Willis-Ireland knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Willis-Ireland’s relevant share capital to: (i) indicate whether or not it is the case; and (ii) where such person holds or has during that time held an interest in the shares of Willis-Ireland, to give such further information as may be required by Willis-Ireland including particulars of such person’s own past or present interests in shares of Willis-Ireland. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Willis-Ireland on a person who is or was interested in shares of Willis-Ireland and that person fails to give Willis-Ireland any information required within the reasonable time specified, Willis-Ireland may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a) any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b) no voting rights shall be exercisable in respect of those shares;

(c) no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d) no payment shall be made of any sums due from Willis-Ireland on those shares, whether in respect of capital or otherwise.

Where the shares in Willis-Ireland are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Willis-Ireland will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•	the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•	a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in Willis-Ireland, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in Willis-Ireland if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of Willis-Ireland within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Willis-Ireland ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of Willis-Ireland (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Willis-Ireland or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per Willis-Ireland ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Willis-Ireland in the 12 month period prior to the commencement of the offer period if the Irish Takeover Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Willis-Ireland. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Willis-Ireland is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Willis-Ireland and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of Willis-Ireland is not permitted to take any action which might frustrate an offer for the shares of Willis-Ireland once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a) the action is approved by Willis-Ireland’s shareholders at a general meeting; or

(b) with the consent of the Irish Takeover Panel where:

(i) the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii) the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii) in accordance with a contract entered into prior to the announcement of the offer; or

(iv) the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “— Authorized Share Capital” (regarding issuance of preferred shares), “— Pre-emption Rights, Share Warrants and Share Options” and “— Disclosure of Interests in Shares,” in addition to “— Corporate Governance,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Election of Directors,” “ — Vacancies on Board of Directors,” “ — Removal of Directors,” “ — Shareholder Consent to Action Without Meeting,” “ — Amendment of Governing Documents” and “ — Director Nominations; Proposals of Shareholders” below.

Corporate Governance

The articles of association of Willis-Ireland allocate authority over the management of Willis-Ireland to the board of directors. The board of directors may then delegate the management of Willis-Ireland to committees (consisting of members of the board or other persons) or executives, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Willis-Ireland. Willis-Ireland will replicate the existing committees that are currently in place for Willis-Bermuda which include an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. It also is the intention of Willis-Ireland to adopt Willis-Bermuda’s current Corporate Governance Guidelines.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of Willis-Ireland is Willis Group Holdings public limited company. Willis-Ireland was incorporated in Ireland, as a public limited company on September 24, 2009 with company registration number 475616. Willis-Ireland’s fiscal year ends on December 30 and Willis-Ireland’s registered address is Grand Mill Quay, Barrow Street, Dublin 4, Ireland.

Duration; Dissolution; Rights upon Liquidation

Willis-Ireland’s duration will be unlimited. Willis-Ireland may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. Willis-Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Willis-Ireland has failed to file certain returns. The articles of association of Willis-Ireland also provide for a voluntary winding up to be effected by way of a unanimous vote of the shareholders.

The rights of the shareholders to a return of Willis-Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Willis-Ireland’s articles of association or the terms of any preferred shares issued by the directors of Willis-Ireland from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Willis-Ireland. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Willis-Ireland’s articles provide that the ordinary shareholders of Willis-Ireland are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holders of ordinary shares of Willis-Ireland will not have the right to require Willis-Ireland to issue certificates for their shares. Willis-Ireland will only issue uncertificated ordinary shares.

Stock Exchange Listing

We intend to file an application with the NYSE to list the Willis-Ireland ordinary shares that holders of Willis-Bermuda common shares will receive in the Transaction. We expect that, immediately following the Transaction Time, the Willis-Ireland ordinary shares will be listed on the NYSE under the symbol “WSH,” the same symbol under which your Willis-Bermuda common shares are currently listed. We do not plan for Willis-Ireland’s ordinary shares to be listed on the Irish Stock Exchange at the present time.

No Sinking Fund

The Willis-Ireland ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares to be issued in the Transaction will be duly and validly issued and fully-paid.

Transfer and Registration of Shares

Willis-Ireland’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in Willis-Ireland. A shareholder of Willis-Ireland who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Willis-Ireland’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on Willis-Ireland’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Willis-Ireland’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of Willis-Ireland shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Willis-Ireland’s articles of association allow Willis-Ireland, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty payable by a buyer. In the event of any such payment, Willis-Ireland is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion), and (iii) claim a lien against the Willis-Ireland shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Willis-Ireland shares has been paid unless one or both of such parties is otherwise notified by us.

Willis-Ireland’s articles of association as they will be in effect after the Transaction delegate to Willis-Ireland’s Secretary the authority to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of Willis-Ireland shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Willis-Ireland for this purpose) or request that Willis-Ireland execute an instrument of transfer on behalf of the transferring party in a form determined by Willis-Ireland. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Willis-Ireland’s transfer agent, the buyer will be registered as the legal owner of the relevant shares on Willis-Ireland’s official Irish share register (subject to the matters described below).

If Willis-Bermuda is under a contractual obligation to register or to refuse to register the transfer of a share to any person, the board shall act in accordance with such obligation and register or refuse to register the transfer of a share to such person, whether or not it is a fully-paid share or a share on which Willis-Bermuda has a lien. Subject to the previous sentence, the directors of Willis-Ireland have general discretion to decline to register an instrument of transfer of a share whether or not it is a fully-paid share or a share on which Willis-Bermuda has a lien.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

COMPARISON OF RIGHTS OF SHAREHOLDERS AND
POWERS OF THE BOARD OF DIRECTORS

Your rights as a common shareholder of Willis-Bermuda and the relative powers of Willis-Bermuda’s board of directors are governed by Bermuda law and Willis-Bermuda’s memorandum of association and bye-laws. After the Transaction, you will become a shareholder of Willis-Ireland, and your rights and the relative powers of Willis-Ireland’s board of directors will be governed by Irish law and Willis-Ireland’s memorandum and articles of association as they will be in effect after the Transaction.

Many of the principal attributes of Willis-Bermuda’s common shares and Willis-Ireland’s ordinary shares will be similar. However, there are differences between what your rights are under Bermuda law and what they will be after the Transaction under Irish law. In addition, there are differences between Willis-Bermuda’s memorandum of association and bye-laws and Willis-Ireland’s memorandum and articles of association as they will be in effect after the Transaction, especially as it relates to changes (i) that are required by Irish law (i.e., certain provisions of the Willis-Bermuda bye-laws were not replicated in the Willis-Ireland articles of association because Irish law would not permit such replication, and certain provisions were included in the Willis-Ireland articles of association although they were not in the Willis-Bermuda bye-laws because Irish law requires such provisions to be included in the articles of association of an Irish public limited company), or (ii) that are necessary in order to preserve the current rights of shareholders and powers of the board of directors of Willis following the Transaction.

The following discussion is a summary of material changes in your rights resulting from the Transaction. This summary does not cover all of the differences between Irish law and Bermuda law affecting companies and their shareholders or all the differences between Willis-Bermuda’s memorandum of association and bye-laws and Willis-Ireland’s memorandum and articles of association. This summary is subject to the complete text of the relevant provisions of the Irish Companies Acts, the Bermuda Companies Act, Willis-Bermuda’s memorandum of association and bye-laws and Willis-Ireland’s memorandum and articles of association as they will be in effect after the Transaction. We encourage you to read those laws and documents carefully.

The form of Willis-Ireland’s memorandum and articles of association substantially as they will be in effect after the Transaction are attached as Annex B to this proxy statement. For information as to how you can obtain Willis-Bermuda’s memorandum of association and bye-laws, please see “Where You Can Find More Information.” Except where otherwise indicated, the discussion of Willis-Ireland below reflects Willis-Ireland’s memorandum and articles of association as those documents will be in effect upon completion of the Transaction.

COMPARISON OF CORPORATE GOVERNANCE PROVISIONS

Provision	Willis-Bermuda	Willis-Ireland

CAPITALIZATION
Authorized Share Capital	The authorized share capital of Willis-Bermuda is US$575,000, consisting of (i) 4,000,000,000 common shares, par value US$0.000115 per share and (ii) 1,000,000,000 preference shares, par value US$0.000115 per share, which preference shares consist of such series of preference shares as may be designated from time to time with the respective rights and restrictions determined by our board of directors.

	Under Willis-Bermuda’s bye-laws, the directors of Willis-Bermuda may issue new common or preferred shares out of authorized but unissued share capital without shareholder approval.	The authorized share capital of Willis-Ireland is €40,000 divided into 40,000 ordinary shares with a nominal value of €1 per share and US$575,000 consisting of (i) 4,000,000,000 ordinary shares with a nominal value of US$0.000115 per share and (ii) 1,000,000,000 preferred shares with a nominal value of US$0.000115 per share. The authorized share capital includes 40,000 ordinary shares with a nominal value of €1 per share in order to satisfy statutory requirements for all Irish public limited companies commencing operations.

Provision	Willis-Bermuda	Willis-Ireland

In accordance with Willis- Bermuda’s bye-laws and the provisions of the Bermuda Companies Act, the authorized share capital may be increased, altered or reduced by way of a resolution of a majority of votes cast by Willis-Bermuda’s shareholders.

The Willis-Bermuda board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of the issue of that class or series or to the extent the rights attached to any existing class or series of shares are varied, to provide from time to time for the issuance of other classes or series of preference shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

As permitted by Bermuda law, Willis- Bermuda may issue fractional shares.	Willis-Ireland may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum and articles of association. The authorized share capital may be increased or reduced by way of an ordinary resolution of Willis- Ireland’s shareholders. The shares comprising the authorized share capital of Willis-Ireland may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires the approval of over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, which does not have an analog under Bermuda law, the articles of association of Willis-Ireland authorize the board of directors of Willis-Ireland to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of such articles of association which is expected to be effective on December 31, 2009, even though the Willis-Bermuda bye-laws do not include an analogous provision.

The rights and restrictions to which the ordinary shares will be subject will be prescribed in Willis- Ireland’s articles of association. Willis- Ireland’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Willis-Ireland. The Willis-Ireland board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other classes or

Provision	Willis-Bermuda	Willis-Ireland

series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Unlike Bermuda law, Irish law does not recognize fractional shares held of record. Accordingly, Willis- Ireland’s articles of association do not provide for the issuance of fractional shares of Willis- Ireland, and the official Irish register of Willis-Ireland will not reflect any fractional shares. Whenever as a result of an alteration or reorganization of the share capital of Willis-Ireland any shareholder would become entitled to fractions of a share, the directors may, on behalf of those shareholders, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those shareholders. This ability of the directors of Willis-Ireland to dispose of fractional shares is required in order to comply with the Irish law prohibition on fractional shares held of record.

Issued Share Capital	At October 30, 2009, 168,339,157 common shares of Willis-Bermuda were issued and outstanding and an additional 7,342 common shares were held in treasury. No preference shares are currently issued or outstanding.	Immediately prior to the Transaction, the issued share capital of Willis-Ireland will be €40,000, comprised of 40,000 ordinary shares, with nominal value of €1 per share. In connection with the consummation of the Transaction, the Euro Share Capital will be acquired by Willis-Ireland and will then be cancelled by Willis- Ireland. Willis-Ireland will simultaneously issue a number of ordinary shares with a nominal value of $0.000115 each that is equal to the number of Willis-Bermuda common shares that will be cancelled as part of the Transaction, including with respect to common shares held by Willis-Bermuda; provided however, common shares held by Willis- Bermuda (other than shares held by Willis-Bermuda by or for the benefit of certain equity incentive plans) shall not receive Willis-Ireland ordinary shares in

Provision	Willis-Bermuda	Willis-Ireland

substitution for them. All shares issued upon completion of the Transaction will be issued as fully-paid up.

Reduction of Share Capital	Willis-Bermuda may, by resolution of a majority of votes cast by its shareholders, reduce its authorized share capital in any way.	Willis-Ireland may, by ordinary resolution, reduce its authorized share capital in any way. Willis-Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way. The distributable reserves proposal discussed above in “Proposal Number Two: Creation of Distributable Reserves” involves a reduction of share capital, namely the share premium account of Willis-Ireland, for purposes of Irish law.

PRE-EMPTION RIGHTS, SHARE WARRANTS AND SHARE OPTIONS	Common shareholders do not have pre- emption rights under the Bermuda Companies Act or in Willis- Bermuda’s bye-laws over further issuances of shares of Willis- Bermuda.	Under Irish law certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Willis- Ireland has opted out of these pre- emption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders and there is no analogous provision of Bermuda law, Willis- Ireland’s articles of association provide that this opt-out must be so renewed, even though Willis- Bermuda’s bye-laws do not include an analogous provision. A special resolution requires the approval of not less than 75% of the votes of Willis- Ireland’s shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Willis-Ireland pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The articles of association of Willis-Ireland provide that, subject to any shareholder approval requirement

Provision	Willis-Bermuda	Willis-Ireland

under any laws, regulations or the rules of any stock exchange to which Willis- Ireland is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board of Willis-Ireland may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit). In connection with the Transaction, Willis- Ireland will also assume, on a one-for- one basis, Willis- Bermuda’s existing obligations to deliver shares under our equity incentive plans and other similar equity awards pursuant to the terms thereof.

Willis-Ireland will be subject to the rules of the NYSE and the Code that require shareholder approval of certain equity plans and share issuances.

The Irish Companies Acts prohibit an Irish company from allotting shares for “nil” or no consideration. Accordingly, the nominal value of the shares issued upon the lapse of restrictions or the vesting of any restricted stock unit, performance shares awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Acts.
DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

Distributions and Dividends	Under Bermuda law, a company is not required to present proposed dividends or distributions from contributed surplus	Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable

Provision	Willis-Bermuda	Willis-Ireland

to its shareholders for approval or adoption. Under the Bermuda Companies Act, the board of directors of a company may not declare or pay dividends or make distributions from contributed surplus to the shareholders if there are reasonable grounds for believing that (i) the company is or would after the payment be unable to pay its liabilities as they become due, or (ii) the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

Contributed surplus includes proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets of the company.

Subject to the rights, if any, of holders of any preference shares in issue, Willis-Bermuda may make distributions and pay dividends, to the extent not prohibited by applicable law, by action of the board of directors.

The directors of Willis-Bermuda are also entitled to issue shares with preferred rights to participate in dividends declared by Willis-Bermuda. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to common shareholders.	reserves generally means the accumulated realized profits of Willis-Ireland less accumulated realized losses of Willis- Ireland and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Willis-Ireland are equal to, or in excess of, the aggregate of Willis- Ireland’s called up share capital plus undistributable reserves and the distribution does not reduce Willis- Ireland’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Willis- Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Willis- Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Willis-Ireland has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Willis- Ireland. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of Willis- Ireland’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Although Willis-Ireland will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.”

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of Willis-Ireland. Willis- Ireland’s articles of association

Provision	Willis-Bermuda	Willis-Ireland

authorize the directors to declare such dividends as appear justified from the profits of Willis-Ireland without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets. Although the provisions of Willis- Ireland’s articles of association described in this paragraph are different from the analogous provisions of Willis- Bermuda’s bye-laws, these differences are required due to differences between Irish law and Bermuda law with respect to distributions and dividends.

The directors of Willis-Ireland may deduct from any dividend payable to any member all sums of money (if any) payable by such member to Willis-Ireland in relation to the shares of Willis-Ireland.

The directors of Willis-Ireland are also entitled to issue shares with preferred rights to participate in dividends declared by Willis-Ireland. The holders of such preferred shares may, depending on their terms rank senior to the Willis-Ireland ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see “Material Tax Considerations — Irish Tax Considerations.”

Share Repurchases, Redemptions and Conversions	Under the Bermuda Companies Act, shares of a Bermuda company may be repurchased if so authorized by its bye- laws or memorandum of association, and preferred shares may be redeemed at the option of the company if so authorized by its bye-laws or, in the	Willis-Ireland’s articles of association provide that any ordinary share which Willis-Ireland has acquired or agreed to acquire shall be converted into a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Willis-Ireland can

Provision	Willis-Bermuda	Willis-Ireland

case of shares redeemable at the option of the holder, its memorandum of association, provided that: (i) no such shares shall be repurchased or redeemed except out of the capital paid thereon, the funds of the company available for dividend or distribution, or out of the proceeds of a new issue of shares made for the purposes of redemption; (ii) the premium, if any, payable on redemption, is provided out of the company’s funds which would be otherwise available for dividend or distribution or out of the company’s share premium account before the shares are repurchased or redeemed; and (iii) there are no reasonable grounds for believing that the company is, or after such redemption or repurchase would be, unable to pay its liabilities as they become due. Willis- Bermuda’s bye-laws provide that it may from time to time purchase its own shares in accordance with the provisions of the Bermuda Companies Act. Shareholder approval is not required for the purchase by Willis- Bermuda (or any of its subsidiaries) of Willis-Bermuda’s shares. Bermuda law does not distinguish between on-market and off-market purchases of a company’s own shares.

Under Willis-Bermuda’s bye-laws, the board of directors is authorized to provide for the issuance of preferred shares with such rights (including redemption rights) as the board of directors may adopt by resolution, as set out in the bye-laws. Willis-Bermuda’s memorandum of association authorizes Willis-Bermuda to issue preferred shares redeemable at the option of the holder, subject to the provisions of the Bermuda Companies Act.

Repurchased and redeemed shares may be cancelled or held as treasury shares. While Willis-Bermuda holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Willis-Bermuda or re-issued subject to certain conditions.

Under Bermuda law, it is permissible for a Bermuda or non-Bermudian subsidiary	technically be effected as a redemption of those shares as described below under “— Repurchases and Redemptions by Willis- Ireland.” If the articles of association of Willis-Ireland did not contain such provision, repurchases by Willis-Ireland would be subject to many of the same rules that apply to purchases of Willis-Ireland shares by subsidiaries described below under “— Purchases by Subsidiaries of Willis- Ireland,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Because Bermuda law does not impose such requirements with respect to share repurchases by Willis-Bermuda and we desired to preserve the status quo with respect to share repurchases to the greatest extent possible after the Transaction, a provision was included in the Willis-Ireland articles of association, even though there is no analogous provision in the Willis-Bermuda bye-laws. Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back ordinary shares of Willis-Ireland, we are referring to the redemption of ordinary shares by Willis-Ireland pursuant to such provision of the articles of association or the purchase of ordinary shares of Willis-Ireland by Willis-Ireland or a subsidiary of Willis-Ireland, in each case in accordance with the Willis- Ireland articles of association and Irish company law as described below.

Repurchases and Redemptions by Willis-Ireland
Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Distributions and Dividends”) or the proceeds of a new issue of shares for that purpose. Although Willis-Ireland will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and

Provision	Willis-Bermuda	Willis-Ireland

to purchase shares of Willis-Bermuda. While the subsidiary holds the shares of Willis-Bermuda, there is no statutory prohibition with respect to such shareholder exercising voting rights in respect of those shares; however, there may be circumstances in which such shares could not be voted by the subsidiary.	“Proposal Number Two: Creation of Distributable Reserves.” The issue of redeemable shares may only be made by Willis-Ireland where the nominal value of the issued share capital that is not redeemable is at least 10% of the nominal value of the total issued share capital of Willis-Ireland. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of Willis-Ireland’s articles described above, shareholder approval will not be required to redeem Willis-Ireland shares.

Willis-Ireland may also be given an additional general authority to purchase its own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Willis- Ireland’s subsidiaries as described below.

The board of directors of Willis-Ireland will also be entitled to issue preferred shares which may be redeemed at the option of either Willis-Ireland or the shareholder, depending on the terms of such preferred shares. Please see “— Capitalization — Authorized Share Capital” above for additional information on preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Willis-Ireland at any time must not exceed 10% of the nominal value of the issued share capital of Willis-Ireland. Willis-Ireland cannot exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Willis-Ireland or re-issued subject to certain conditions.

Purchases by Subsidiaries of Willis-Ireland Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Willis-Ireland either

Provision	Willis-Bermuda	Willis-Ireland

on-market or off-market. A general authority of the shareholders of Willis- Ireland (by way of ordinary resolution) is required to allow a subsidiary of Willis-Ireland to make on-market purchases of Willis-Ireland shares. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Willis-Ireland shares is required. Prior to the Transaction Time, we expect Willis-Bermuda together with the nominee shareholders of Willis-Ireland to authorize the purchase of Willis- Ireland shares by subsidiaries of Willis-Ireland, such that Willis- Ireland’s subsidiaries will be authorized to purchase shares in an aggregate amount approximately equal to the then remaining authorization under the existing Willis-Bermuda share repurchase program. This authority will expire no later than 18 months after the date on which it takes effect.

In order for a subsidiary of Willis- Ireland to make an on-market purchase of Willis-Ireland’s shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the shares of Willis-Ireland will be listed following the Transaction, is not currently specified as a recognized stock exchange for this purpose by Irish company law. It is possible that the Irish authorities will take appropriate steps in the near future to add the NYSE to the list of recognized stock exchanges. For an off-market purchase by a subsidiary of Willis- Ireland, the proposed purchase contract must be authorized by special resolution of the shareholders of Willis-Ireland before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Willis-Ireland.

The number of shares held by the subsidiaries of Willis-Ireland at any time

Provision	Willis-Bermuda	Willis-Ireland

will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Willis-Ireland. While a subsidiary holds shares of Willis- Ireland, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Willis- Ireland by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program
The board of directors of Willis-Bermuda has previously authorized a program to repurchase up to one billion of its common shares. Prior to the consummation of the Transaction, we expect (i) the board of directors of Willis-Ireland to authorize the repurchase of Willis- Ireland shares by Willis-Ireland and its subsidiaries and (ii) Willis-Bermuda and the nominee shareholders of Willis-Ireland to authorize the purchase of Willis-Ireland shares by subsidiaries of Willis-Ireland, such that Willis-Ireland and its subsidiaries will be authorized to purchase shares in an aggregate amount approximately equal to the then remaining authorization under the existing Willis- Bermuda share repurchase program.

As noted above, because repurchases of Willis-Ireland shares by Willis-Ireland can technically be effected as a redemption of those shares pursuant to the articles of association, such repurchases may be made whether or not the NYSE is a “recognized stock exchange” and shareholder approval for such repurchases will not be required.

However, because purchases of Willis- Ireland shares by subsidiaries of Willis- Ireland may be made only on a “recognized stock exchange” and only if the required shareholder approval has been obtained, we expect that the shareholder authorization for purchases by subsidiaries of Willis-Ireland described above will be effective as of the later of(i) the Transaction Time and

Provision	Willis-Bermuda	Willis-Ireland

(ii) the date on which the NYSE becomes a recognized stock exchange for this purpose. This authorization will expire no later than 18 months after the date on which it takes effect and we expect that we would seek shareholder approval to renew this authorization at future annual general meetings.

Bonus Shares	Under Willis- Bermuda’s bye-laws, the board may resolve to capitalize any part of the amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund or other undistributable reserve for issuance and distribution to shareholders as fully-paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.	Under Willis- Ireland’s articles of association, the board may resolve to capitalize any amount for the time being standing to the credit of any of Willis- Ireland’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of profit and loss account for issuance and distribution to shareholders as fully-paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS	There are a number of mechanisms for acquiring a Bermuda company, including:

(a)    a procedure under Section 99 of the Bermuda Companies Act known as a “scheme of arrangement.” A scheme of arrangement is a compromise or agreement made between us and our creditors or shareholders, which is made by obtaining (i) the consent for the arrangement of the holders of the common shares by a majority in number representing 75% in value of the shares voting at such meeting at which a quorum is present in person or by proxy and (ii) the consent of the Bermuda Court. A scheme of arrangement is binding on all of our members or creditors;

(b) a procedure under Section 102 of the Bermuda Companies Act for the compulsory acquisition of the shares of shareholders who dissent from a scheme or contract which involves the transfer of shares in us to another company. Where such a scheme or contract is approved by the holders of 90% in value of the shares to be transferred, the transferee company can, within	There are a number of mechanisms for acquiring an Irish public limited company, including:

(a)    a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (i) 75% of the voting shareholders by value; and (ii) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

(b) through a tender offer by a third party for all of the shares of Willis-Ireland. Where the holders of 80% or more of Willis- Ireland’s shares have accepted an offer for their shares in Willis-Ireland, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Willis-Ireland were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this

Provision	Willis-Bermuda	Willis-Ireland

2 months of such approval, serve notice requiring those shareholders who dissent to transfer their shares to the transferee company. If no application is made by a dissenting shareholder to the Bermuda court within one month of receiving such notice, the dissenting shareholder is obliged to transfer his shares to the transferee on the terms of the scheme or contract. There are additional requirements which the transferee company has to satisfy in the event that it already holds more than 10% in value of the shares in us when proposing the scheme or contract;

(c)    a procedure under Section 103 of the Bermuda Companies Act, under which the holders of not less than 95% of the shares or a class of shares in us may give notice to the remaining shareholders or shareholders of the relevant class that they wish compulsorily to acquire their shares, on the terms set out in the notice. The shareholders receiving the notice can either accept it, or apply to the Bermuda court within one month of receiving such notice for the court to appraise the value of their shares. The shareholder who gave the notice to acquire has the option either to proceed to acquire the shares at the price fixed by the court, or to discontinue the purchase; and

(d) under the Bermuda Companies Act, two or more companies registered in Bermuda can amalgamate and continue as one amalgamated company. A Bermuda exempted company and a foreign corporation may amalgamate and continue either as a Bermuda exempted company or as a foreign corporation. The statutory threshold for approval of an amalgamation is 75% of shareholders voting at a special general meeting or such lower majority as is stipulated in the bye-laws of the company. Willis- Bermuda’s bye-laws provide that the affirmative vote of the holders of a	threshold would be increased to 90%; and

(c)    it is also possible for Willis- Ireland to be acquired by way of a merger with an EU-incorporated public company under the EU Cross-Border Mergers Directive 2005/56/EC. Such a merger must be approved by a special resolution. If Willis-Ireland is being merged with another EU public company under the EU Cross-Border Mergers Directive 2005/56/EC and the consideration payable to Willis- Ireland’s shareholders is not all in the form of cash, Willis- Ireland’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

Provision	Willis-Bermuda	Willis-Ireland

majority of the votes cast is required to approve an amalgamation. For purposes of approval of an amalgamation, all shares, whether or not otherwise entitled to vote, carry the right to vote. A separate vote of a class of shares is required if the rights of that class would be altered by virtue of the amalgamation.

Under Bermuda law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, Willis- Bermuda’s bye-laws provide that the sale of all or substantially all of Willis- Bermuda’s assets is a termination event triggering the liquidation and dissolution of Willis- Bermuda.

DISCLOSURE OF INTERESTS IN SHARES	The Bermuda Companies Act does not include provisions related to disclosure of interests in shares analogous to the provisions of the Irish Companies Acts described adjacent.	Under Irish law, there is a notification requirement for shareholders who acquire or cease to be interested in five percent of the shares of an Irish public limited company. A shareholder of Willis-Ireland must therefore make such a notification to Willis-Ireland if as a result of a transaction the shareholder will be interested in five percent or more of the shares of Willis-Ireland; or if as a result of a transaction a shareholder who was interested in more than five percent of the shares of Willis-Ireland ceases to be so interested. Where a shareholder is interested in more than five percent of the shares of Willis-Ireland, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Willis-Ireland. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of Willis- Ireland’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures should be notified to Willis-Ireland within five business days of the transaction or alteration of the

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shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any shares in Willis-Ireland concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Willis-Ireland, under the Irish Companies Acts, may by notice in writing require a person whom Willis- Ireland knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Willis-Ireland’s relevant share capital to: (i) indicate whether or not it is the case; and (ii) where such person holds or has during that time held an interest in the shares of Willis-Ireland, to give such further information as may be required by Willis- Ireland including particulars of such person’s own past or present interests in shares of Willis- Ireland. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Willis- Ireland on a person who is or was interested in shares of Willis-Ireland and that person fails to give Willis- Ireland any information required within the reasonable time specified, Willis- Ireland may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a) any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

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(b)    no voting rights shall be exercisable in respect of those shares;

(c)  no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)  no payment shall be made of any sums due from Willis-Ireland on those shares, whether in respect of capital or otherwise.

Where the shares in Willis-Ireland are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

APPRAISAL RIGHTS	Under the Bermuda Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and its wholly-owned subsidiary or between two or more subsidiaries of the same company) may apply to the Bermuda courts to appraise the fair value of its shares.

Under Bermuda law, the common shareholders of Willis-Bermuda do not have any dissenters’ rights or right to an appraisal of the value of their shares or receive payment for them in connection with the Transaction.	Generally, under Irish law, shareholders of an Irish company do not have dissenters or appraisal rights. Under the European Communities (Cross- Border Mergers) Regulations 2008 governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company has the right to request that the company acquire its shares for cash.

OTHER ANTI- TAKEOVER MEASURES	Bermuda law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan. However, there is little case law on the enforceability of such plans under Bermuda law. In the adoption of such a plan, the following principles should be observed: (i) the directors must take bona fide actions in the best interests of the company as a whole, (ii) the powers of the directors are used for a proper purpose, (iii) the directors exercise their powers fairly between shareholders and (iv) the plan does not penalize any existing shareholders.

The board also has power to issue any authorized and unissued shares of the company on such terms and conditions	Shareholder Rights Plans and Share Issuances
Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In any event, such a plan would be subject to the Irish Takeover Rules described below.

Subject to the Irish Takeover Rules described below, the board also has power to issue any authorized and unissued shares of Willis-Ireland on such terms and conditions as it may determine and any such action should be taken in the best interests of Willis-

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as it may determine and any such action should be taken in the best interests of Willis-Bermuda. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the common shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.	Ireland. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

Irish Takeover Rules and Substantial Acquisition Rules
A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Willis-Ireland will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles
The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•     in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

• the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•     the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

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• false markets in the securities of the target company or any other company concerned by the offer must not be created;

• a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•     a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•     a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in Willis-Ireland, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months.

This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in Willis-Ireland if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a

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holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of Willis-Ireland within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Willis-Ireland ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of Willis-Ireland (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Willis-Ireland or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per Willis-Ireland ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Willis-Ireland in the 12 month period prior to the commencement of the offer period if the Irish Takeover Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

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Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Willis- Ireland. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Willis-Ireland is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Willis-Ireland and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of Willis-Ireland is not permitted to take any action which might frustrate an offer for the shares of Willis-Ireland once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a) the action is approved by Willis-Ireland’s shareholders at a general meeting; or

(b) with the consent of the Irish Takeover Panel where:

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(i) the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii) the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii) in accordance with a contract entered into prior to the announcement of the offer; or

(iv) the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “— Authorized Share Capital,” “— Pre-emption Rights, Share Warrants and Share Options” and “— Disclosure of Interests in Shares,” in addition to “— Election of Directors,” “— Vacancies on Board of Directors,” “— Removal of Directors,” “— Board and Committee Composition; Management,” “— Shareholder Consent to Action Without Meeting,” “— Amendment of Governing Documents” and “— Director Nominations; Proposals of Shareholders” below.

ELECTION OF DIRECTORS	Willis-Bermuda’s bye-laws provide that the board of directors will consist of not less than two nor more than 20 persons, with the exact number in that range to be set from time to time by the board of directors. The common shareholders of Willis-Bermuda may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by a special resolution amending the bye-laws. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors within the stated range.

The Irish Companies Acts provide for a minimum of two directors. Willis- Ireland’s articles of association provide for a minimum of two directors and a maximum of 12 directors. Willis-Bermuda currently has 11 directors, and these directors will be included in the directors of Willis- Ireland if the Transaction is consummated. The shareholders of Willis- Ireland may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by a special resolution amending the articles of association. Although the Willis- Bermuda bye-laws provide that the

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Directors are elected or appointed at the annual general meeting or at any special general meeting called for that purpose. Each director is elected by the affirmative vote of a majority of the votes cast with respect to such director at any meeting for the election of directors at which a quorum is present. Directors hold office until the earliest of (i) the next annual general meeting, (ii) their successors are elected or appointed or (iii) their office is otherwise vacated in accordance with our bye-laws. Holders of common shares are entitled to one vote per each share at all meetings at which directors are elected.	number of directors to be elected within the minimum and maximum provided in the bye-laws will be determined by the board, the Willis-Ireland articles of association do not include analogous provisions because (i) Irish law does not expressly recognize a concept of “board size” within the minimum and maximum number of directors, and (ii) it is unclear whether a provision in an Irish public limited company’s articles of association permitting the board to set the maximum number of directors would be valid under Irish law.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve until the next following annual general meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to the board.

VACANCIES ON BOARD OF DIRECTORS	Willis-Bermuda’s bye-laws provide that the board may fill any vacancy occurring in the board of directors. If the board of directors fills a vacancy, the director’s term expires at the next annual general meeting. A vacancy on the board created by the removal of a director may be filled by the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy.	Willis-Ireland’s articles of association provide that the board may fill any vacancy occurring in the board of directors. If the board of directors fills a vacancy, the director’s term expires at the next annual general meeting. A vacancy on the board created by the removal of a director may be filled by the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy.

REMOVAL OF DIRECTORS	Willis-Bermuda’s bye-laws provide that directors may be removed without cause upon the affirmative vote of the holders of a majority of the shares entitled to vote for the election of directors; provided that the notice of any such meeting convened for the purpose of removing a director contain a statement of the intention to do so and be served on such director not less than 14 days before the meeting and at such meeting such director shall be entitled to be heard on the motion for such director’s removal.	The Irish Companies Acts provide that notwithstanding anything contained in the articles of association of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution remove a director from office before the expiration of his or her term provided that not less than 28 days notice of any such meeting be given and the director shall be entitled to be heard at such meeting. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) which the director may have against Willis-Ireland in respect of his or her removal.

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BOARD AND COMMITTEE COMPOSITION; MANAGEMENT	Willis-Bermuda’s bye-laws provide that the board of directors may delegate any or all of its powers to a committee or committees appointed by the board which may consist partly or entirely of non-directors and every such committee shall conform to such directions as the board shall impose on them. The meetings and proceedings of any such committee shall be governed by the provisions of Willis- Bermuda’s bye-laws regulating the meetings and proceedings of the board, so far as the same are applicable and are not superseded by directions imposed by the board.	The articles of association of Willis-Ireland allocate authority over the management of Willis-Ireland to the board of directors. The board of directors may then delegate the management of Willis-Ireland to committees of the board (consisting of members of the board or other persons) or executives, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Willis-Ireland. Willis- Ireland will replicate the existing committees that are currently in place for Willis-Bermuda which include an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. It also is the intention of Willis-Ireland to adopt Willis- Bermuda’s current Corporate Governance Guidelines.

DUTIES OF THE BOARD OF DIRECTORS	Bermuda law does not impose an all- embracing code of conduct on directors. Many of the duties and obligations of a director are statutory; others are found only in common law. The Bermuda Companies Act contains numerous provisions relating to the duties of directors and prescribes penalties for breach of such duties. At common law a director owes two types of duty to the company: a fiduciary duty and a duty of skill and care. An individual director must act in good faith in his or her dealings with or on behalf of the company and exercise the powers and fulfill the duties of the office honestly. A director has a duty to act in good faith in what he or she considers is the best interests of the company and not for any collateral purpose. Directors must act within the powers set out in the company’s memorandum of association and bye-laws and exercise their powers in the company’s interests and for the purposes for which those powers were conferred. Directors are responsible to the company and not, in the absence of special circumstances, to the shareholders as individuals. For these purposes, the company is generally defined with reference to the interest of both present and future shareholders of the company as a whole.	The directors of Willis-Ireland have certain statutory and fiduciary duties. All of the directors have equal and overall responsibility for the management of Willis- Ireland (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and it is likely that more will be expected of them in compliance with their duties than non-executive directors). The principal directors’ duties include the common law fiduciary duties of good faith and exercising due care and skill. The statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, the duty to maintain certain registers and make certain filings as well as disclosure of personal interests. Particular duties also apply to directors of insolvent companies. For example, the directors could be liable to sanctions where they are deemed by the court to have carried on the business of Willis- Ireland while insolvent, without due regard to the interests of creditors. For public limited companies like Willis- Ireland, directors are under a specific duty to ensure that the Secretary is a person with the requisite knowledge and experience to discharge the role.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE	Willis-Bermuda’s bye-laws require it to indemnify any director, alternate director, officer and member of a committee constituted under the bye-laws and any resident representative against all liabilities incurred or suffered by such person as a director, alternate director, officer and committee member or resident representative. The bye-laws further provide that such indemnified persons shall be indemnified out of Willis- Bermuda’s funds against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he or she is acquitted, or in connection with any application under the Companies Act in which relief from liability is granted to him by the court. The Willis-Bermuda bye-laws also require Willis-Bermuda to pay reasonable expenses incurred in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay Willis-Bermuda if it is ultimately determined that such person was not entitled to indemnification.

 Bermuda companies may take out directors and officers liability insurance, as well as other types of insurance, for their directors and officers.

 Under the Bermuda Companies Act, a company cannot indemnify any individual that is adjudged to be liable for fraud or dishonesty in the performance of his or her duties.

Willis-Ireland’s articles of association confer an indemnity on its directors and officers that is similar to the analogous indemnity in Willis- Bermuda’s bye-laws. However, this indemnity is limited by the Irish Companies Acts which prescribe that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the Secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or the Secretary acted honestly and reasonably and ought fairly to be excused. This restriction in the Irish Companies Acts does not apply to executives who are not directors or the Secretary of Willis- Ireland. Any provision whereby an Irish company seeks to indemnify its directors or its secretary over and above this shall be void under Irish law, whether contained in its articles of association or any contract between the director and the Irish company.

 Willis-Ireland’s articles of association also contain indemnification and expense advancement provisions for persons who are not directors or the Secretary of Willis- Ireland that are substantially similar to those provided in Willis- Bermuda’s bye- laws.

 Irish companies may take out directors and officers liability insurance, as well as other types of insurance, for their directors and officers.

In addition, due to the difference between Irish and Bermuda law and in connection with the Transaction, we expect that each of Willis-Ireland and Willis North America Inc., or such other subsidiary of Willis-Ireland as the board of directors deem appropriate, will enter into indemnification agreements (or deed poll indemnities) with or as to each of Willis-Ireland’s directors and certain officers, as well as with individuals serving as directors or officers of our subsidiaries, providing for the indemnification of, and advancement of expenses to, these persons. We expect that the

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indemnification and expense advancement provided under these indemnification agreements (or deed poll indemnities) will be substantially similar to that currently afforded by Willis-Bermuda under its bye-laws to its directors and officers and those serving at its request in other capacities as described above.

LIMITATION ON DIRECTOR LIABILITY	Under Bermuda law companies are not permitted to indemnify any individual that is adjudged to be liable for fraud or dishonesty in the performance of his or her duties to the company.

Willis-Bermuda’s bye-laws provide that each shareholder agrees to exempt a director or officer from any claim or right of action such shareholder may have, whether individually or in the right of Willis-Bermuda, on account of any action taken or the failure to take any action in the performance of his duties for Willis-Bermuda. Such waiver does not cover any matter involving fraud or dishonesty.	Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Irish law also does not permit shareholders to agree to exempt a director or officer from any claim or right of action the shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of his duties to the company.

However, see “— Indemnification of Directors and Officers; Insurance” above to understand how we intend to give functionally equivalent limitations to liability/indemnity rights to officers and directors of Willis-Ireland as we did for officers and directors of Willis- Bermuda.

CONFLICTS OF INTEREST	A director must not put himself or herself in a position where there is an actual or potential conflict between a personal interest or the duties owed to third parties and his or her duty to the company. Notwithstanding the duty to avoid a conflict of interest, a director may enter into a contract where a conflict of interest might arise if the bye-laws allow it or if the company gives its approval in a general meeting of shareholders.	As a matter of Irish law, a director is under a general fiduciary duty to avoid conflicts of interest. Under Irish law, directors who have a personal interest in a contract or a proposed contract with Willis-Ireland are required to declare the nature of their interest at a meeting of the directors of Willis- Ireland. Willis-Ireland is required to maintain a register of such declared interests which must be available for inspection by the shareholders.

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Willis-Bermuda’s bye-laws provide that a director may, notwithstanding his office, be a party to or otherwise interested in, any transaction or arrangement with Willis- Bermuda or in which Willis-Bermuda is otherwise interested. So long as, where it is necessary, a director declares the nature of his interest at the first opportunity at a meeting of the board or by writing to the directors as required by Bermuda law, the director shall not be liable to Willis-Bermuda for any benefit derived from an interested transaction. Subject to Bermuda law and any further disclosure required thereby, a general notice to the directors by a director or officer declaring that he or she is a director or officer of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be sufficient declaration of interest in relation to any transaction or arrangement so made. A director who has disclosed his interest in a transaction or arrangement with Willis- Bermuda, or in which Willis-Bermuda is otherwise interested, may be counted in the quorum and vote at any meeting at which such transaction or arrangement is considered by the board.

SHAREHOLDERS’ SUITS	Under Bermuda law, a court will generally refuse to interfere with the management of a company on behalf of minority shareholders who are dissatisfied with the conduct of a company’s affairs by its board of directors. However, each shareholder is entitled to have the affairs of the company properly conducted in accordance with law. Therefore, if those who control the company persistently disregard the requirements of law or of the company’s memorandum of association or bye-laws, the court may grant relief. Bermuda courts ordinarily would be expected to follow English precedent, which would permit the court to intervene in any of the following circumstances: (i) where the act complained of is alleged to be beyond the corporate power of the company or	In Ireland, the decision to institute proceedings is generally taken by a company’s board of directors who will usually be empowered to manage the company’s business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of Willis-Ireland. The central question at issue in deciding whether a shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against Willis-Ireland would otherwise go un-redressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (i) that the company is entitled to the relief claimed and (ii) that the action falls within one of the

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illegal; (ii) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company, provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (iii) where an act requires approval by a greater percentage of the company’s shareholders than actually approved it; or (iv) where such an action is necessary in order that there not be a violation of the company’s memorandum of association or bye-laws.

 Under the Bermuda Companies Act, a shareholder is entitled to complain to the court that the affairs of the company are being conducted in a manner which is oppressive or unfairly prejudicial to the shareholders, or some of them, and seek a winding up of the company or an alternative remedy.

 An individual shareholder may seek to bring an action on behalf of the company to enforce the company’s rights, and judgment in such a case would be in favor of the company.

An individual shareholder may be permitted to bring an action on behalf of himself and his or her fellow shareholders to remedy a wrong done to the company or to compel the company to conduct its affairs in accordance with the rule governing it.

A shareholder also may be permitted to bring an action in his or her own name on his or her own behalf against a Bermuda company or another shareholder. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder. Remedies for such an action are generally limited to declarations or injunctions.	five exceptions derived from case law, as follows:

•     where an ultra vires or illegal act is perpetrated;

•   where more than a bare majority is required to ratify the “wrong” complained of;

•   where the shareholders’ personal rights are infringed;

•   where a fraud has been perpetrated upon a minority by those in control; and

•   where the justice of the case requires a minority to be permitted to institute proceedings.

The shareholders of Willis-Ireland may also bring proceedings against Willis- Ireland where the affairs of Willis- Ireland are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct which is burdensome, harsh or wrong. The conduct must relate to the internal management of Willis-Ireland. This is an Irish statutory remedy and the court can grant any order it sees fit, usually providing for the purchase or transfer of the shares of any shareholder.

SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING	Willis-Bermuda’s bye-laws provide that any action which may be taken by resolution of shareholders in a general meeting or a meeting of any class of shareholders may, without a meeting	Willis-Ireland’s articles of association provide that anything which may be done by resolution of Willis-Ireland at a general meeting may be done by resolution in writing, but only if it is

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	and without any previous notice, be done by resolution in writing signed by all the shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.	signed by or on behalf of all of the shareholders entitled to attend and vote on the relevant resolution.

ANNUAL MEETINGS OF SHAREHOLDERS	A general meeting of Willis- Bermuda’s shareholders shall be convened at least once in every calendar year, referred to as the annual general meeting. The directors may select the location/jurisdiction in which the annual general meeting will take place. Please see “— Director Nominations; Proposals of Shareholders” below.

Notice of an annual general meeting must be given to all common shareholders of Willis-Bermuda. The Bermuda Companies Act provides that, notwithstanding any provisions in the bye-laws of a company, at least five days notice shall be given of any meeting of a company, other than an adjourned meeting. The Willis-Bermuda bye-laws provide that notice of an annual general meeting shall be given not less than 21 days before the date of the meeting.

As a matter of Bermuda company law, the matters which must be transacted at an annual general meeting (unless waived in accordance with the Bermuda Companies Act) are the presentation of financial statements of Willis-Bermuda and the appointment of an auditor to hold office until the close of the next annual general meeting (and, if no such appointment is made, the auditor in office shall continue until a successor is appointed).	Willis-Ireland will be required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after Willis-Ireland’s fiscal year-end. The first annual general meeting of Willis-Ireland may be held outside Ireland. Willis-Ireland intends to hold an annual general meeting in 2010 if the Transaction is consummated. Thereafter, any annual general meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. Please see “— Director Nominations; Proposals of Shareholders” below.

Notice of an annual general meeting must be given to all shareholders of Willis- Ireland and to the auditors of Willis- Ireland. The articles of association of Willis-Ireland provide that the minimum notice period is 21 days notice in writing for an annual general meeting. Because of the 15 month requirement described in the previous paragraph, which is different from the analogous provisions of Bermuda law, Willis-Ireland’s articles of association include provisions reflecting these requirements of Irish law, even though the analogous provisions of Willis- Bermuda’s bye-laws differ in this respect.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of

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an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

SPECIAL MEETINGS OF SHAREHOLDERS	Special general meetings of Willis- Bermuda may be convened by (i) the chairman or deputy chairman of the board of directors, (ii) the board of directors or (iii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Willis- Bermuda carrying the right to vote in general meeting. Special general meetings are generally held for the purposes of approving shareholder resolutions of Willis-Bermuda as may be required from time to time. At any special general meeting only such business shall be conducted as is set forth in the notice thereof.	Extraordinary general meetings of Willis-Ireland may be convened by (i) the chairman of the board of directors, (ii) the board of directors, (iii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Willis-Ireland carrying voting rights or (iv) on requisition of Willis- Ireland’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Willis-Ireland as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of a special general meeting must be given to all common shareholders of Willis-Bermuda. The Bermuda Companies Act provides that, notwithstanding any provisions in the bye-laws of a company, at least five days notice shall be given of any meeting of a company, other than an adjourned meeting. The Willis-Bermuda bye-laws provide that notice of a special general meeting shall be given not less than five nor more than 60 days before the date of the meeting. Special general meetings may be called by shorter notice, but only with the consent of a majority in number of the shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Notice of an extraordinary general meeting must be given to all shareholders of Willis-Ireland and to the auditors of Willis-Ireland. Under Irish law, the minimum notice periods are 21 days notice in writing for an extraordinary general meeting to approve a special resolution and 14 days notice in writing for any other extraordinary general meeting. Because of the 21 day and 14 day requirements described in this paragraph, which are different from the analogous provisions of Bermuda law, Willis-Ireland’s articles of association include provisions reflecting these requirements of Irish law, even though the analogous provisions of Willis-Bermuda’s bye- laws differ in this respect.

In the case of an extraordinary general meeting convened by shareholders of Willis-Ireland, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of Willis- Ireland’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21 day period, the

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requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

If the board of directors becomes aware that the net assets of Willis-Ireland are half or less of the amount of Willis- Ireland’s called-up share capital, the directors of Willis-Ireland must convene an extraordinary general meeting of Willis- Ireland’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

RECORD DATES FOR SHAREHOLDER MEETINGS	Willis-Bermuda’s bye-laws provide that the board may set the record date for any general shareholder meeting and the record date shall be not more than 90 days nor less than 10 days before the date of any such meetings.	Willis-Ireland’s articles of association provide that the board may set the record date for any general shareholder meeting and the record date shall be not more than 90 days nor less than 10 days before the date of any such meetings.

DIRECTOR NOMINATIONS; PROPOSALS OF SHAREHOLDERS	The Bermuda Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting or to circulate a statement prepared by the shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition of a resolution is either that number of shareholders representing at least five percent of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.

Willis-Bermuda’s bye-laws provide that shareholder nominations of persons to be elected to the board of directors at an annual general meeting must be made following written notice to the Secretary of Willis-Bermuda executed by a	The Irish Companies Acts provide that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described above under “— Special Meetings of Shareholders.”

Willis-Ireland’s articles of association contain advance notice requirements for shareholders to make nominations at annual general meetings that are substantially similar to those contained in the bye-laws of Willis- Bermuda.

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shareholder accompanied by certain background and other information specified in the bye-laws. Such written notice and information must be received by the Secretary of Willis-Bermuda not less than 120 days nor more than 150 days before the date of Willis- Bermuda’s proxy statement for the prior year’s annual general meeting.

The notice must set forth the following information:

• the name, age, business address and residence address of the person nominated for election;

• the principal occupation or employment of the person nominated for election;

• the class, series and number of shares in Willis-Bermuda which are beneficially owned by the person nominated for election;

• particulars which would, if the person nominated for election were so appointed, be required to be included in Willis-Bermuda’s register of directors and officers;

•     such other information regarding each nominee proposed as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if such nominee had been nominated by the board; and

•   the consent of each nominee to serve as a director if elected.

The board of directors of Willis- Bermuda may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

ADJOURNMENT OF SHAREHOLDER MEETINGS	Willis-Bermuda’s bye-laws provide that the chairman of any shareholder meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business	Willis-Ireland’s articles provide that the chairman of any shareholder meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be

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	shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Any meeting duly called at which a quorum is not present shall be adjourned to such other day and such other time and place as the chairman of the meeting may determine.	transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Any meeting duly called at which a quorum is not present shall be adjourned to such other day and such other time and place as the chairman of the meeting may determine.

QUORUM REQUIREMENTS	Willis-Bermuda’s bye-laws provide that shareholders holding at least 50% of the issued and outstanding common shares present in person or by proxy and entitled to vote shall be a quorum for all purposes. No business may take place at a general meeting of Willis-Bermuda if a quorum is not present in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum.	Willis-Ireland’s articles of association provide that shareholders holding at least 50% of the issued and outstanding ordinary shares present in person or by proxy and entitled to vote shall be a quorum for all purposes. No business may take place at a general meeting of Willis-Ireland if a quorum is not present in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum.

VOTING RIGHTS	Willis-Bermuda’s bye-laws provide that each holder of common shares on the relevant record date shall be entitled to cast one vote for each common share at any general meeting, including with respect to the election of directors. At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll and the result of the poll shall be deemed to be the resolution of the meeting at which the poll is taken.

	In accordance with the bye-laws of Willis-Bermuda, the directors of Willis- Bermuda may from time to time cause Willis-Bermuda to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than common shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).	Willis-Ireland’s articles provide that all resolutions shall be decided by a poll. Every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in Willis- Ireland’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Willis-Ireland’s articles of association. The articles of association of Willis-Ireland permit the appointment of proxies by the shareholders to be notified to Willis- Ireland electronically in such manner as may be approved by the board.

Treasury shares will not be entitled to be voted at general meetings of shareholders.

	Subject to the variation of share rights as provided for in Willis- Bermuda’s bye-laws, any matter submitted to shareholders at a general meeting at	In accordance with the articles of association of Willis-Ireland, the directors of Willis-Ireland may from time to time cause Willis-Ireland to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry

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	which a quorum is present requires the affirmative vote of a majority of the votes cast unless otherwise required by the Bermuda Companies Act or the bye- laws.	more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to be voted at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires the approval of not less than 75% of the votes of Willis- Ireland’s shareholders cast at a general meeting at which a quorum is present. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of Willis-Ireland’s shareholders cast at a general meeting.

Examples of matters requiring special resolutions include:

• amending the objects of Willis- Ireland;

• amending the articles of association of Willis-Ireland;

• approving the change of name of Willis-Ireland;

• authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

• opting out of pre-emption rights on the issuance of new shares;

• re-registration of Willis-Ireland from a public limited company as a private company;

• variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise);

• purchase of own shares off- market;

• the reduction of share capital;

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• sanctioning a compromise/scheme of arrangement;

• resolving that Willis-Ireland be wound up by the Irish courts;

• resolving in favor of a shareholders’ voluntary winding-up;

• re-designation of shares into different share classes; and

• setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (i) 75% of the voting shareholders by value; and (ii) more than 50% in number of the voting shareholders, at a meeting called to approve the scheme.

VARIATION OF RIGHTS ATTACHING TO A CLASS OR SERIES OF SHARES	Willis-Bermuda’s bye-laws provide that, subject to the Bermuda Companies Act and except as otherwise set forth in the bye-laws, all or any of the special rights for the time being attached to any class of common shares may be altered or abrogated with the sanction of a resolution passed at a separate general meeting of the holders of common shares of that class, voting in person or by proxy and representing at least a majority of the votes cast by holders of common shares of that class at such separate general meeting.

	Willis-Bermuda’s bye-laws provide that, subject to the Bermuda Companies Act and except as otherwise set forth in the bye-laws, all or any of the special rights for the time being attached to any class of preferred shares may be altered or abrogated with the requisite consent or vote of the holders of such class or series as shall be set forth in a schedule to the bye-laws relating to such class or series at the time when such class or series is issued.	Variation of all or any special rights attached to any class of shares of Willis-Ireland is addressed in the articles of association of Willis-Ireland as well as the Irish Companies Acts. Any variation of class rights attaching to the issued shares of Willis-Ireland must be approved by an ordinary resolution of the shareholders of the class affected.

AMENDMENT OF GOVERNING DOCUMENTS	Under the Bermuda Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of votes cast	Irish companies may only alter their memorandum and articles of association by the passing of a special resolution of shareholders. Therefore, Willis- Ireland’s

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	by the shareholders voting on the amendments and certain restricted business purposes require the prior consent of the Bermuda Minister of Finance.	articles of association do not include amendment provisions analogous to the amendment provisions of Willis- Bermuda’s bye-laws described above.

Willis-Bermuda’s bye-laws provide that the vote or consent of the holders of 75% of the outstanding common shares entitled to vote and the approval of a majority of the board shall be required to effect any amendments to bye-laws 86-90 (appointment & removal of directors), 91 (resignation and disqualification of directors), 95 (directors fees and remuneration), 96 (directors interests), 97-99 (powers and duties of the board), 100 (gratuities, pensions and insurance), 145-149 (indemnity) and 152 (alteration of bye-laws). Other amendments to the bye-laws require approval by a majority of the shareholders voting at a general meeting.

INSPECTION OF BOOKS AND RECORDS	Under Bermuda law, shareholders have the right to: (i) inspect or obtain copies of the minutes of general meetings of the company; (ii) receive a copy of the memorandum of association and the bye-laws of Willis-Bermuda; (iii) inspect or obtain copies of the register of directors and officers and the register of charges of Willis-Bermuda; (iv) receive financial statements, as required by the Bermuda Companies Act before the annual general meeting; (v) inspect or obtain a copy of the share register of Willis-Bermuda on any business day, subject to reasonable restrictions imposed by the board of directors; and (vi) receive the auditor’s report as part of the financial statements provided to them by Willis-Bermuda. The Bermuda Companies Act requires that financial information be provided at a minimum of five days prior to the general meeting of shareholders.	Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of Willis-Ireland and any act of the Irish Government which alters the memorandum of association of Willis-Ireland; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Willis-Ireland; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Willis-Ireland; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of Willis-Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years. The auditors of Willis-Ireland will also have the right to inspect all books, records and vouchers of Willis- Ireland. The auditors’ report must be circulated to the shareholders with Willis- Ireland’s financial statements prepared in accordance with Irish law 21 days before the annual general

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meeting and must be read to the shareholders at Willis- Ireland’s annual general meeting.

TRANSFER AND REGISTRATION OF SHARES	Willis-Bermuda’s U.S.-based share register is maintained by its transfer agent. Registration in this share register is determinative of membership in Willis-Bermuda. A shareholder of Willis-Bermuda who holds shares beneficially is not a holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee is not registered in Willis-Bermuda’s share register, as the depository or other nominee remains the record holder of such shares.

Subject to applicable Bermuda law and Willis-Bermuda’s bye- laws, any shareholder may transfer all or any of its shares. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the instrument of transfer shall be signed by or on behalf of the transferee. Common shares are not subject to restrictions on transfer, other than as required to comply with applicable Bermuda law and U.S. and other securities laws.

If Willis-Bermuda is under a contractual obligation to register or to refuse to register the transfer of a share to any person, the board shall act in accordance with such obligation and register or refuse to register the transfer of a share to such person, whether or not it is a fully-paid share or a share on which Willis-Bermuda has a lien. Subject to the previous sentence, the board may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share, whether or not it is a fully-paid share or a share on which Willis-Bermuda has a lien or, if applicable, whether or not the permission of the Bermuda Monetary Authority to the transfer has not been obtained.	Willis-Ireland’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in Willis-Ireland. A shareholder of Willis-Ireland who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Willis-Ireland’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on Willis- Ireland’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Willis- Ireland’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

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Any transfer of Willis-Ireland shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Willis-Ireland’s articles of association allow Willis- Ireland, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, Willis-Ireland is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion), and (iii) claim a lien against the Willis-Ireland shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Willis-Ireland shares has been paid unless one or both of such parties is otherwise notified by Willis- Ireland.

Willis-Ireland’s articles of association as they will be in effect after the Transaction delegate to Willis-Ireland’s Secretary the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Willis-Ireland shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Willis- Ireland for this purpose) or request that Willis-Ireland execute an instrument of transfer on behalf of the transferring

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party in a form determined by Willis- Ireland. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Willis- Ireland’s transfer agent, the buyer will be registered as the legal owner of the relevant shares on Willis- Ireland’s official Irish share register (subject to the matters described below).

If Willis-Bermuda is under a contractual obligation to register or to refuse to register the transfer of a share to any person, the board shall act in accordance with such obligation and register or refuse to register the transfer of a share to such person, whether or not it is a fully-paid share or a share on which Willis-Bermuda has a lien. Subject to the previous sentence, the directors of Willis-Ireland have general discretion to decline to register an instrument of transfer of a share whether or not it is a fully-paid share or a share on which Willis-Bermuda has a lien.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

RIGHTS UPON LIQUIDATION	Willis-Bermuda’s bye-laws provide that upon the liquidation of Willis-Bermuda, after creditors have been paid the full amounts owing to them, the holders of common shares are entitled to receive, pro rata, any remaining assets of Willis-Bermuda available for distribution to the holders of common shares. If any dividend or other distribution is made by Willis- Bermuda to the shareholders prior to a liquidation, any amounts received by any shareholder from such dividends or other distributions shall be deducted from the amount such shareholder would otherwise be entitled to receive in the liquidation, and the aggregate amount of all dividends and other distributions previously made by Willis-Bermuda to the shareholders shall be deemed to be included in amounts available for distribution to shareholders in the liquidation. The liquidator may,	The rights of the shareholders to a return of Willis- Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Willis- Ireland’s articles of association or the terms of any preferred shares issued by the directors of Willis- Ireland from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Willis-Ireland. If the articles of association contain no specific provisions in respect of dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Willis- Ireland’s articles provide that the ordinary shareholders of Willis-Ireland are entitled to participate pro rata in a winding up, but their right to do so may

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	with the sanction of a majority of all shareholders and any other sanctions required by the Companies Act, distribute assets of Willis-Bermuda in lieu of or in addition to any dissolution.	be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares. Willis-Ireland may be dissolved and wound up at any time by way of shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of shareholders is required. Willis-Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Willis- Ireland has failed to file certain returns. The articles of association of Willis-Ireland also provide for a voluntary winding up to be effected by way of a unanimous vote of the shareholders.

ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS	Willis-Bermuda has been advised by its Bermuda counsel, Appleby, that a judgment for the payment of money rendered by a court in the U.S. based on civil liability would not be automatically enforceable in Bermuda. There is no treaty between Bermuda and the U.S. providing for the reciprocal enforcement of foreign judgments. Willis- Bermuda has also been advised by its Bermuda counsel that a final and conclusive judgment obtained in a court in the U.S. under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligations by action on the debt evidenced by the judgment of such foreign court. Such an action should be successful provided that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as (i) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and (ii) the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.	Willis-Ireland has been advised by its Irish counsel, Arthur Cox, that a judgment for the payment of money rendered by a court in the U.S. based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the U.S. providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•     the judgment must be for a definite sum;

•   the judgment must be final and conclusive; and

•   the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

Enforcement of such a judgment against assets in Bermuda may involve the

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conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation. No stamp duty or similar or other tax is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

THE SPECIAL COURT-ORDERED MEETING

We are furnishing this proxy statement to the holders of our common shares in connection with the solicitation of proxies by Willis-Bermuda’s board of directors for use at a special court-ordered meeting of the holders of the Willis-Bermuda common shares to consider the Scheme of Arrangement and the other matters that may come before the meeting as described below and at any adjournments or postponements of the meeting.

General

The special court-ordered meeting will be conducted in accordance with the directions of the Supreme Court of Bermuda.

Time, Place and Date

The meeting will be held on December 11, 2009 at 9:00 a.m. Eastern Time at our New York office, located at One World Financial Center, 200 Liberty Street, New York, New York 10281-1003.

Purpose of the Meeting

At the meeting, Willis-Bermuda’s board of directors will ask the common shareholders of Willis-Bermuda to vote:

1. to approve the Scheme of Arrangement. If the Scheme of Arrangement is approved and becomes effective, it will effect the Transaction, pursuant to which your common shares of Willis-Bermuda will be cancelled and you will receive, on a one-for-one basis, new ordinary shares of Willis-Ireland; and

2. if the Scheme of Arrangement is approved, to approve the creation of distributable reserves of Willis-Ireland (through the reduction of the entire share premium account of Willis-Ireland or such lesser amount as may be determined by the board of directors of Willis-Ireland) that was previously approved by Willis-Bermuda and the other current shareholders of Willis-Ireland (as described in this proxy statement).

Willis-Bermuda’s board of directors has approved the Scheme of Arrangement and recommends that you vote “FOR” all of the proposals.

If any other routine matters properly come before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Record Date; Voting Rights; Vote Required for Approval

The board has fixed the close of business on October 30, 2009 as the record date for the meeting.

Only holders of record of Willis-Bermuda common shares on the record date are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting. You will not be the holder of record of shares that you hold “beneficially.” Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares.

On the record date for the meeting, approximately 168,339,157 Willis-Bermuda common shares were issued and entitled to be voted at the meeting. A list of shareholders will be available for inspection for at least ten days prior to the meeting at our offices at One World Financial Center, 200 Liberty Street, New York, New York 10281-1003. Each Willis-Bermuda common share entitles the holder to one vote. However, Willis-Bermuda will not be entitled to vote any shares that it holds as treasury shares at the special court-ordered meeting.

The presence, in person or by proxy, of the holders of at least 50% of the Willis-Bermuda common shares outstanding and entitled to vote at the meeting constitutes a quorum for the conduct of business. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

Assuming the presence of a quorum, the Scheme of Arrangement must be approved by a majority in number of the holders of the Willis-Bermuda common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the Willis-Bermuda common shares present and voting on the proposal, whether in person or by proxy. For the purpose of calculating the “majority in number” requirement for the approval of the proposal, each registered shareholder, present and voting in person or by proxy, will be counted as a single shareholder, regardless of the number of shares voted by that shareholder. If a registered shareholder elects to vote a portion of such holder’s Willis-Bermuda common shares in favor of the proposal, and a portion against the proposal, then, subject to any reasonable objection that may be raised, that registered shareholder will be counted as one shareholder voting in favor of the proposal and as one shareholder voting against the proposal, thereby effectively canceling out that registered shareholder’s vote for the purposes of the “majority in number” calculation.

Assuming the presence of a quorum, the distributable reserves proposal requires the affirmative vote of holders of Willis-Bermuda common shares representing at least a majority of the Willis-Bermuda shares present in person or by proxy at the meeting and voting on the proposal.

Under Bermuda law, the common shareholders of Willis-Bermuda are not entitled to dissenters’ or appraisal rights with respect to the matters to be considered and voted on at the special court-ordered meeting.

Our directors and executive officers have indicated that they intend to vote their shares in favor of all of the proposals. On the record date, our directors and executive officers and their affiliates beneficially owned 5,074,144 common shares entitled to vote at the special court-ordered meeting, which is approximately three percent of the outstanding Willis-Bermuda common shares.

Proxies

A proxy card is being sent to each Willis-Bermuda common shareholder of record as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals presented in one of the two ways which are explained below under “How You Can Vote.”

If you properly complete, sign and date the enclosed proxy card and timely send it to us or timely properly appoint your proxy over the Internet or by telephone, your proxy holder (one of the individuals named on the enclosed proxy card) will vote your common shares as you have directed.

If you do not wish to vote all of your common shares in the same manner on any particular proposal(s), you may split your vote by clearly hand-marking the reverse side of the proxy card to indicate how you want to vote your common shares. You may not split your vote if you are voting by the Internet or by telephone.

If you do not specify on the enclosed proxy card that is submitted (or when appointing your proxy over the Internet or by telephone) how you want to vote your common shares, the proxy holders will vote them “FOR” each of the proposals set forth in this proxy statement.

You may abstain on the proposal to approve the Scheme of Arrangement or the distributable reserves proposal (or either of them) by marking “ABSTAIN” with respect to any or all of the proposals.

An abstention or broker non-vote on the proposal to approve the Scheme of Arrangement has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether the proposal to approve the Scheme of Arrangement has received the required approval by a majority in number of the holders of the Willis-Bermuda common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the Willis-Bermuda common shares present and voting on the proposal, whether in person or by proxy.

An abstention or broker non-vote on the distributable reserves proposal has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether the distributable reserves proposal has received the required approval by holders of Willis-Bermuda common shares representing at least a majority of the Willis-Bermuda common shares present in person or by proxy at the meeting and voting on the proposal.

You may revoke your proxy at any time before it is exercised at the special court-ordered meeting in any of the following ways:

•	by notifying Willis-Bermuda’s Secretary in writing at: Company Secretary, c/o Office of the General Counsel, Willis Group Holdings Limited, One World Financial Center, 200 Liberty Street, New York, New York 10281-1003 or by email to shareholder@willis.com, which notice must be received no later than 5:00 p.m. Eastern Time on December 9, 2009;

•	by submitting another properly signed proxy card with a later date or another Internet or telephone proxy at a later date, which proxy must be received no later than 5:00 p.m. Eastern Time on December 9, 2009; or

•	by voting in person at the meeting.

You may not revoke a proxy merely by attending the meeting. To revoke a proxy, you must take one of the actions described above. If you hold your shares in the name of a broker, you should follow the instructions provided by your broker in revoking your previously granted instructions.

If you do not appoint a proxy and you do not vote at the meeting, you will still be bound by the outcome. You are therefore strongly urged to attend and vote at the meeting in person or by proxy.

The accompanying proxy is being solicited on behalf of the board of directors of Willis-Bermuda. We have hired Mellon Investor Services LLC to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $10,000.00, plus out-of-pocket expenses. We will bear the cost of soliciting proxies. We will also reimburse brokers for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of common shares or other persons for whom they hold Willis-Bermuda common shares. To the extent necessary in order to ensure sufficient representation at its meeting, Willis-Bermuda or its proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

How You Can Vote

Shareholders of record can cast their votes by proxy by:

•	using the Internet or telephone to appoint proxies to cast their vote by following the instructions on the enclosed proxy card; or

•	completing, signing and returning the enclosed proxy card.

To vote your common shares directly, you may attend the meeting and cast your vote in person.

The procedures for Internet appointment of a proxy are designed to authenticate the appointment of a proxy to cast shareholders’ vote by use of a personal identification number. The procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you are a common shareholder of record and you would like to appoint your proxy to vote by Internet, please refer to the specific instructions contained on the enclosed proxy card. If you appoint your proxy to vote by Internet, you do not need to return the enclosed proxy card. In order to be timely processed, an Internet appointment must be received by 5:00 p.m. Eastern Time on December 9, 2009.

We recommend that you contact your broker, as shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker. Your broker can give you directions on how to instruct the broker to vote your common shares.

Your broker may not be able to vote your common shares unless the broker receives appropriate instructions from you. Brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as “broker non-votes.” We believe the proposal to approve the Scheme of Arrangement and the distributable reserves proposal are proposals for non-routine matters, so it is important you follow your broker’s instructions and vote.

If your common shares are held in the name of a bank, broker or other holder of record and you plan to attend the meeting, you must present proof of your beneficial ownership of common shares, such as a bank or brokerage account statement, together with a form of personal identification and proof of address to be admitted to the meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your beneficial ownership of common shares, to:

Company Secretary
c/o Office of the General Counsel
Willis Group Holdings Limited
One World Financial Center
200 Liberty Street
New York, New York 10281-1003

Validity

Our U.S. Branch Registrar, BNY Mellon, has been appointed as the independent Inspector of Election and will count the votes, determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting.

We expect the Sanction Hearing to be held on December 18, 2009 at the Supreme Court of Bermuda in Hamilton, Bermuda. If you are a common shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Supreme Court of Bermuda has wide discretion to hear from interested parties. Willis-Bermuda will not object to the participation in the Sanction Hearing by any common shareholder who holds shares through a broker.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The amounts and percentages of our common shares beneficially owned are reported in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Also, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, common shares subject to stock awards held by that person that are currently exercisable, or vest within 60 days of the dates set forth in the below tables, are deemed issued and outstanding. These common shares, however, are not deemed outstanding for purposes of computing percentage beneficial ownership of any other person.

Security Ownership of Five Percent Holders

The following table reflects the number of common shares beneficially owned by persons known to us that own more than five percent of its outstanding common shares as of October 30, 2009.

		Percentage of
	Number	Stock
	of Shares	Outstanding at
	Beneficially	October 30,
Name and Address	Owned	2009

Neuberger Berman Group LLC(1) 605 Third Avenue New York, NY 10158, USA	14,337,606	8.52%
Newton Investment Management, LTD.(2) 160 Queen Victoria Street London ECV 4LA, United Kingdom	9,829,216	5.84%
Southeastern Asset Management, Inc.(3) 6410 Poplar Avenue Suite 900 Memphis, TN 38119, USA	9,644,000	5.73%

(1)	Based on the Form 13G filed on June 11, 2009, Neuberger Berman Group LLC, Neuberger Berman Holdings LLC, Neuberger Berman LLC and Neuberger Berman Management LLC each may be deemed to be a beneficial owner of common shares since they have shared power to make decisions whether to retain or dispose of, and in some cases the sole power to vote, the securities of many unrelated clients. Neuberger Berman Group LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities.

(2)	Based on the Schedule 13F filed on August 13, 2009 by BNY Mellon.

(3)	Based on the Form 13G filed on February 6, 2009, Southeastern Asset Management, Inc. may be deemed to be a beneficial owner of common shares it holds as a registered investment advisor.

Southeastern reports that all of the securities covered in the Form 13G are owned legally by Southeastern’s investment advisory clients and none are owned directly or indirectly by Southeastern. Mr. O. Mason Hawkins, Chairman of the Board and Chief Executive Officer of Southeastern Asset Management, Inc., may be deemed to be a controlling person of Southeastern Asset Management, Inc. and may, therefore, also be deemed to be a beneficial owner of common shares. Both Southeastern Asset Management, Inc. and Mr. O. Mason Hawkins have stated that it should not be construed that each is the beneficial owner of common shares. The address of Mr. O. Mason Hawkins is c/o Southeastern Asset Management, Inc., 6410 Poplar Avenue, Suite 900, Memphis, TN 38119, USA.

Security Ownership of Management

The following table shows the interests of directors and the executive officers of Willis-Bermuda as of October 30, 2009:

	Number
	of Common Shares	Percent
	Beneficially	Beneficially
Name	Owned(1)	Owned

Joseph J. Plumeri	3,583,056	2.13
William W. Bradley	135,883	*
Joseph A. Califano Jr.	37,681	*
Anna C. Catalano	20,509	*
Sir Roy Gardner	26,870	*
Sir Jeremy Hanley	21,681	*
Robyn S. Kravit	681	*
Jeffrey B. Lane	2,042	*
Wendy E. Lane	41,870	*
James F. McCann	37,509	*
Douglas B. Roberts	42,107	*
Donald J. Bailey	129,804	*
Adam G. Ciongoli	50,648	*
Susan A. Gunn	5,663	*
Peter C. Hearn	109,552	*
David B. Margrett	132,932	*
Grahame J. Millwater	276,055	*
Patrick C. Regan	111,290	*
Sarah J. Turvill	258,311	*
Timothy D. Wright	50,000	*
All our Directors and Executive Officers (20 persons)	5,074,144	3.01

*	Less than one percent.

(1)	Except as follows, the number of common shares beneficially owned by each of the directors and executive officers are unrestricted common shares held by the individual or their nominees. The number of common shares in which the directors and executive officers are deemed to have beneficial interest as at the date of this proxy statement include the following common shares under options that will be exercisable and/or restricted stock units (“RSUs”) that will vest within 60 days of October 30, 2009: J. J. Plumeri, 350,000 options; W. W. Bradley, 130,000 options and 681 RSUs; J. A. Califano Jr., 35,000 options and 681 RSUs; A. C. Catalano, 18,000 options and 681 RSUs; Sir Roy Gardner, 18,000 options; Sir Jeremy Hanley, 18,000 options and 681 RSUs; R. S. Kravit, 681 RSUs; W. E. Lane, 35,000 options; J. F. McCann, 35,000 options and 681 RSUs; D. B. Roberts, 35,000 options and 681 RSUs; D. J. Bailey, 113,202 options; A. G. Ciongoli, 50,000 options; S. A. Gunn, 5,000 options; P.C. Hearn, 100,035 options; D. B. Margrett, 130,303 options; G. J. Millwater, 200,000 options; P. C. Regan, 105,000 options; S. J. Turvill, 150,101 options; and T. D. Wright, 50,000 options.

MARKET PRICE AND DIVIDEND INFORMATION

Information regarding the principal market for our common shares and related shareholder matters is as follows.

Willis-Bermuda’s common shares are traded on the NYSE under the symbol “WSH.” As of October 30, 2009, the approximate number of record holders of common shares was 2,800. The high and low sales price per common share and the dividend paid per common share for the following periods were as follows:

	High	Low	Dividend

2009
First quarter	$26.32	$18.52	$0.26
Second quarter	28.50	21.12	0.26
Third quarter	28.67	23.88	0.26
Fourth quarter (through October 30, 2009)	28.54	25.06	—
2008
First quarter	$37.97	$30.40	$0.25
Second quarter	37.35	31.33	0.26
Third quarter	35.21	29.76	0.26
Fourth quarter	33.59	19.53	0.26
2007
First quarter	$41.94	$38.62	$0.235
Second quarter	46.64	39.07	0.25
Third quarter	44.67	37.88	0.25
Fourth quarter	43.15	36.69	0.25

On September 18, 2009, the last trading day before the public announcement of the Transaction, the closing price of the Willis-Bermuda common shares on the NYSE was $28.15 per share. On October 30, 2009, the most recent practicable date before the date of this proxy statement, the closing price of the Willis-Bermuda common shares on the NYSE was $27.00 per share.

BNY Mellon (BNY Mellon Shareholder Services, 480 Washington Boulevard, Jersey City, New Jersey 07310-1900, 1 (866) 259-7716) is the transfer agent, registrar and dividend reinvestment agent.

We intend to file an application with the NYSE to list the Willis-Ireland ordinary shares that holders of Willis-Bermuda common shares will receive in the Transaction. We expect that, immediately following the Transaction Time, the Willis-Ireland ordinary shares will be listed on the NYSE under the symbol “WSH,” the same symbol under which your Willis-Bermuda common shares are currently listed. We do not plan for Willis-Ireland’s ordinary shares to be listed on the Irish Stock Exchange.

For the quarter ended June 30, 2009 the board of directors declared a regular quarterly cash dividend on Willis’ common stock of $.026 per share, or an annual rate of $1.04 per share. The dividend was paid on October 12, 2009 to shareholders of record on September 30, 2009. Future dividends, if any, on the Willis-Bermuda common shares and/or Willis-Ireland ordinary shares will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the board of directors may deem relevant, as well as our ability to pay dividends in compliance with the Bermuda Companies Act or Irish law, as applicable.

The Bermuda Companies Act regulates the payment of dividends and the making of distributions from contributed surplus. We may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that: (i) we are, or would be after the payment, unable to pay our liabilities as they become due; or (ii) the realizable value of our assets would thereby be less than the aggregate of our liabilities and issued share capital and share premium accounts.

Under Irish law, dividends must be paid out of “distributable reserves,” which Willis-Ireland will not have immediately following the Transaction Time, but which we are taking steps to create. Please see “Risk Factors,” “Description of Willis Group Holdings Public Limited Company Share Capital — Dividends” and “Proposal Number Two: Creation of Distributable Reserves.” We may delay the Transaction at any time prior to the effectiveness of the Scheme of Arrangement, including in order to minimize any disruption to the timing of our quarterly dividend. Please see “Proposal Number One: The Transaction — Amendment, Termination or Delay.”

TAX MATTERS

Ernst & Young LLP will pass upon certain U.S. federal income tax and Irish tax consequences of the Transaction.

FUTURE SHAREHOLDER PROPOSALS

Any proposal by a shareholder intended to be presented at the 2010 annual general meeting of shareholders of Willis-Ireland (if the Transaction has become effective) or Willis-Bermuda (if the Transaction has not become effective) must be received by us at our New York office at Company Secretary, c/o Office of the General Counsel, Willis Group Holdings Limited, One World Financial Center, 200 Liberty Street, New York, New York 10281-1003, no later than November 13, 2009, for inclusion in the proxy materials relating to that meeting. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposals to be eligible for inclusion in our 2010 proxy statement.

Both Willis-Bermuda’s bye-laws and Willis-Ireland’s articles of association set forth procedures to be followed by shareholders who wish to nominate candidates for election to the board in connection with annual general meetings of shareholders or pursuant to written shareholder consents. All such nominations must be made following written notice to the Secretary of Willis-Ireland (if the Transaction has become effective) or Willis-Bermuda (if the Transaction has not become effective) accompanied by certain background and other information specified in these organizational documents. In connection with any annual general meeting, written notice of a shareholder’s intention to make such nominations must be given to the Secretary of the company not less than 120 nor more than 150 days before the date of the proxy statement released to shareholders in connection with the prior year’s annual general meeting.

The Corporate Governance and Nominating Committee will consider all shareholder recommendations for candidates for board membership, which should be sent to the committee, care of the Secretary of Willis-Ireland (if the Transaction has become effective) or Willis-Bermuda (if the Transaction has not become effective), at the address set forth above. In addition to considering candidates recommended by shareholders, the committee considers potential candidates recommended by current directors, Willis officers, employees and others. As stated in Willis’ Corporate Governance Guidelines, all candidates for board membership are selected based upon their judgment, character, achievements and experience in matters affecting business and industry. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.

If a shareholder wishes to communicate with the board of directors for any other reason, all such communications should be sent in writing to Willis-Ireland (if the Transaction has become effective) at Company Secretary, c/o Office of the General Counsel. Wills Group Holdings Public Limited Company, One World Financial Center, 200 Liberty Street, New York, New York 10281-1003 or Willis-Bermuda (if the Transaction has not become effective) at Company Secretary, c/o Office of the General Counsel, Willis Group Holdings Limited, One World Financial Center, 200 Liberty Street, New York, New York 10281-1003, or by email to shareholder@willis.com.

HOUSEHOLDING

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as householding. While we do not household in mailings to shareholders of record, a number of brokerage firms with account holders who are Willis shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, he or she should notify his or her broker. Any shareholder can receive a copy of our proxy statement and annual report by contacting us at Company Secretary, c/o Office of the General Counsel, Willis Group Holdings Limited, One World Financial Center, 200 Liberty Street, New York, New York 10281-1003 or by accessing it at our website at www.willis.com.

Shareholders who hold their shares through a broker or other nominee who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC’s website at: http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

Our website is located at http://www.willis.com. Willis-Bermuda’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through this website as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference in this proxy statement and does not constitute a part of this proxy statement.

SEC rules and regulations permit us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Some documents or information, such as that called for by Items 2.02 or 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. The information incorporated by reference is considered to be part of this proxy statement. Information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” but not “filed”) following the date of this document, but prior to the date of the meeting. The documents incorporated by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009; and

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2009, February 6, 2009, February 12, 2009, March 11, 2009, March 12, 2009, April 30, 2009, May 12, 2009, June 10, 2009, June 17, 2009, June 29, 2009, July 30, 2009, September 14, 2009, September 21, 2009, September 24,

2009, September 28, 2009, September 29, 2009, October 1, 2009, October 23, 2009, October 27, 2009 and November 2, 2009, except for any information therein furnished under Items 2.02 or 7.01.

You can request a free copy of the above filings or any filings subsequently incorporated by reference into this proxy statement (other than any exhibits to such filings not specifically incorporated by reference) by writing or calling:

Company Secretary
c/o Office of the General Counsel
Willis Group Holdings Limited
One World Financial Center
200 Liberty Street
New York, New York 10281-1003
Phone: 1 (212) 915-8888

In order to ensure timely delivery of these documents, you should make such request by December 1, 2009.

We have not authorized anyone to give any information or make any representation about the Transaction or the Reorganization or about us that differs from or adds to the information in this proxy statement or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference.

The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

Annex A

Scheme of Arrangement
IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION (COMMERCIAL COURT)
2009: NO. 347
IN THE MATTER OF
WILLIS GROUP HOLDINGS LIMITED
and
IN THE MATTER OF SECTION 99 OF
THE COMPANIES ACT 1981
SCHEME OF ARRANGEMENT
between
WILLIS GROUP HOLDINGS LIMITED
and
THE SCHEME SHAREHOLDERS
(as hereinafter defined)

PART 1 — PRELIMINARY

A.	Definitions

In this Scheme, unless inconsistent with the subject or context, the following expressions shall bear the following meanings:

“Allowed Proceeding”	Any proceeding by a Scheme Shareholder to enforce its rights under this Scheme where any party fails to perform its obligations under this Scheme.

“Business Day”	Any day other than a day on which banks are required or permitted by law to be closed in New York City, New York, USA, Bermuda or Dublin, Ireland.

“Common Shares”	The common shares in the capital of the Company of par value $0.000115 per share.

“Companies Act”	The Companies Act 1981 (Bermuda).

“Company”	Willis Group Holdings Limited, a Bermuda exempted limited liability company with registration number 30025.

“Conditions”	The conditions listed in Part 3 (L).

“Court”	The Supreme Court of Bermuda.

“Court Meeting”	The meeting of the shareholders of the Company to be held pursuant to the directions of the Court to consider the Scheme, including upon any postponement thereof and, if granted by the Court, upon any adjournment thereof.

“Effective Date”	The date on which an office copy of the Order of the Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to section 99 of the Companies Act shall have been delivered to the Registrar for registration, on which date this Scheme shall become effective at the Transaction Time.

“Indenture”	Includes the following, as amended or modified from time to time: (a) Indenture dated July 1, 2005, among Willis North America Inc. as issuer, the Company and certain subsidiaries as guarantors, and JPMorgan Chase Bank, N.A. as trustee (the “2005 Indenture”); (b) First Supplemental Indenture to the 2005 Indenture dated July 1, 2005 among the same parties as the 2005 Indenture; (c) Second Supplemental Indenture to the 2005 Indenture dated March 28, 2007, among Willis North America Inc. as issuer, the Company and certain subsidiaries as guarantors, and The Bank of New York Mellon as trustee; (d) Third Supplemental Indenture to the 2005 Indenture dated October 1, 2008, among Willis North America Inc. as issuer, the Company and certain subsidiaries as guarantors, and The Bank of New York Mellon as trustee; (e) Fourth Supplemental Indenture to the 2005 Indenture dated September 29, 2009, among Willis North America Inc. as issuer, the Company and certain subsidiaries as guarantors, and The Bank of New York Mellon as trustee; and (f) any other indenture or debt instrument that currently exists or will exist after the date hereof to which the Company is a party or is otherwise obligated, such as by way of a guarantee.

“Latest Practicable Date”	October 30, 2009, being the latest practicable date prior to printing of this document sent to, inter alia, shareholders of the Company as of the Record Date, in which this Scheme of Arrangement is contained.

“NYSE”	The New York Stock Exchange.

“Person”	Any individual, company, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust unincorporated organisation or government or any agency or political subdivision thereof or other entity.

“Proceeding”	Any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, re-entry, seizure, lien, enforcement of judgment, enforcement of any security or enforcement of any letters of credit.

“Prohibited Proceeding”	Any proceeding against the Company or Willis plc or their property in any jurisdiction whatsoever other than an Allowed Proceeding.

“Proxy Statement”	The Proxy Statement of the Company on Schedule 14A initially filed on October 8, 2009 with the U.S. Securities and Exchange Commission pursuant to Section 14(a) of the U.S. Securities Exchange Act of 1934, as such Proxy Statement may be amended, restated and/or filed in definitive form, in connection with this Scheme representing the Explanatory Statement issued pursuant to section 100 of the Companies Act and including a notice of the Court Meeting.

“Record Date”	The close of trading on the NYSE (New York time) on October 30, 2009 or such later date and time as may be determined and properly announced by the Company.

“Register of Members”	The Company’s branch register of shareholders kept in accordance with section 65 of the Companies Act by The Bank of New York Mellon as branch registrar.

“Registrar”	The Registrar of Companies of Bermuda.

“Scheme”	This scheme of arrangement in its present form or with or subject to any modification, addition or condition that is consented to by the Company and that the Court may approve or impose.

“Scheme Consideration”	The Willis plc Shares to be allotted and issued by Willis plc on a one-for-one basis in consideration for the Scheme Shares held immediately prior to the Transaction Time by a Scheme Shareholder that will be cancelled pursuant to this Scheme.

“Scheme Shareholders”	The holders of Scheme Shares appearing on the Register of Members of the Company immediately prior to the Transaction Time.

“Scheme Shares”	All Common Shares in issue (including any Common Shares held by the Company or its subsidiaries) immediately prior to the Transaction Time.

“Transaction Time”	6:59 p.m. Eastern Time on the Effective Date or such other time as determined by the Company in its sole discretion; provided, however that the Transaction Time shall not precede the Effective

Date or the making of such facilitating orders as are appropriate pursuant to section 99 of the Companies Act and which have been delivered to the Registrar for registration at or prior to the Transaction Time.

“Transfer Agent”	The Bank of New York Mellon or such other transfer agent of the Company as may be appointed by the Company from time to time or in connection with the Scheme.

“Willis plc”	The public limited company named Willis Group Holdings Public Limited Company incorporated under the laws of Ireland with its registered office at Grand Mill Quay, Barrow Street, Dublin 4, Ireland and with a registered number of 475616.

“Willis plc Shares”	The ordinary shares in the capital of Willis plc of nominal value $0.000115 per share.

“$”	United States dollars, the lawful currency of the United States of America.

B.	Interpretation

1. In this Scheme, unless the context otherwise requires or otherwise expressly provides:

1.1. References to Recitals, Parts, clauses and sub-clauses are references to the Recitals, Parts, clauses and sub-clauses respectively of this Scheme;

1.2. References to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

1.3. References to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and any agreement, deed or document executed pursuant thereto;

1.4. The singular includes the plural and vice versa and words importing one gender shall include all genders;

1.5. Headings to Recitals, Parts, clauses and sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme;

1.6. Together with its affiliates, the Company maintains and sponsors a variety of equity compensation-related plans, and certain other plans, agreements, awards and arrangements, providing for the grant or award to its directors, officers and employees and other persons (collectively, the “Share Plans”) of (i) options, restricted shares, restricted share units or other rights to purchase or receive the Common Shares or (ii) the right to receive benefits or other amounts by reference to the Common Shares (each, an “Award”). (a) At the Transaction Time, the Share Plans, and other employee benefit and compensation plans and agreements of the Company or its affiliates, as determined by the management of the Company in its sole discretion, shall be assumed and/or adopted by and become plans and agreements of Willis plc (collectively, the “Assumed Plans”) other than certain Share Plans that shall not so be treated; in furtherance of the Scheme, Willis plc shall assume the rights and obligations of the Company under the Assumed Plans; (b) to the extent any Share Plan (whether or not an Assumed Plan) provides for the issuance, acquisition, holding or purchase of, or otherwise relates to or references, the Common Shares, then, after the Transaction Time, such Share Plan shall be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Willis plc Shares (or benefits or other amounts determined in accordance with the Share Plans), and such amendments deemed necessary or appropriate by the Company and Willis plc to effect the Scheme and related transactions, including to facilitate the assignment to, and assumption and/or adoption by, Willis plc of the Assumed Plans, or the other actions contemplated hereby with respect to any other Share Plan, shall be adopted and entered into with respect to the Assumed Plans or such other Share Plan; and (c) all outstanding Awards or any other benefits available which are based on Common Shares and which have been granted under the Share Plans (including, as applicable, any of the Scheme Shares cancelled pursuant to the Scheme) shall remain outstanding and, after the Transaction Time, pursuant to the terms thereof, be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Willis plc Shares. Each Award assumed by Willis plc shall thereafter, pursuant to the terms thereof, be exercisable, issuable, held, available or vest upon the same terms and conditions as under the applicable Share Plan and the applicable Award document or agreement issued thereunder, except that upon the exercise, issuance, holding, availability or vesting of such Awards, Willis plc Shares shall be issuable or available, or benefits or other amounts determined, in lieu of the Common Shares. For the avoidance of doubt, the number of Willis plc Shares issuable or available upon the exercise or issuance of an Award immediately after the Transaction Time and, if applicable, the exercise price of each such Award, shall be the same number of shares and the exercise price as in effect immediately prior to the Transaction Time; and

1.7. To the extent that there shall be any conflict or inconsistency between the terms of this Scheme and the Proxy Statement then the terms of this Scheme shall prevail.

C.	Willis Group Holdings Limited

2. The Company was incorporated on 8 February 2001 in Bermuda under the Companies Act with an authorized share capital of $12,000 divided into 12,000 shares, par value $1.00 per share, and as of the Latest Practicable Date had an authorized share capital of $575,000 divided into 4,000,000,000 common shares, par value $0.000115 per share, of which 168,346,499 were in issue, and 1,000,000,000 preferred shares, par value $0.000115 per share, of which none were in issue.

3. The Scheme Shares are listed on the NYSE.

D.	The Purpose of the Scheme

4. The purpose of this Scheme is to effect the cancellation of each Scheme Share and the issuance, in consideration thereof, of one issued, fully-paid and non-assessable Willis plc Share. The Scheme and the cancellation and issuance of shares will be effected simultaneously with the result that Willis plc will become the sole owner of the Company and the Scheme Shareholders will become the shareholders of Willis plc.

5. First, Willis plc has already been formed as a subsidiary of the Company.

6. Second, at the Transaction Time:

6.1. each Scheme Share will be cancelled and cease to exist;

6.2. Willis plc shall allot and issue to each Scheme Shareholder who previously held one or more Scheme Shares, one Willis plc Share as consideration for each Scheme Share previously held by such Scheme Shareholder; provided, however, Willis plc Shares will not be issued in substitution for Scheme Shares held by the Company (other than shares held by the Company by or for the benefit of certain equity incentive plans); and

6.3. in consideration for the issuance by Willis plc of Willis plc Shares to Scheme Shareholders as described in clause 6.2 above, the Company will allot and issue to Willis plc a number of fully-paid Common Shares that is equal to the number of Willis plc Shares to be issued by Willis plc to the Scheme Shareholders.

All of the steps in clauses 6.1 to 6.3 and clause 9 shall be deemed to have occurred simultaneously.

7. After the Scheme is carried out, the Company will be a wholly owned subsidiary of Willis plc and the Scheme Shareholders will be shareholders of Willis plc holding the same number of shares in Willis plc as they held in the Company immediately prior to the Transaction Time; provided, however, Willis plc Shares will not be issued in substitution for Scheme Shares held by the Company (other than shares held by the Company by or for the benefit of certain equity incentive plans).

8. Willis plc has agreed to appear at the hearing of the petition to sanction this Scheme and undertakes to be bound by its terms and allot and issue the new fully-paid Willis plc Shares.

9. Willis plc and the Company have agreed that all previously outstanding Willis plc Shares (which prior to the Transaction Time will be held by the Company and its six nominees) will be acquired by Willis plc and cancelled for no consideration, in accordance with a resolution passed by the Company and the six nominees, as shareholders of Willis plc, and in furtherance of the Scheme. This will occur at the Transaction Time simultaneously with the steps set forth in clause 6 above and without any further action required by the Court, the Company or Willis plc.

PART 2 — THE SCHEME

Application and Effectiveness of the Scheme

10. The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and be binding on all Scheme Shareholders.

Effect of this Scheme

11. From the Effective Date, all of the right, title and interest of the Scheme Shareholders in the Scheme Shares shall be subject to the arrangement implemented by the mechanism set out in this Part 2.

Cancellation and Issuance of Shares and Consideration

12. At the Transaction Time, the following shall occur, all of which shall be deemed to have occurred simultaneously:

12.1. All Scheme Shares shall be cancelled and shall cease to exist.

12.2. In consideration of each issued Scheme Share cancelled and the Common Shares issued to Willis plc as set out below, Willis plc shall allot and issue to each of the Scheme Shareholders who previously held Scheme Shares such number of Willis plc Shares as is equal to the number of Scheme Shares previously held by the Scheme Shareholder; provided, however, Willis plc Shares will not be issued in substitution for Scheme Shares held by the Company (other than shares held by the Company by or for the benefit of certain equity incentive plans).

12.3. In consideration for the issuance by Willis plc of Willis plc Shares to Scheme Shareholders as set forth in clause 6, the Company shall allot and issue to Willis plc a number of fully-paid Common Shares that is equal to the number of Willis plc Shares to be issued by Willis plc to the Scheme Shareholders.

PART 3 — GENERAL

A.	Identification of Shareholders Entitled to Notice of and to Vote at the Court Meeting

13. The holders of Common Shares and the number of Common Shares that they hold for the purposes of voting at the Court Meeting shall be determined as those recorded on the Register of Members as at the Record Date; provided, however, that the Company and its subsidiaries shall not be entitled to vote any of their Scheme Shares.

B.	Distributions

14. At the Transaction Time, Willis plc shall allot and issue the Willis plc Shares comprising the Scheme Consideration to the Scheme Shareholders through the Transfer Agent.

C.	Rights of Scheme Shareholders

15. As of the Transaction Time, each holder of Scheme Shares shall in accordance with the Scheme cease to have any rights with respect to Scheme Shares, except the right to receive the Scheme Consideration. Upon the cancellation of the Scheme Shares at the Transaction Time, the Register of Members shall be updated to reflect such cancellation and Willis plc as the sole shareholder of the Company. Likewise, as of the Transaction Time, each holder of rights to acquire Common Shares under the Assumed Plans shall in accordance with the Scheme cease to have any rights with respect to Common Shares and shall instead have rights to acquire Willis plc Shares under the Assumed Plans.

D.  Effective Date, Transaction Time and Notification to Scheme Shareholder

16. Subject to the provisions of clauses 23, 24 and 34 below, this Scheme shall become binding and effective on the Effective Date, but the transactions contemplated by the Scheme shall not occur until the Transaction Time and in the order designated above.

17. Willis plc shall give notification of this Scheme having become effective by issuing a press release and by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

E.	Stay of Prohibited Proceedings

18. None of the Scheme Shareholders shall commence a Prohibited Proceeding in respect of or arising from this Scheme after the Effective Date.

19. A Scheme Shareholder may commence an Allowed Proceeding against the Company or Willis plc after the Transaction Time provided that it has first given the Company or Willis plc 10 Business Days prior notice in writing of its intention to do so. Nothing in this clause or otherwise shall prohibit the Company from liquidating or dissolving following the Transaction Time.

F.	Dividends

20. All mandates and other instructions in force at the Effective Date in relation to the Scheme Shares (including elections for payment of dividends (if any)) shall, immediately after the Transaction Time, be deemed to be valid as effective mandates or instructions in respect of the Willis plc Shares received in consideration of the Scheme Shares; provided, however, that nothing in this Scheme shall in any way affect the right (if any) of a shareholder of the Company to receive any dividend from the Company that has been declared but not paid prior to the Transaction Time in respect of the Scheme Shares.

21. Each of the Company and Willis plc shall pay in full all costs, charges, expenses and disbursements reasonably incurred by each of them in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including the costs of holding the Court Meeting and the costs of obtaining the sanction of the Court and the costs of placing the notices required by this Scheme.

G.	Existing Instruments of Transfer and Certificates

22. As from the Transaction Time, all instruments of transfer and certificates validly existing at the Transaction Time in respect of a transfer or holding of any Scheme Shares shall cease to have effect as documents or evidence of transfer or title and every holder thereof shall be bound on the request of the Company to deliver up to the Company the certificate(s) in respect of its, his or her entire holding of Scheme Shares.

H.	Amendment, Termination or Delay

23. Subject to U.S. securities law constraints, this Scheme may be amended, modified or supplemented at any time before or after its adoption by the shareholders of the Company at the Court Meeting. However, after adoption, no amendment, modification or supplement may be made or effected that legally requires further approval by shareholders of the Company without obtaining that approval. At the Court hearing to sanction this Scheme, the Court may impose such conditions as it deems appropriate in relation to this Scheme but may not impose any material changes without the joint consent of the Company and Willis plc. The Company, at any hearing before the Court to sanction this Scheme, may but shall not be obligated to, consent on behalf of all Scheme Shareholders to any modification, amendment or supplement of this Scheme or any terms or conditions which the Court may think fit to approve, impose or permit.

24. The Company may terminate this Scheme, or delay the effectiveness of this Scheme, at any time prior to the Effective Date without obtaining the approval of the shareholders of the Company, even though the Scheme may have been approved at the Court Meeting and sanctioned by the Court and all other Conditions may have been satisfied, if the Board of Directors determines that said course is in the best interests of the Company.

I.	Notice

25. Any notice or other written communication to be given under or in relation to this Scheme other than pursuant to clauses 17 and 30 shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by post to:

25.1. in the case of the Company, to Company Secretary, c/o Office of the General Counsel, Willis Group Holdings Limited, One World Financial Center, 200 Liberty Street, New York, New York 10281-1003;

25.2. in the case of any Scheme Shareholder, its last known address according to the Company; and

25.3. in the case of any other Person, any address set forth for that Person in any agreement entered into in connection with this Scheme or the last known address according to the Company, or by fax to its last known fax number according to the Company.

26. Any notice or other written communication to be given under this Scheme shall be deemed to have been served as provided in bye-laws 138 to 140 of the Company’s bye-laws.

27. In proving service, it shall be sufficient proof, in the case of a notice sent by post, that the envelope was properly stamped, addressed and placed in the post.

28. Save in the case of the notice, written communications or documents required to be filed pursuant to clauses 17 or 30, the accidental omission to send any notice, written communication or other document in accordance with clauses 25 to 27 above or the non-receipt of any such notice by the Scheme Shareholder, shall not affect the provisions of this Scheme.

29. The Company shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to the Scheme Shareholder which shall be posted at the risk of the Scheme Shareholder.

30. Any notice or other written communication that is required to be given to all or substantially all of the Scheme Shareholders may (but is not required to) be made by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission and shall be deemed to be served upon acceptance by the EDGAR system thereof.

J.	Exercise of Discretion

31. When under any provision of this Scheme a matter is to be determined by the Company, then it will have discretion to interpret such matter under the Scheme in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

K.	Governing Law and Jurisdiction

32. At and with effect from the Effective Date, the operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of Bermuda and the Scheme Shareholders hereby agree that the Courts of Bermuda shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the Scheme Shareholders irrevocably submit to the jurisdiction of the Supreme Court of Bermuda; provided, however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction between the Company and the Scheme Shareholders, whether contained in any contract or otherwise.

33. The terms of this Scheme and the obligations imposed on the Company hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

L.	Pre-Conditions to the Scheme, the Effective Date and the Transaction Time

34. The effectiveness of this Scheme and the occurrence of the Effective Date and the Transaction Time are each conditional upon the satisfaction or, if allowed by law, waiver of each of the following conditions by the Company alone:

34.1. The definitive Proxy Statement shall have been filed with the U.S. Securities and Exchange Commission;

34.2. The Scheme is approved by the requisite vote of shareholders of the Company;

34.3. The Scheme is sanctioned by the Court;

34.4. At the Transaction Time, there is no threatened, pending or effective decree, order, injunction or other legal restraint prohibiting the consummation of the Scheme or related transactions;

34.5. The Willis plc Shares to be issued to Scheme Shareholders are authorized for listing on the NYSE, subject to official notice of issuance;

34.6. All consents and governmental authorizations that are necessary, desirable, or appropriate in connection with the Scheme and related transactions (including, without limitation, consents, waivers under and/or amendments to the Indentures), are obtained on terms acceptable to the Company and are in full force and effect; and

34.7. The Company receives an opinion from Ernst & Young LLP, in form and substance reasonably satisfactory to it, confirming, as of the Effective Date, the matters discussed under the section of the Proxy Statement entitled “Material Tax Considerations — U.S. Federal Income Tax Considerations” and the matters discussed under “Material Tax Considerations — Irish Tax Considerations.”

M.	Expiry of the Scheme

35. Unless the Effective Date shall have occurred on or before March 31, 2010, or such later date, if any, as the Company may agree and the Court may allow, this Scheme shall lapse.

Dated          , 2009

Annex B

Memorandum and Articles of Association
Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM and ARTICLES OF ASSOCIATION
of
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
Arthur Cox
Arthur Cox Building
Earlsfort Terrace
Dublin 2

Cert. No.: 475616

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

-of-

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

1. The name of the Company is Willis Group Holdings Public Limited Company.

2. The Company is to be a public limited company.

3. The objects for which the Company is established are:

3.1 (a) To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

(b) To acquire the entire issued share capital of Willis Group Holdings Limited, a Bermudan registered company.

(c)To carry on the business of consulting services regarding global insurance brokerage, reinsurance, financial services and risk management, and to do all things usually dealt in by all persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

3.2 To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.3 To facilitate and encourage the creation, issue or conversion of and to offer for public subscription shares, stocks, debentures, debenture stock, bonds, obligations and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.4 To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

3.5 To sell or otherwise dispose of any of the property or investments of the Company.

3.6 To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of employees and/or former employees of the Company and any of its subsidiaries and to lend or otherwise provide money to such schemes or the employees and/or former employees of the Company and any of its subsidiaries to enable them to purchase shares of the Company.

3.7 To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the directors of the Company shall deem fit and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the directors of the Company shall deem appropriate.

3.8 To acquire and undertake the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, stocks, debentures, debenture stock, bonds, obligations and securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, stocks, debentures, debenture stock, bonds, obligations and securities so received.

3.9 To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.10 To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit the Company.

3.11 To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.12 To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of the Company or not, and to give all kinds of indemnities.

3.13 To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

3.14 To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by section 155 of the Companies Act 1963 or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

3.15 To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of shares, stocks, debentures, debenture stock, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.16 To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

3.17 To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of the Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit the Company.

3.18 To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, debenture stock, bonds, obligations, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.19 To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

3.20 To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.21 To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

3.22 To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including directors and ex-directors of the Company and the spouses, widows or widowers and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.23 To remunerate by cash payments or allotment of shares or securities of the Company credited as fully-paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

3.24 To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.25 To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to the Company or of which the Company may have the power of disposing.

3.26 To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.27 To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.28 To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.29 To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.30 To procure the Company to be registered or recognised in any foreign country or in any colony or dependency of any such foreign country.

3.31 To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.32 To make gifts or grant bonuses to the directors of the Company or any other persons who are or have been in the employment of the Company.

3.33 To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

3.34 To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.35 To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE: It is hereby declared that the word “company” in this clause, except where used in reference to the Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4. The liability of the members is limited.

5. The share capital of the Company is €40,000 divided into 40,000 ordinary shares of €1.00 each and US$575,000 divided into 4,000,000,000 ordinary shares of US$0.000115 each and 1,000,000,000 preferred shares of US$0.000115 each.

6. The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Number of Shares Taken
Names, Addresses and Descriptions of Subscribers	by Each Subscriber

Willis Group Holdings Limited Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda	Thirty Nine Thousand, Nine Hundred and Ninety Four Ordinary Share
For and on behalf of Attleborough Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share
For and on behalf of Fand Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share
For and on behalf of AC Administration Services Limited Arthur Cox Building, Earlsfort Terrace Dublin 2	One Ordinary Share
Jacqueline McGowan-Smyth Arthur Cox Building, Earlsfort Terrace, Dublin 2 Company Secretary	One Ordinary Share
James Heary Arthur Cox Building, Earlsfort Terrace, Dublin 2 Chartered Accountant	One Ordinary Share
Emma Hickey Arthur Cox Building, Earlsfort Terrace, Dublin 2 Company Secretary	One Ordinary Share

Dated the 23rd day of September 2009

Witness to the above signatures:	Louise Gaffney Arthur Cox Building, Earlsfort Terrace, Dublin 2

COMPANIES ACTS 1963 TO 2009

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

-of-

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

PRELIMINARY

1. The regulations contained in Table A in the First Schedule to the Companies Act 1963 shall not apply to the Company.

2. (a) In these articles:-

“Act”	means the Companies Act, 1963 (No. 3.3 of 1963) as amended by the Companies Acts 1977 to 2005, Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009, and all statutory instruments which are to be read as one with, or construed, or to be read together with the Acts;

“1983 Act”	means the Companies (Amendment) Act 1983;

“1990 Act”	means the Companies Act 1990 (No. 33 of 1990);

“Acts”	means the Companies Acts, 1963 to 2005, Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009, all statutory instruments which are to be read as one with, or construed or read together with or as one with, the Companies Acts and every statutory modification and re-enactment thereof for the time being in force;

“address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication;

“Business Day”	means a day (other than a Saturday or a Sunday or public holiday in Ireland) on which clearing banks are generally open for business in Dublin and New York;

“Clear Days”	in relation to the period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Company”	means the company whose name appears in the heading to these articles;

“Directors” or “the Board”	means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called;

“electronic communication”	has the meaning given to those words in the Electronic Commerce Act 2000;

“electronic signature”	has the meaning given to those words in the Electronic Commerce Act 2000;

“Ordinary Resolution”	means an ordinary resolution of the Company’s shareholders within the meaning of Section 141 of the Act;

“redeemable shares”	means redeemable shares in accordance with Section 206 of the 1990 Act;

“shareholder”	in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares;

“Special Resolution”	means a special resolution of the Company’s shareholders within the meaning of Section 141 of the Act;

“the office”	means, where the context so permits, the registered office from time to time and for the time being of the Company;

“the Register”	means the register of members to be kept as required by section 116 of the Act;

“the seal”	means the common seal of the Company and includes any duplicate thereof;

“the Secretary”	means any person appointed to perform the duties of the secretary of the Company;

“the State”	means the island of Ireland excluding Northern Ireland; and

“these articles”	means the articles of association of which this article forms part, as the same may be amended and may be from time to time and for the time being in force.

(b) Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these articles and/or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(c) Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(d) References herein to any enactment shall mean such enactment as the same may be amended and may be from time to time and for the time being in force (and include any successor enactments).

(e) The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(f) Reference to US$, USD or dollars shall mean the currency of the United States of America and to euro, EUR, € or cent shall mean the currency of Ireland.

SHARE CAPITAL AND VARIATION OF RIGHTS

3. The share capital of the Company is €40,000 divided into 40,000 ordinary shares of €1.00 each and US$575,000 divided into 4,000,000,000 ordinary shares of US$0.000115 each and 1,000,000,000 preferred shares of US$0.000115 each.

4. The rights and restrictions attaching to the ordinary shares shall be as follows:

(a) subject to the right of the Company to set record dates for the purposes of determining the identity of shareholders entitled to notice of and/or to vote at a general meeting and the authority of the Board and chairman of the meeting to maintain order and security, the right to attend, speak and vote at any general meeting of the Company as provided in these articles;

(b) the right to participate pro rata in all dividends declared by the Company as provided in these articles: and

(c) the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Directors from time to time in accordance with article 5.

5. The Board is empowered, subject to the Acts, to cause the preferred shares to be issued from time to time as shares of one or more class or series of preferred shares, with the sanction of a resolution of the Board, on terms:

(a) that the Board can fix the distinctive designation of such class or series and the number of shares which shall constitute such class or series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

(b) that they are to be redeemed (the manner and terms of redemption in all cases to be set by the Board) on the happening of a specified event or on a given date;

(c) that they are liable to be redeemed at the option of the Company;

(d) that they are liable to be redeemed at the option of the holder; and/or

(e) with any such other preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, conversion or otherwise, as the Board by resolution shall determine.

The Board is authorised to change the designations, rights, preferences and limitations of any series of preferred shares theretofore established, no shares of which have been issued.

6. An ordinary share shall be converted into a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company would otherwise acquire the ordinary share from the relevant third party. In these circumstances, the acquisition of such ordinary share by the Company shall take effect as a redemption of a redeemable share in accordance with Part XI of the 1990 Act. An ordinary share shall not be converted into a redeemable share under this article if it would cause a breach of the limit in Section 210(4) of the 1990 Act.

7. Subject to the provisions of Part XI of the 1990 Act and the other provisions of this article, the Company may:

(a) pursuant to Section 207 of the 1990 Act, issue any shares of the Company that are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors;

(b) pursuant to Section 211 of the 1990 Act, purchase any of its own shares (without any obligation to purchase on any pro rata basis as between shareholders or shareholders of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes; and

(c) pursuant to Section 210 of the 1990 Act, convert any of its shares (including any shares that the Company has agreed to purchase) into redeemable shares.

8. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

9. (a) Without prejudice to the authority of the Directors pursuant to article 5, if at any time the share capital is divided into different classes of shares the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the sanction of an Ordinary Resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting the provisions of article 55 will apply.

(b) The redemption or purchase of preferred shares or any class or series of preferred shares shall not constitute a variation of rights of the holders of preferred shares where the redemption or purchase of the preferred shares has been authorised solely by a resolution of the holders of ordinary shares.

(c) The issue, redemption or purchase of any of the preferred shares or any class or series of preferred shares shall not constitute a variation of the rights of the holders of ordinary shares.

10. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, issue or allotment of further shares of any class or series (including the same class) ranking senior to, pari passu with or junior to such shares.

11. (a) Subject to the provisions of these articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

(b) Subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c) The Directors are, for the purposes of Section 20 of the 1983 Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said Section 20) up to the amount of Company’s authorised share capital as at the date of adoption of these articles and to allot and issue any shares purchased by the Company pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these articles.

(d) The Directors are hereby empowered pursuant to sections 23 and 24(1) of the 1983 Act to allot equity securities within the meaning of the said section 23 for cash pursuant to the authority conferred by paragraph (c) of this article as if section 23(1) of the said Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement that would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph (d) had not expired.

(e) Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

12. The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

13. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder; this shall not preclude the Company from requiring the shareholders or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

14. Subject to the provisions of the Acts, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers.

15. No person shall be entitled to a share certificate in respect of any ordinary share held by them in the share capital of the Company, whether such ordinary share was allotted or transferred to them, and the Company shall not be bound to issue a share certificate to any such person entered in the Register.

16. The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by section 60 of the Act.

LIEN

17. The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of that share but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Company shall also hold a first and paramount lien on every share registered in the name of a person indebted or under any liability to the Company (whether such person is the sole registered holder or one of two or more joint holders) for all amounts owed by him or his estate to the Company (whether presently payable or not). The Company’s lien on a share shall extend to all dividends payable thereon and the Company may retain any dividends or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.

18. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

19. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

20. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (upon surrender to the Company for cancellation of the certificates for the shares sold (if applicable) and subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

21. Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Register as held either jointly or solely by any shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any shareholder and whether in consequence of:

(a) the death of such shareholder;

(b) the non-payment of any income tax or other tax by such shareholder;

(c) the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such shareholder or by or out of his estate; or

(d) any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(a) the Company shall be fully indemnified by such shareholder or his executor or administrator from all liability;

(b) the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Register as held either jointly or solely by such shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such shareholder under or in consequence of any such law together with interest at the rate of 15% per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

(c) the Company may recover as a debt due from such shareholder or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

(d) the Company may if any such money is paid or payable by it under any such law as aforesaid refuse to register a transfer of any shares by any such shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such shareholder as aforesaid, his executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

22. The Directors may from time to time make calls upon the shareholders in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, and each shareholder shall (subject to receiving at least 14 days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

23. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

24. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

25. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

26. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purpose of these articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

27. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the time of payment.

TRANSFER OF SHARES

28. (a) The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the shareholders in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred and the date of the agreement to transfer shares, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of Section 81 of the Act. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(b) The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company or any other person shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company, which would otherwise be payable by the transferee, is paid by the Company or any subsidiary of the Company on behalf of and as agent for the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at its discretion), (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at its discretion) and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(c) Notwithstanding the provisions of these articles and subject to any regulations made under Section 239 of the 1990 Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with Section 239 of the 1990 Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

29. Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any shareholder and any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

30. If the Company is under a contractual obligation to register or to refuse to register the transfer of a share to any person, the Board shall act in accordance with such obligation and register or refuse to register the transfer of a share to such person, whether or not it is a fully-paid share or a share on which the Company has a lien. Subject to the foregoing sentence, the Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of a share whether or not it is a fully-paid share or a share on which the Company has a lien.

31. If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

32. The registration of transfers may be suspended at such times and for such period, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine subject to Section 121 of the Act.

33. (a) All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to dispose of same as it so desires but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

(b) No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

TRANSMISSION OF SHARES

34. In the case of the death of a shareholder, the survivor or survivors where the deceased was a joint holder, and the personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

35. Any person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that shareholder before his death or bankruptcy, as the case may be.

36. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the shareholder had not occurred and the notice of transfer were a transfer signed by that shareholder.

37. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a shareholder in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 60 days, the

Directors may thereupon withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

38. Subject to any directions of the Board from time to time in force, the Secretary may (and is authorised to) exercise the powers and discretions of the Board under articles 35, 36 and 37.

FORFEITURE OF SHARES

39. If a shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

40. The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these articles to forfeiture shall include surrender.

41. If the requirements of any such notice as aforesaid are not complied with any shares in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

42. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

43. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

44. A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares with interest thereon at such rate as the Directors may determine from the date of forfeiture until payment, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. The Board may waive payment of the sums due wholly or in part.

45. A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

46. The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

47. (a) The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

(b) Subject to the provisions of the Acts, the new shares shall be issued to such persons, upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct (including, without limitation, at nominal value or at a premium to the holders for the time being of shares or any class of shares in proportion to the number of shares held by them respectively) and, if no direction be given, as the Directors shall determine and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special, or without any, right of voting.

48. The Company may by Ordinary Resolution:

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b) subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to section 68(1)(d) of the Act;

(c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled; or

(d) change the currency denomination of its share capital.

49. The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

50. Whenever as a result of an alternation or reorganisation of the share capital of the Company any shareholders would become entitled to fractions of a share, the Directors may, on behalf of those shareholders, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those shareholders, and the Directors may authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

51. Subject to the Acts and to any confirmation or consent required by law or these articles, the Company may from time to time convert any preferred shares into redeemable preferred shares.

GENERAL MEETINGS

52. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to Section 140 of the Act, all general meetings of the Company may be held outside of Ireland.

53. All general meetings other than annual general meetings shall be called extraordinary general meetings.

54. The chairman or the Board may convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided in section 132 of the Act.

55. All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class or series of shares in the capital of the Company, except that:

(a) the necessary quorum shall be two or more persons holding or representing by proxy shares of the relevant class representing a majority of the votes that may be cast by all holders of shares of that class, if the Company or a class of the shares shall have only one shareholder, one shareholder present in person or by proxy shall constitute the necessary quorum; and

(b) every holder of shares of the relevant class shall be entitled to the number of votes for every such share held by him determined in accordance with article 145.

56. A Director shall be entitled, notwithstanding that he may not be a shareholder, to attend and speak at any general meeting and at any separate meeting of any holders of any class of shares in the Company. The auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as auditors.

NOTICE OF GENERAL MEETINGS

57. (a) Subject to sections 133 and 141 of the Act, an annual general meeting and a meeting called for the passing of a Special Resolution shall be called by 21 Clear Days notice in writing at the least and a meeting of the Company (other than an annual general meeting or a meeting for the passing of a Special Resolution) shall be called by 14 Clear Days notice in writing at the least. The notice shall specify the day, the place and the hour of the meeting and, in the case of special business, the general nature of that business and shall be given in manner authorised by these articles to such persons as are under these articles entitled to receive such notices from the Company.

(b) (i) A general meeting other than a meeting for the passing of a Special Resolution shall, notwithstanding that it is called by shorter notice than that hereinbefore specified, be deemed to have been duly called if it is so agreed by the auditors and by all the shareholders entitled to attend and vote thereat.

(ii) A resolution may be proposed and passed as a Special Resolution at a meeting of which less than 21 days notice has been given if it is so agreed by a majority in number of the shareholders having the right to attend and vote at any such meeting being a majority together holding not less than 90% in nominal value of the shares giving that right.

58. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting. A shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

59. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and auditors, the election of Directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors.

60. Except as otherwise provided by law, at any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof or otherwise properly brought before the meeting by or at the direction of the Board.

61. Except as otherwise provided by law, the memorandum of association or these articles, the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before a general meeting was made or proposed, as the case may be, in accordance with these articles and, if any proposed nomination or other business is not in compliance with these articles, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

62. No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Shareholders holding at least 50% of the issued and outstanding ordinary shares present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, however, that if the Company or a class of shareholders shall have only one shareholder, one shareholder present in person or by proxy shall constitute the necessary quorum.

63. If within five minutes from the time appointed for a general meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present (a “Failed Shareholder Meeting”), the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the chairman at the meeting may determine. If a Failed Shareholder Meeting occurs and another meeting for the purpose of transacting the same business as set forth in the notice with respect to the Failed Shareholder Meeting (the “Recalled Shareholder Meeting”) is called in accordance with article 57, then a quorum for the Recalled Shareholder Meeting shall not require inclusion of the shares held by the shareholders who failed to attend the Failed Shareholder Meeting, in calculating the quorum for the Recalled Shareholder Meeting. If at a meeting adjourned in accordance with this article a quorum is not present within half-an-hour from the time appointed for the meeting, the meeting shall be dissolved except that if a meeting to consider a resolution or resolutions for the winding up of the Company and the appointment of a liquidator be adjourned for want of a quorum and if at such adjourned meeting such a quorum is not present within 30 minutes from the time appointed for the adjourned meeting, any one or more shareholders present in person or by proxy shall constitute a quorum for the purposes of considering and if thought fit passing such resolution or resolutions but no other business may be transacted.

64. The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company or, if there is no such chairman, or if he is not present within a reasonable time (as determined by the Board) after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting. The chairman of the meeting shall take such action as he thinks fit to promote the proper and orderly conduct of the business of the meeting as laid down in the notice of the meeting.

65. If at any meeting no Director is willing to act as chairman or if no Director is present within a reasonable time (as determined by the Board) after the time appointed for holding the meeting, the shareholders present shall choose one of their number to be chairman of the meeting.

66. The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, not less than seven days notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

67. If the Board in good faith considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, the Board may postpone the general meeting to another date, time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be given in accordance with applicable law and the rules and regulations of any securities exchange or automated securities quotation system on which any shares may be listed or quoted. If a meeting is rearranged in accordance with this article, proxy forms may be delivered before the rearranged meeting. The Board may move or postpone (or both) any rearranged meeting under this article.

68. The Board may direct that shareholders or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and the chairman of the meeting shall be entitled in his absolute discretion to refuse entry to, or to eject from, such general meeting any shareholder or proxy who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions.

69. The Board may make arrangements for any persons who the Board considers cannot be seated in the principal meeting room, which shall be the room in which the chairman of the meeting is situated, to attend and participate in the general meeting in an overflow room or rooms. Any overflow room shall have a live video link from the principal room and a two-way sound link. The notice of any general meeting shall not be required to give details of any arrangements under this article. The Board may decide, in its absolute discretion, how to divide people between the principal room and any overflow room. If any overflow room is used, the meeting shall be treated as being held and taking place in the principal meeting room.

70. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

71. Where there is an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote and the resolution shall fail.

72. Subject to section 141 of the Act, a resolution in writing signed by all of the shareholders for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

73. A meeting of the shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permits all persons participating in the meeting to communicate with each other and participation in such meeting shall constitute presence in person at such meeting. The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement as may be reasonable for the purpose of verifying the identity of shareholders participating by way of electronic or other communication facilities.

VOTES OF SHAREHOLDERS

74. Subject to the right of the Company to set record dates for the purposes of determining the identity of shareholders entitled to notice of and/or to vote at a general meeting and/or any other special rights or restrictions as to voting for the time being attached by or in accordance with these articles to any class of shares, every shareholder who is present in person or by proxy or represented by a duly authorised representative of a corporate shareholder shall have one vote for each share of which he is the holder. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

75. When there are joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

76. A shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in matters concerning mental disorder, may vote by his committee, receiver, guardian or other person appointed by that court, and any such committee, receiver, guardian or other person may vote by proxy.

77. No shareholder shall be entitled to vote at any general meeting unless any calls or other sums immediately payable by him in respect of shares in the Company have been paid.

78. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

79. Votes may be given personally or by proxy or by a duly authorised representative of a corporate shareholder.

80. (a) Every shareholder entitled to attend and vote at a general meeting may appoint a proxy or proxies to attend, speak and vote on his behalf; provided that, where a shareholder appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to a different share or shares held by him. The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be signed by or on behalf of the appointer. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal, under the hand of a duly authorised officer thereof or in such manner as the Directors may approve. A proxy need not be a shareholder of the Company. The appointment of a proxy in electronic form shall only be effective in such manner as the Directors may approve.

(b) Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of a telephonic, electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such telephonic, electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such telephonic, electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such telephonic, electronic or Internet communication or facility which purports to be or is expressed to be sent on behalf of a shareholder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that shareholder.

81. Any shareholder may appoint a standing proxy or proxies or (if a body corporate) representative or representatives by depositing at the office a proxy or (if a body corporate) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof, until notice of revocation is received at the office. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the shareholder is present or in respect to which the shareholder has specially appointed a proxy or representative. Where a shareholder appoints more than one proxy or representative in relation to a general meeting, each proxy or representative must be appointed to exercise the rights attached to a different share or shares held by him. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorization and the operation of any such standing proxy or authorization shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

82. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the office or at such other place in Ireland as is specified for that purpose in the notice convening the meeting, before the time appointed for the taking of the poll and, in default, the instrument of proxy shall not be treated as valid. Where the instrument appointing a proxy is in electronic form, it may be so received where an address has been specified by the Company for the purpose of receiving electronic communications:

(a) in the notice convening the meeting;

(b) in any appointment of proxy sent out by the Company in relation to the meeting; or

(c) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting.

83. The instrument appointing a proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

84. Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a shareholder from attending and voting at the meeting or at any adjournment thereof.

85. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, if no intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the Company at the office at least one hour before the commencement of the meeting or adjourned meeting at which the proxy is used.

86. Subject to the Acts, the Board may at its discretion waive any of the provisions of these articles related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any shareholder at general meetings or to sign written resolutions.

DIRECTORS

87. The number of Directors shall not be less than two nor more than 12. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the fixed number the remaining Director or Directors shall be authorized to appoint an additional Director or additional Directors to meet such fixed number or may convene a general meeting of the Company for the purpose of making such appointment in their sole discretion.

88. The ordinary remuneration of the Directors who do not hold executive office for their services (excluding amounts payable under any other provision of these articles) shall be payable in such amount and in such form as the Board may from time to time by resolution determine and in the absence of a determination to the contrary such remuneration shall be deemed to accrue from day to day or such other amount and in such form as may be paid to the Director pursuant to the Company’s Directors’ Deferred Compensation Plan adopted on May 3, 2001 (as may be revised or superseded from time to time). Subject thereto, each such Director shall be remunerated (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

89. If any Director shall be called upon to go or reside abroad, hold any executive position or office, serve on any committee or otherwise perform extra services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may remunerate such Director either by a fixed sum or by a percentage of profits, in securities or interests in same or otherwise as may be determined by a resolution passed at a meeting of the Directors and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.

90. A shareholding qualification for Directors may be fixed by the Company in general meeting and, unless and until so fixed, no qualification shall be required. A Director who is not a shareholder of the Company shall nevertheless be entitled to attend and speak at general meetings.

91. Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer or employee of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director, other officer or employee of, or from his interest in, such other company.

BORROWING POWERS

92. Subject to Part III of the 1983 Act, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

93. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Acts. The powers given by this article shall not be limited by any special power given to the Directors by these articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

94. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

95. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with section 194 of the Act.

96. (a) Subject to the Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favor of any resolution appointing the Directors or any of them to be directors, officers or employees of such other company, or voting or providing for the payment of remuneration to the directors, officers or employees of such company.

(b) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these articles allow him to be appointed or from any transaction or arrangement in which these articles allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

(c) Subject to the Acts and any further disclosure required thereby, a general notice to the Directors by a Director declaring that he is a director, officer or employee of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

(d) A Director who has disclosed his interest in a transaction or arrangement with the Company, or in which the Company is otherwise interested, may (subject to article 102 (c)) be counted in the quorum and vote at any meeting at which such transaction or arrangement is considered by the Board.

(e) For the purposes of these articles, without limiting the generality of the foregoing, a Director is deemed to have an interest in a transaction or arrangement with the Company if he is the holder or beneficially interested in five percent or more of any class of the equity share capital of any body corporate (or any other body corporate through which his interest derived) or of the voting rights available to shareholders of the relevant body corporate with which the Company is proposing to enter into a transaction or arrangement, provided, that, there shall be disregarded any shares held by such Director as bare or custodian trustee and in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust, investment trust company or in any other mutual fund in which the Director is only interested as an investor. For the purposes of this article, an interest of a person who is connected with a Director shall be treated as an interest of the Director.

97. A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any such other company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

98. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

99. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

100. The Directors shall cause minutes to be made in books provided for the purpose:

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

101. (a) The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other Company as aforesaid, or its shareholders, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him hereunder, subject only, where the Acts require, to disclosure to the shareholders and the approval of the Company in general meeting.

(b) No Director or former Director shall be accountable to the Company or the shareholders for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

102. (a) A Director shall be entitled (in the absence of some other relevant interest than is indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:

(i) the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiary or associated companies or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies;

(ii) the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(iii) any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv) any proposal concerning the adoption, modification or operation of any scheme for enabling employees or former employees (including full time executive Directors) of the Company and/or any subsidiary thereof to acquire shares in the Company or any arrangement for the benefit of employees or former employees of the Company or any of its subsidiaries under which the Director benefits or may benefit; or

(v) any proposal concerning the giving of any indemnity pursuant to articles 157 to 164 or the discharge of the cost of any insurance cover purchased or maintained pursuant to article 162.

(b) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(c) If a question arises at a meeting of Directors or of a committee of Directors as to the right of any Director to vote on a matter in which he has an interest and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive. In relation to the chairman, such question may be resolved by a resolution of a majority of the Directors (other than the chairman) present at the meeting at which the question first arises.

(d) For the purposes of this article,

(i) an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director; and

(ii) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

DISQUALIFICATION OF DIRECTORS

103. The office of a Director shall be vacated ipso facto if the Director:

(a) is adjudged bankrupt in the State or in any other place or makes any arrangement or composition with his creditors generally;

(b) is restricted or disqualified to act as a Director under the provisions of Part VII of the 1990 Act;

(c) in the State or elsewhere has an order made by any court claiming jurisdiction in that behalf on the ground (howsoever formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatsoever name called) to exercise powers with respect to his property or affairs;

(d) resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer;

(e) is removed from office under article 110; and

(f) is for more than six months absent without permission of the Directors from meetings of the Directors held during that period, and they pass a resolution that he has by reason of such absence vacated office.

Any vacancy created by the removal of a Director pursuant to this article may be filled by the election of another Director in his place or, in the absence of any such election, by the Board in accordance with article 109.

APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS

104. At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

105. A retiring Director shall be eligible for re-election.

106. The Company, at the meeting at which a Director retires in manner aforesaid, may fill the vacated office by electing a person thereto and in default the retiring Director shall, if offering himself for re-election, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office, or unless a resolution for the re-election of such Director has been put to the meeting and lost.

107. The Board of Directors of the Company shall by resolution nominate such number of persons qualified to serve as independent Directors as shall be necessary or appropriate under applicable law or the rules and regulations of any securities exchange or automated quotation system on which the securities of the Company may be listed.

108. Subject to the Acts, no person other than a Director retiring at the meeting shall be eligible for election to the office of Director unless:

(a) in the case of a general meeting, such person is recommended by the Board;

(b) (i) if the Company is a foreign private issuer within the meaning of Rule 405 of the United States Securities Act of 1933, as amended (a “foreign private issuer”), in the case of an annual general meeting, not less than 120 nor more than 150 days before the date fixed for the meeting, notice has been given to the Company by a shareholder qualified to vote at the meeting of the intention to propose such person for appointment or reappointment; or (ii) if the Company is not a foreign private issuer, in the case of an annual general meeting, not less than 120 nor more than 150 days before the date of the Company’s proxy statement released to shareholders in connection with the prior year’s annual general meeting, notice executed by a shareholder (not being the person to be proposed) has been received by the Secretary of the Company of the intention to propose such person for appointment, in the case of each of clause (i) and (ii), setting forth as to each person whom the shareholder proposes to nominate for election or re-election as a Director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of shares which are beneficially owned by such person, (D) particulars which would, if he were so appointed, be required to be included in the Company’s Register of Directors and Secretaries and (E), in the case of clause (ii), all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to the rules and regulations of the United States Securities and Exchange Commission under Section 14 of the United States Exchange Act of 1934, as amended, together with notice executed by such person of his willingness to serve as a Director if so elected; provided, however, that no shareholder shall be entitled to propose any person to be appointed, elected or re-elected Director at any extraordinary general meeting.

109. The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these articles. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election.

110. The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with section 142 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

111. The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under article 110 and, without prejudice to the powers of the Directors under article 109, the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director; provided, that the total number of Directors shall not at any time exceed the number fixed in accordance with these articles. A person appointed in place of a Director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. If at any general meeting resolutions are passed in respect of the election or re-election (as the case may be) of Directors which would result in the maximum number of Directors fixed in accordance with these articles being exceeded, then those Director(s), in such number as exceeds such maximum fixed number, receiving the lowest total number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the Board.

PROCEEDINGS OF DIRECTORS

112. (a) The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they may think fit. The quorum necessary for the transaction of the business of the Directors shall be two or such higher number as may be fixed by the Directors. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

(b) No shareholder shall cause, directly or indirectly, any Director nominated by such shareholder to fail to attend any meeting of the Board for purposes of removing the quorum. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

(c) Each Director present and voting shall have one vote and shall in addition to his own vote be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence. Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director giving such authority. The authority must be delivered to the Secretary for filing prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto.

113. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

114. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telegram, telex, telecopier, electronic mail or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

115. The continuing Directors may act notwithstanding any vacancy in their number; provided, however, if and so long as their number is reduced below the number fixed by or pursuant to these articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of summoning a general meeting of the Company but for no other purpose.

116. The Directors may elect a chairman of the Board and determine the period for which each is to hold office. Any Director may be elected no matter by whom he was appointed but if no such chairman is elected, or if at any meeting the chairman is not present within a reasonable time (as determined by the Board) after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

117. The Board may delegate any of its powers, authorities and discretions (including, without prejudice to the generality of the foregoing, all powers and discretions whose exercise includes or may include the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. Any such committee shall, unless the Board otherwise resolves, have power to sub-delegate to subcommittees any of the powers or discretions delegated to it. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the articles regulating the proceedings of the Board.

118. All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

119. A resolution in writing signed by all of the Directors shall be as effective as if it had been duly passed at a meeting of the Directors. Any such resolution may consist of several documents in the like form, each signed by one or more of the Directors.

120. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

EXECUTIVES

121. Subject to the Acts, the Board may appoint any person to fill the positions of chairman and Chief Executive Officer who shall be Directors and shall be elected by the Board as soon as possible after each annual general meeting. In addition, the Board may appoint any person, whether or not he is a Director, to hold such executive or official position (except that of auditor) as the Board may from time to time determine. The Company may enter into an agreement or arrangement with any person elected or appointed pursuant to this article for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director and any such person shall serve for such period and upon such terms (including, without limitation, as to term and remuneration (which may be in addition to or in lieu of any ordinary remuneration as a Director)) as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such executive may have against the Company or the Company may have against such executive for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Acts or these articles, the powers and duties of such executives of the Company shall be such (if any) as are determined from time to time by the Board.

122. The emoluments of any Director holding executive office for his services as such shall be determined by the Board and may be of any description and (without limiting the generality of the foregoing) may include the admission to or continuance of membership of any plan (including any share acquisition plan) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependents or the payment of a pension or other benefits to him or his dependents on or after retirement or death, apart from membership or any such plan or fund.

SECRETARY/ASSISTANT/DEPUTY SECRETARIES

123. The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them. In addition, the Directors may appoint an assistant company secretary (an “Assistant”) and/or a deputy company secretary (a “Deputy”) for such term, at such remuneration and upon such conditions as they may think fit; and any such Assistant or Deputy so appointed may be removed by them and references herein to “secretary” shall be construed, if permitted, as including references to an Assistant or a Deputy.

124. A provision of the Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

THE SEAL

125. The seal shall be used only by the authority of the Directors or of a committee authorised by the Directors on their behalf (a “Sealing Committee”).

126. The Company may exercise the powers conferred by section 41 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors and any Sealing Committee.

127. (a) Every instrument to which the seal shall be affixed shall be signed by a Director and shall also be signed by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose or by any two members of a Sealing Committee save that as regards any certificates for shares or debentures or other securities of the Company the Directors may determine by resolution that such signatures or either of them shall be dispensed with, or be printed thereon or affixed thereto by some method or system of mechanical signature provided that in any such case the certificate to be sealed shall have been approved for sealing by the Secretary or by the registrar of the Company or by the auditors or by some other person appointed by the Directors for this purpose in writing (and, for the avoidance of doubt, it is hereby declared that it shall be sufficient for approval to be given and/or evidenced either in such manner (if any) as may be approved by or on behalf of the Directors or by having certificates initialled before sealing or by having certificates presented for sealing accompanied by a list thereof which has been initialled) and provided that the Secretary or a Director may affix a seal over his signature alone to authenticate copies of these articles, the minutes of any meeting or any other documents requiring authentication.

 (b) For the purposes of this article, any instrument in electronic form to which the seal is required to be affixed, shall be sealed by means of an advanced electronic signature based on a qualified certificate of a Director and the Secretary or of a second Director or by some other person appointed by the Directors for the purpose or by any two members of a Sealing Committee.

DIVIDENDS AND RESERVES

128. The Company in general meeting may declare and pay dividends, but no dividends shall exceed the amount recommended by the Directors.

129. The Directors may from time to time pay to the shareholders such interim dividends as appear to the Directors to be justified by the profits of the Company. If the share capital is divided into different classes, the Directors may declare and pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company’s profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

130. No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part IV of the 1983 Act.

131. The Directors may, before declaring or recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

132. Subject to article 145 and the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

133. The Directors may deduct from any dividend payable to any shareholder all sums of money (if any) immediately payable by such shareholder to the Company on account of calls or otherwise in relation to the shares of the Company.

134. The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of the Company or any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorize any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of an Ordinary Resolution.

135. Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by: (i) cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct; (ii) by interbank transfer or other electronic means to such account as the payee or payees shall in writing direct or, where applicable, using the facilities of a relevant system; or (iii) by such other method of payment as the shareholder (or in the case of joint holders of a share, all of them) may agree to. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders. Payment of the cheque or warrant or other form of payment shall be a good discharge to the Company. Every such payment shall be sent at the risk of the person entitled to the money represented thereby.

136. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

137. No dividend shall bear interest against the Company.

ACCOUNTS

138. The Directors shall cause proper books of account to be kept, whether in the form of documents, electronic form or otherwise, that:

(a) correctly record and explain the transactions of the Company;

(b) will at any time enable the financial position of the Company to be determined with reasonable accuracy;

(c) will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts; and

(d) will enable the accounts of the Company to be readily and properly audited.

139. The books of account shall be at the office or, subject to section 202 of the 1990 Act, at such place as the Directors think fit and shall at all reasonable times be open to inspection by the officers of the Company and by any other persons entitled pursuant to the Acts to inspect the books of account of the Company.

140. In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before the annual general meeting of the Company.

141. A copy of every balance sheet (including every document required by law to be annexed thereto) which is required to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and auditors’ report shall be sent by post, electronic mail or any other means of electronic communication, not less than 21 Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent electronically with the consent of the recipient to the address of the recipient notified to the Company by the recipient for such purposes. The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its shareholders or persons nominated by any shareholder. The Company may meet, but shall be under no obligation to meet, any request from any of its shareholders to be sent additional copies of its full report and accounts or summary financial statement or other communications with its shareholders.

CAPITALISATION OF PROFITS

142. (a) The Company in general meeting may upon the recommendation of the Directors resolve that any sum for the time being standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of profit and loss account be capitalised and applied on behalf of the shareholders who would have been entitled to receive the same if the same had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully-paid up to and amongst such holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by sections 62 and 64 of the Act.

 (b) The Company in general meeting may on the recommendation of the Directors resolve that any sum for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution be capitalised by applying such sum in paying up in full unissued shares to be allotted as fully-paid bonus shares to those shareholders of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions), and the Directors shall give effect to such resolution.

143. Whenever a resolution shall have been passed pursuant to article 134, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully-paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale amongst the shareholders otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all the shareholders concerned into an agreement with the Company providing for the allotment to them respectively credited as fully-paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such shareholders.

144. The Directors may from time to time at their discretion, subject to the provisions of the Acts and, in particular, to their being duly authorised pursuant to Section 20 of the 1983 Act, to allot the relevant shares, to offer to the holders of ordinary shares the right to elect to receive in lieu of any dividend or proposed dividend or part thereof an allotment of additional ordinary shares credited as fully paid. In any such case the following provisions shall apply:

(a) The basis of allotment shall be determined by the Directors.

(b) The Directors shall give notice in writing (whether in electronic form or otherwise) to the holders of ordinary shares of the right of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective. The Directors may also issue forms under which holders may elect in advance to receive new ordinary shares instead of dividends in respect of future dividends not yet declared (and, therefore, in respect of which the basis of allotment shall not yet have been determined).

(c) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which the right of election as aforesaid has been duly exercised (the “Subject Ordinary Shares”) and in lieu thereof additional ordinary shares (but not any fraction of a share) shall be allotted to the holders of the Subject Ordinary Shares on the basis of allotment determined aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of the Subject Ordinary Shares on such basis.

(d) The additional ordinary shares so allotted shall rank pari passu in all respects with the fully-paid ordinary shares then in issue save only as regards to participation in the relevant dividend or share election in lieu.

(e) The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit where shares would otherwise have been distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the holders concerned). The Directors may authorise any person to enter on behalf of all the holders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(f) The Directors may on any occasion determine that rights of election shall not be offered to any holders of ordinary shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

RECORD DATE

145. Notwithstanding any other provisions of these articles, the Company may by Ordinary Resolution or the Board may fix any date as the record date for the purpose of identifying the persons entitled to receive any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of, and entitled to vote at, general meetings or entitled to express consent to corporate action in writing without a meeting. Any such record date may be on or at any time (i) not more than 60 days before any date on which such dividend, distribution, allotment or issue is declared, paid or made, (ii) not more than 90 days nor less than 10 days before the date of any such meetings and (iii) not more than 10 days after the date on which the resolution fixing the record date for a shareholder action by written consent is adopted by the Board.

AUDIT

146. Auditors shall be appointed and their duties regulated in accordance with sections 160 to 163 of the Act or any statutory amendment thereof.

NOTICES

147. Any notice or other document (including a share certificate) may be served on or delivered to any shareholder by the Company either personally or by sending it by electronic record, facsimile, through the post (by airmail where applicable) in a pre-paid letter addressed to such shareholder at his address as appearing in the Register or by any other means. Acknowledgement of receipt shall not be required and is not a condition of valid service of due notice. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document (i) if given by facsimile, shall be deemed to have been served or delivered at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the following Business Day), (ii) if sent by post, shall be deemed to have been served or delivered three Business Days or, if to an address outside the United States, seven calendar days after it was put in the post with first-class postage prepaid or (iii) if given by electronic mail, shall be deemed to have been served or delivered 48 hours after the time such electronic is transmitted (or, if such time is not during a Business Day, at the beginning of the following Business Day), or (iv) if given by any other means, shall be deemed to have been served or delivered when delivered at the applicable address, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post, except for electronic means where the record of the Company’s or its agent’s system shall be deemed to be the definitive record of delivery.

148. For the purposes of these articles and the Act, a document shall be deemed to have been sent to a shareholder if a notice is given, served, sent or delivered to the shareholder and the notice specifies the website or hotlink or other electronic link at or through which the shareholder may obtain a copy of the relevant document.

149. Any notice of a general meeting of the Company shall be deemed to be duly given to a shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier, electronic mail or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served 24 hours after its dispatch.

150. Any notice or other document delivered, sent or given to a shareholder in any manner permitted by these articles shall, notwithstanding that such shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

151. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a shareholder by sending it through the post in a prepaid letter addressed to them by name or by title of representatives of the deceased or official assignee in bankruptcy or by any like description at the address supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

152. The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

WINDING UP

153. The interests of the shareholders in the Company shall be liquidated upon the occurrence of any one of the following events (each a “Termination Event”):

(a) the unanimous vote of the shareholders;

(b) the involuntary liquidation of the Company; or

(c) as otherwise provided or required by applicable law.

154. Upon the occurrence of any Termination Event, the Company shall be wound up and dissolved. In connection with the winding up and dissolution of the Company, a liquidator appointed by the affirmative vote of a majority of the shares shall proceed, in its sole discretion, with the liquidation of all the assets of the Company and the final distribution of the assets of the Company, in the following manner and order of priority:

(a) first, to the creditors (including any shareholders or their respective affiliates that are creditors) of the Company in satisfaction of all the Company’s debts and liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidator, reasonably necessary therefor); and

(b) second, 100% to the shareholders, proportionate to their ownership of the total number of shares then outstanding.

155. If any dividend or other distribution shall have been made by the Company to the shareholders prior to the winding-up and dissolution of the Company, any amounts received by any shareholder from such dividends or other distributions shall be deducted from the amount such shareholder would otherwise be entitled to receive in the winding-up and dissolution of the Company, and the aggregate amount of all dividends and other distributions previously made by the Company to the shareholders shall be deemed to be included in amounts available for distribution to shareholders in the event of the winding-up and dissolution of the Company.

156. If the Company is wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Acts, divide among the shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

157. Subject to the proviso below and the Acts, every Director, officer of the Company, member of a committee of the Board and any other persons appointed pursuant to article 121 (each, individually, a “Covered Person”) shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses payable) incurred or suffered by him as such Covered Person and the indemnity contained in this article shall extend to any person acting as a Covered Person in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election; provided always that the indemnity contained in this article shall not extend to any matter which would render it void pursuant to the Acts.

158. Every Covered Person shall be indemnified out of the funds of the Company against all liabilities incurred or suffered by him as such Covered Person in defending any proceedings, whether civil or criminal, and the Company shall pay such amounts unless expressly prohibited by the Acts.

159. To the extent that any Covered Person is entitled to claim an indemnity pursuant to these articles in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

160. To the maximum degree permitted under applicable law, each shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Covered Person on account of any action taken by such Covered Person or the failure of such Covered Person to take any action in the performance of his duties with or for the Company; provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Covered Person or to recover any gain, personal profit or advantage to which such Covered Person is not legally entitled.

161. Subject to the Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to these articles shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to these articles. Each shareholder of the Company, by virtue of his acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this article, are made to meet expenditures incurred for the purpose of enabling such Covered Person to properly perform his duties as such Covered Person.

162. The Directors shall have power to purchase and maintain for, or for the benefit of, any person (including themselves) who is or was at any time a Director, the Secretary or other officer, executive, employee or agent of the Company, or any director, executive, employee or agent of any of the Company’s subsidiaries, insurance against any liability as referred to in Section 200 of the Act or otherwise.

163. The Company may additionally indemnify any employee or agent of the Company or any director, executive, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

164. It being the policy of the Company that indemnification of the persons specified in this article shall be made to the fullest extent permitted by law, the indemnification provided by this article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these articles, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this article, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by this article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

UNTRACED SHAREHOLDERS

165. The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a shareholder or any share or stock to which a person is entitled by transmission if and provided that:

(a) for a period of 12 years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the shareholder or to the person entitled by transmission to the share or stock at his address on the Register or other last known address given by the shareholder or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the shareholder or the person entitled by transmission;

(b) at the expiration of the said period of 12 years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock;

(c) the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the shareholder or person entitled by transmission; and

(d) if any shares in the Company are listed or dealt in on a stock exchange or automated quotation system, notice shall have been to the relevant department of such stock exchange or automated quotation system of the Company’s intention to make such sale or purchase prior to the publication of advertisements.

166. If during any 12-year period referred to in article 165(a) above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of article 165 (other than the requirement that they be in issue for 12 years) have been satisfied in regard to the further shares, the Company may also sell or purchase the further shares.

167. To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such share or stock. The net proceeds of sale or purchase of shares shall belong to the Company which, for the period of six years after the transfer or purchase, shall be obliged to account to the former shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit. After the said six-year period has passed, the net proceeds of sale shall become the property of the Company, absolutely, and any rights of the former shareholder or other person previously entitled as aforesaid shall terminate completely.

DESTRUCTION OF DOCUMENTS

168. The Company may destroy:

(a) any share certificate which has been cancelled, at any time after the expiry of one year from the date of such cancellation;

(b) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(c) any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration; and

(d) any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

and it shall be presumed conclusively in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(a) the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b) nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c) references in this article to the destruction of any document include references to its disposal in any manner.

Names, addresses and descriptions of subscribers
Willis Group Holdings Limited Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda	Thirty Nine Thousand, Nine Hundred and Ninety Four Ordinary Share
For and on behalf of Attleborough Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share
For and on behalf of Fand Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share
For and on behalf of AC Administration Services Limited Arthur Cox Building, Earlsfort Terrace Dublin 2	One Ordinary Share
Jacqueline McGowan-Smyth Arthur Cox Building, Earlsfort Terrace, Dublin 2 Company Secretary	One Ordinary Share
James Heary Arthur Cox Building, Earlsfort Terrace, Dublin 2 Chartered Accountant	One Ordinary Share
Emma Hickey Arthur Cox Building, Earlsfort Terrace, Dublin 2 Company Secretary	One Ordinary Share
Dated the 23rd day of September 2009

Witness to the above signatures:
Louise Gaffney
Arthur Cox Building,
Earlsfort Terrace, Dublin 2

Companies Acts 1963 to 2009
A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM and ARTICLES OF ASSOCIATION

of

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
Arthur Cox
Arthur Cox Building
Earlsfort Terrace
Dublin 2

Annex C

List of Relevant Territories

1. Australia
2. Austria
3. Bahrain
4. Belgium
5. Bulgaria
6. Canada
7. Chile
8. China
9. Croatia
10. Cyprus
11. Czech Republic
12. Denmark
13. Estonia
14. Finland
15. France
16. Georgia
17. Germany
18. Greece
19. Hungary
20. Iceland
21. India
22. Israel
23. Italy
24. Japan
25. Korea
26. Latvia
27. Lithuania
28. Luxembourg
29. Macedonia
30. Malaysia
31. Malta
32. Mexico
33. Moldova
34. Netherlands
35. New Zealand
36. Norway
37. Pakistan
38. Poland
39. Portugal
40. Romania
41. Russia
42. Serbia
43. Slovak Republic

C-1

44. Slovenia
45. South Africa
46. Spain
47. Sweden
48. Switzerland
49. Turkey
50. United Kingdom
51. United States
52. Vietnam
53. Zambia

C-2

Annex D

IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2009: NO. 347
IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981
AND IN THE MATTER OF WILLIS GROUP HOLDINGS LIMITED

ORDER FOR DIRECTIONS

UPON READING the Originating Summons filed herein

AND UPON HEARING Counsel for Willis Group Holdings Limited (the “Company”);

AND UPON READING the First Affidavit of Adam G. Ciongoli, Executive Officer and Group General Counsel, made on October 20, 2009 and the exhibit thereto

IT IS HEREBY ORDERED as follows:

1. The Company do convene a meeting (the “Willis Scheme Meeting”) of the holders of the common shares of the Company as at the Record Date (the “Shareholders”), the Willis Scheme Meeting to be held at One World Financial Center, 200 Liberty Street, New York, New York 10281-1003 at 9:00 a.m. Eastern Time on December 11, 2009 or at such other time and date within three months from the date of the Order as may be determined pursuant to resolutions of the board of directors of the Company or a duly authorised committee thereof, for the purpose of considering and if thought fit approving (with or without modification) the scheme of arrangement (the “Willis Scheme”).

2. This Honourable Court appoints Joseph J. Plumeri, being the Chairman of the Board of Directors and Chief Executive Officer of the Company, or failing him, any other director of the Company to act as Chairman of the Willis Scheme Meeting.

3. The Petition seeking the sanction of this Honourable Court of the Willis Scheme Meeting be set down to be heard on December 18, 2009 at 11:00 a.m. or such other date as the Court may order.

AND IT IS DIRECTED that:

4. At least 21 days before the day appointed for the Willis Scheme Meeting a Notice convening the Willis Scheme Meeting and advertising the date of the hearing of the Petition in the form or substantially in the form of the notice produced to the Court be inserted once each in The Royal Gazette or The Bermuda Sun and the US and international editions of The Wall Street Journal.

5. At least 30 days before the day appointed for the Willis Scheme Meeting a Notice convening the same and enclosing:

a. a copy of the Willis Scheme and a copy of the Proxy Statement as is required to be furnished pursuant to section 100 of the Companies Act 1981, in the form or substantially in the form of the document produced to the Court; and

b. a form of proxy for use at the Willis Scheme Meeting in the form or substantially in the form produced to the Court,

(1) be sent by hand, courier or pre-paid post (or by air mail, as appropriate) addressed to each of the holders of common shares of the Company holding such shares at the address shown on the Register of Members of the Company as at the Record Date or at any other address given in writing by such shareholder to the Company for such purpose, or by electronic delivery where permitted, and (2) be available at Willis Group Holdings Limited, One World Financial Center, 200 Liberty Street, New York, New York 10281-1003 and by filing the Proxy Statement on Schedule 14A with the United States Securities and Exchange Commission provided that (i) the accidental omission to serve any shareholder with notice of the Willis Scheme Meeting, or the non-receipt by any shareholder of notice of the Willis Scheme Meeting, shall not invalidate the proceedings at the Willis Scheme Meeting and (ii) notwithstanding any of the foregoing it shall be sufficient to prove that, in the case of delivery by courier, such documents delivered to a courier and in envelopes addressed to the person or persons concerned at their said addresses respectively.

6. The presence, in person or by proxy, of the holders of a majority of voting power in respect of the common shares issued and entitled to vote at the Willis Scheme Meeting shall constitute a quorum for the conduct of business at the Willis Scheme Meeting.

7. Any Shareholder will be able to vote any number of such Shareholder’s shares “for” the Willis Scheme, to vote any number of such Shareholder’s shares “against” the Willis Scheme, and to abstain from voting any number of such Shareholder’s shares. In the cases of banks, brokers, and other nominees who hold shares in their name on behalf of others, the vote(s) (or abstention(s)) represent the instruction to the bank, broker or nominee from the underlying beneficiary(ies) or investor(s). If a Shareholder elects to vote a portion of such Shareholder’s shares in favour of the Willis Scheme, and a portion against the Willis Scheme, then, subject to any reasonable objections that may be raised, that Shareholder would, for the purpose of the “majority in number” count, be counted as one Shareholder “for” the Willis Scheme (as to the number of such Shareholder’s shares being voted “for” the Willis Scheme), and one Shareholder “against” the Willis Scheme (as to the number of shares being voted “against” the Willis Scheme).

8. The form of proxy in the form or substantially in the form produced to the Court and the provisions to be made permitting Shareholders to vote, including by mail, electronically or otherwise, be approved for use at the Willis Scheme Meeting.

9. The Chairman of the Willis Scheme Meeting (the “Chairman”) is to be entitled to accept the warranty on the said forms of proxy as to the authority of the signatory to cast the votes thereby cast without further investigation.

10. The Chairman is to be at liberty to accept a faxed or electronic copy of a form of proxy but may require production of the original if he considers this to be necessary or desirable for the purpose of verification.

11. The Company be at liberty to set a record date (the “Record Date”) for determining the Shareholders entitled to receive notice of, and to vote at, the Willis Scheme Meeting, namely October 30, 2009 (or such other date as the Company may determine).

12. In the case of joint registered Shareholders, the vote of either holder whether in person or by proxy will be accepted with or without a corresponding vote of the other holder.

13. In the case of a Shareholder which is a corporation, the Shareholder may by written instrument authorize such person as it thinks fit to act as its representative at the Willis Scheme Meeting and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it was an individual. The Chairman may accept such assurances as he thinks fit as to the right of any person to attend and vote at the Willis Scheme Meeting on behalf of a Shareholder who is a corporation.

14. The Chairman is to be at liberty to accept a form of proxy, notwithstanding that the form of proxy has not been completed in accordance with the instructions contained therein, provided that the Chairman considers that the information contained therein is sufficient to establish the entitlement of the Shareholder to vote. Should the form of proxy be returned duly signed but without a specific direction as to how the shareholder wishes to vote, the persons appointed as proxies are authorized to vote or abstain at the proxies’ discretion.

15. The Chairman is to be at liberty to appoint inspectors or scrutineers to count and tally the votes cast at the Willis Scheme Meeting.

16. Within 7 days of the Willis Scheme Meeting (and in any event no later than the date set for the hearing of the Petition herein) the said Chairman (or a person duly authorized by the Chairman) will report the result of the Willis Scheme Meeting to the Court.

DATED this 23rd day of October 2009

/s/  Richard Ground, Chief Justice
Chief Justice / Puisne Judge

IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)

2009: NO. 347

IN THE MATTER OF SECTION 99
OF THE COMPANIES ACT 1981
AND IN THE MATTER OF WILLIS GROUP
HOLDINGS LIMITED

ORDER FOR DIRECTIONS

APPLEBY

22 Victoria Street
Hamilton.
Attorneys for the Applicant
Ref: KJB/124997.60

Annex E

Expected Timetable

Description	Proposed Date

Filing of definitive proxy statement	November 2, 2009

Record date for determining the Willis Group Holdings Limited shareholders eligible to vote at the shareholder meeting	October 30, 2009

Proxy statement and form of proxy first mailed to Willis Group Holdings Limited shareholders	On or about November 4, 2009

Latest time for submitting forms of proxy:

via Internet or telephone	5:00 p.m. Eastern Time on December 9, 2009

via proxy card	5:00 p.m. Eastern Time on December 9, 2009

Shareholder meeting	9:00 a.m. Eastern Time on December 11, 2009

Court hearing to sanction the Scheme of Arrangement	December 18, 2009

Anticipated effective date of the Scheme of Arrangement	Expected to be December 31, 2009

Anticipated Transaction Time	6:59 p.m. Eastern Time on the effective date of the Scheme of Arrangement

E-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 5:00 p.m. Eastern Time on December 9, 2009. INTERNET http://www.proxyvoting.com/wsh Use the Internet to vote your proxy. Have your proxy card in hand when you Willis Group Holdings Limited access the website. TELEPHONE 18665405760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. WO# 61025 FOLD AND DETACH HERE Please mark your votes as indicated in this example Proxy solicited by the Board of Directors of Willis Group Holdings Limited for the Special Court-Ordered Meeting of Shareholders December 11, 2009. The Board of Directors of Willis Group Holdings Limited recommends a vote “FOR” the proposal to approve the Scheme of Arrangement. FOR AGAINST ABSTAIN 1. Scheme of Arrangement The Board of Directors of Willis Group Holdings Limited recommends a vote “FOR” the distributable reserves proposal. FOR AGAINST ABSTAIN 2. Distributable reserves Mark Here for Address Change or Comments S E E R E V E R S E Signature Signature Date

You can now access your Willis Group Holdings Limited account online. Access your Willis Group Holdings Limited account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Willis Group Holdings Limited, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 18779787778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 18003701163 Choose MLink(SM) for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. PLEASE RETAIN THE TOP PORTION OF THIS PROXY CARD AS PROOF OF OWNERSHIP. ADMISSION TICKET FOLD AND DETACH HERE WILLIS GROUP HOLDINGS LIMITED SPECIAL COURT-ORDERED MEETING OF SHAREHOLDERS – DECEMBER 11, 2009 The undersigned being a shareholder of Willis Group Holdings Limited (the “Company”) hereby appoints Mr. Joseph J. Plumeri, if Mr. Plumeri is not present, any director of the Company or Ms. Nicole Napolitano, with full power of substitution, for and in the name of the undersigned, to vote all Common Shares, par value U.S.$0.000115 per share, of the Company, that the undersigned would be entitled to vote if personally present at the Special Court- Ordered Meeting of Shareholders to be held at our New York office, located at One World Financial Center, 200 Liberty Street, New York, New York 102811003, and at any adjournment or postponement thereof, upon the matters described in the Notice of Special Court- Ordered Meeting and Proxy Statement dated November 2, 2009, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 076069250 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) WO# 61025